FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-207132-20

The information in this free writing prospectus is preliminary and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This free writing prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

FREE WRITING PROSPECTUS, DATED NOVEMBER 8, 2018

CGCMT 2018-C6

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-207132) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Cantor Fitzgerald & Co., or any other underwriter or dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials relate (“Materials”) will be described in greater detail in the prospectus expected to be dated in November 2018 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors”).

These Materials are preliminary and may be amended and/or supplemented prior to the time of sale. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these materials nor anything contained in these materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

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LOAN #1: DUMBO HEIGHTS PORTFOLIO

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller	CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(4)	$70,000,000
Property Type	Office	Cut-off Date Balance per SF(3)	$239.02
Size (SF)	753,074	Percentage of Initial Pool Balance	9.5%
Total Occupancy as of 8/1/2018(1)(2)	94.2%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/1/2018(1)(2)	94.2%	Type of Security	Fee Simple
Year Built / Latest Renovation	1909, 1926, 1962, 1967 / 2017	Mortgage Rate	4.05000%
Appraised Value	$640,000,000	Original Term to Maturity (Months)	60
Appraisal Date	3/23/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors	Seryl Kushner, Aby Rosen and	Original Interest Only Period (Months)	60
Michael Fuchs	First Payment Date	10/6/2018
Property Management	Watchtower Property Manager LLC	Maturity Date	9/6/2023

Underwritten Revenues	$40,176,182
Underwritten Expenses	$10,301,816	Escrows
Underwritten Net Operating Income (NOI)	$29,874,366	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$28,723,752	Taxes	$829,359	$207,340
Cut-off Date LTV Ratio(3)	28.1%	Insurance	$0	$0
Maturity Date LTV Ratio(3)	28.1%	Replacement Reserve	$0	$9,413
DSCR Based on Underwritten NOI / NCF(3)	4.04x / 3.89x	TI/LC	$0	$83,333
Debt Yield Based on Underwritten NOI / NCF(3)	16.6% / 16.0%	Other(5)	$17,051,092	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior A Notes	$180,000,000	37.5%	Loan Payoff	$426,141,538	88.8%
Subordinate B Notes	145,000,000	30.2	Principal Equity Distribution	30,524,768	6.4
Mezzanine Debt	155,000,000	32.3	Upfront Reserves	17,880,451	3.7
Closing Costs	5,453,243	1.1

Total Sources	$480,000,000	100.0%	Total Uses	$480,000,000	100.0%

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(2)	Total Occupancy and Owned Occupancy includes 26,500 SF of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 SF of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property. Etsy and 2U both have no contraction or termination options under their respective leases.

(3)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the DUMBO Heights Portfolio Senior A Notes (as defined below).

(4)	The Cut-off Date Balance of $70,000,000 represents the senior non-controlling notes A-1-B, A-2 and A-3-C of the $325,000,000 DUMBO Heights Portfolio Loan Combination (as defined below), which is evidenced by five senior pari passu senior notes, with an aggregate outstanding principal balance as of the Cut-off Date of $180.0 million and two subordinate B notes with an outstanding principal balance as of the Cut-off Date of $145.0 million.. See “—The Mortgage Loan” below.

(5)	Upfront Other reserve includes (i) $35,650 for immediate repairs, (ii) $10,760,171 for unfunded obligations, (iii) $5,904,411 for free rent (which is inclusive of $363,136 of gap rent related to the Etsy must-take space) and (iv) $350,860 for gap rent related to the Shadowbox tenant at the 55 Prospect Street Property. At origination, with respect to the 2U must-take space, the lender obtained a payment guaranty from the borrower sponsors which guarantees payment of gap rent (a total of $3,686,813) until the must-take date occurs in December 2020.

■	The Mortgage Loan. The mortgage loan (the “DUMBO Heights Portfolio Loan”) is part of a loan combination (the “DUMBO Heights Portfolio Loan Combination”) evidenced by five senior pari passu senior notes and two subordinate B notes that are together secured by a first mortgage encumbering the borrowers’ fee simple interest in a four-building Class A office portfolio located in the DUMBO neighborhood of Brooklyn, New York, totaling 753,074 SF of newly renovated office space (the “DUMBO Heights Portfolio Properties”). The DUMBO Heights Portfolio Loan, which is evidenced by the senior non-controlling notes A-1-B, A-2 and A-3-C, had an aggregate original principal balance of $70,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000 and represents approximately 9.5% of the Initial Pool Balance. The DUMBO Heights Portfolio Loan Combination had an aggregate original principal balance of $325,000,000, has an aggregate outstanding principal balance as of the Cut-off Date of $325,000,000 and is evidenced by: five senior pari passu A notes, with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000 (the “DUMBO Heights Portfolio Senior A Notes”) and two controlling subordinate notes B-1 and B-2 (the “DUMBO Heights Portfolio Subordinate B Notes”), with an aggregate outstanding principal balance as of the Cut-off Date of $145,000,000. The DUMBO Heights Portfolio Senior A Notes are comprised of the non-controlling Notes A-1-A, A-3-A, A-3-B and the DUMBO Heights Portfolio Loan. The non-controlling notes A-1-A and A-3-B, which have an aggregate original principal balance of $80,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000, are held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction. The DUMBO Heights Portfolio Loan, which accrues interest at an interest rate of 4.05000% per annum, was originated by CREFI on August 30, 2018. The proceeds of the DUMBO Heights Portfolio Loan Combination and mezzanine debt (together, the “DUMBO Heights Portfolio Total Loan”) were primarily used to refinance a prior debt secured by the DUMBO Heights Portfolio Properties, return equity to the borrower, fund reserves and pay origination costs.

LOAN #1: DUMBO HEIGHTS PORTFOLIO

The DUMBO Heights Portfolio Loan has an initial term of 60 months and has a remaining term of 57 months as of the Cut-off Date. The DUMBO Heights Portfolio Loan requires monthly payments of interest only for the term of the DUMBO Heights Portfolio Loan. The scheduled maturity date of the DUMBO Heights Portfolio Loan is the due date in September 2023. At any time after the earlier of the third anniversary of the origination of the DUMBO Heights Portfolio Loan and the second anniversary of the securitization of the last note of the DUMBO Heights Portfolio Loan Combination, the DUMBO Heights Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under the DUMBO Heights Portfolio Loan Combination documents. Voluntary prepayment of the DUMBO Heights Portfolio Loan Combination is permitted on or after the due date occurring in June 2023 without payment of any prepayment premium.

DUMBO Heights Portfolio Total Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-B, A-2, A-3-C	$70,000,000	$70,000,000	CGCMT 2018-C6	No
A-1-A, A-3-B	$80,000,000	$80,000,000	CREFI(1)	No(2)
A-3-A	$30,000,000	$30,000,000	CREFI(3)	No
Subordinate B Notes	$145,000,000	$145,000,000	SHINHAN AIM REAL ESTATE FUND NO. 5; and SHINHAN AIM REAL ESTATE FUND NO. 5-A	Yes(2)
Mezzanine A Loan	$80,000,000	$80,000,000	SHINHAN AIM REAL ESTATE FUND NO. 6; and DB INSURANCE CO., LTD	No
Mezzanine B Loan	$75,000,000	$75,000,000	SHINHAN AIM REAL ESTATE FUND NO. 7	No
Total	$480,000,000	$480,000,000

(1)	Currently held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction upon closing of such transaction.

(2)	As long as no note B control appraisal period with respect to note B-1 is continuing, note B-1 will be the controlling note, however, following the occurrence (and during the continuance) of a note B control appraisal period, note A-1-A will be the controlling note.

(3)	Currently held by CREFI and expected to be contributed to one or more future securitization transactions.

DUMBO Heights Portfolio Total Loan Metrics
	% of Total Debt	Cumulative Cut-off Date Balance per SF	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield	Cumulative UW NCF DSCR
Senior A Notes	37.5%	$239	28.1%	16.6%	3.89x
$180,000,000
Subordinate B Notes	30.2%	$432	50.8%	9.2%	1.87x
$145,000,000
Mezzanine Debt	32.3%	$637	75.0%	6.2%	1.13x
$155,000,000

■	The Mortgaged Properties. The DUMBO Heights Portfolio consists of a four-property creative office campus with buildings located at 55 Prospect Street, 117 Adams Street, 77 Sands Street and 81 Prospect Street (each a “DUMBO Heights Portfolio Property”), all of which are newly renovated Class A office buildings with ground floor retail in the DUMBO neighborhood of Brooklyn, New York. The DUMBO Heights Portfolio Properties encompass a total of 753,074 SF across four, 9 to 12-story buildings, each with contiguous open floor plates ranging from 10,500 to 26,500 SF. The DUMBO Heights Portfolio is comprised of 703,440 SF of office space, as well as 49,634 SF of ground level retail space which is utilized by restaurant tenants such as Bluestone Lane Coffee and Mulberry & Vine and fitness tenants such as F45 Training and Shadowbox. The DUMBO Heights Portfolio Properties’ have loft-style ceilings (ranging from 10 to 14-feet for office space and 18 to 20-feet for retail space), open floor plates and interconnectivity between properties via sky bridges. The borrower sponsors have leased the DUMBO Heights Portfolio Properties’ office space, post-renovation, to several technology, advertising, media, information and co-working tenants such as Etsy, WeWork, 2U, Frog Design, Prolific Interactive, Wipro LLC and B-Reel. The DUMBO Heights Portfolio Properties offer several amenities, including but not limited to, bicycle storage rooms, rooftop decks with free Wi-Fi and outdoor plazas and dining areas. The DUMBO Heights Portfolio Properties also offer skyline views of New York City as well as direct views of both the Manhattan and Brooklyn bridges. The DUMBO Heights Portfolio Properties are currently 94.2% occupied as of the August 2018 underwritten rent rolls (inclusive of 26,500 SF of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 SF of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property). At origination, gap rent of $363,136 was reserved for the Etsy must-take space until the must-take date occurs in January 2019 and, with respect to the 2U must-take space, the lender obtained a payment guaranty from the borrower sponsors which guarantees payment of gap rent (a total of $3,686,813) until the must-take date occurs in December 2020. Etsy and 2U both have no contraction or termination options under their respective leases.

LOAN #1: DUMBO HEIGHTS PORTFOLIO

Portfolio Summary(1)

Property Name	Largest Tenant	Property Type	Building GLA	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(2)	Appraisal Terminal Cap Rate(2)
55 Prospect Street	2U	Office	255,504	87.9%	$23,333,333	33.3%	$9,351,770	$220,000,000	5.25%
117 Adams Street	Etsy	Office	182,955	96.3%	$19,687,500	28.1%	$7,468,181	$175,000,000	5.25%
77 Sands Street	Brooklyn Lab	Office	223,729	100.0%	$18,229,167	26.0%	$8,702,102	$175,000,000	5.25%
81 Prospect Street	WeWork	Office	90,886	93.2%	$8,750,000	12.5%	$3,201,699	$70,000,000	5.50%
Total / Wtd. Avg.			753,074	94.2%	$70,000,000	100.0%	$28,723,752	$640,000,000

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties and the DUMBO Heights Portfolio Loan documents.

(2)	Source: Appraisal. Appraisal Terminal Cap Rate represents the terminal capitalization rate for the yield capitalization value approach.

The DUMBO Heights Portfolio borrower sponsors, in collaboration with their previous equity partner, acquired the complex that serves as collateral for the DUMBO Heights Portfolio Loan from the Jehovah’s Witnesses in 2013 and subsequently gut renovated and repositioned the industrial buildings to serve as LEED designed Class A creative office buildings with ground floor retail space. From the acquisition of the DUMBO Heights Portfolio Properties in 2013 through March 31, 2017, the borrower sponsors, along with previous equity partners, invested approximately $122.3 million to complete the renovation which consisted of approximately $86.9 million on base building improvements, $29.5 million on tenant improvement contributions and $5.9 million on landlord improvements. In addition, approximately $15.8 million was spent on leasing commissions over the same time period. Since March 31, 2017, the borrower sponsors spent approximately $23.8 million more on landlord improvements, tenant improvements and leasing commissions to stabilize the DUMBO Heights Portfolio Properties.

Etsy (225,135 SF; 29.9% of GLA; 31.8% of Underwritten Base Rent): Etsy, founded in June 2005 in Brooklyn, New York by Chad Dickerson, is a global e-commerce marketplace focused on handmade or vintage items and supplies, as well as unique factory-manufactured items. The website has created a community where crafters, artists and makers can buy and sell items and, as of year-end 2017, Etsy offered over 50.0 million items for sale, with approximately 2.0 million active sellers and approximately 35.8 million active buyers. Etsy utilizes its space at the 55 Prospect Street and 117 Adams Street Properties as its global headquarters and had annual gross merchandise sales for 2017 of approximately $3.25 billion. Etsy filed for its initial public offering in April of 2015 and as of October 19, 2018, had a market capitalization of approximately $5.0 billion. Etsy leases 172,135 SF in the 117 Adams Street Property (94.1% of property NRA) as well as 53,000 SF in the 55 Prospect Street Property through July 2026 (which is inclusive of 26,500 SF with a final must-take date of January 1, 2019).

WeWork (159,932 SF; 21.2% of GLA; 22.4% of Underwritten Base Rent): WeWork, a provider of shared workspace for entrepreneurs, freelancers, startups and small businesses, occupies 84,704 SF of space at the 81 Prospect Street Property through July 2031, as well as 75,228 SF of space at the 77 Sands Street Property through November 2031. WeWork was founded in 2010 and is headquartered in New York City. As of March 1, 2018, WeWork had approximately 220,000 members with access to approximately 251,000 desks across 234 locations.

2U (79,500 SF; 10.6% of GLA; 12.9% of Underwritten Base Rent): 2U is an education technology company that partners with colleges and universities worldwide to bring their degree programs and credit-bearing courses online. The company’s clients include Georgetown University, Baylor University, American University, University of North Carolina and Vanderbilt, among others. 2U, with a market capitalization of approximately $4.03 billion as of October 9, 2018, reported 2017 revenues of $286.8 million, which represents an increase of approximately 39.3% from 2016 annual revenues of $205.9 million.

Each of the DUMBO Heights Portfolio Properties is subject to tax abatements through the Industrial and Commercial Abatement Program (“ICAP”) of New York City. The 55 Prospect Street and 81 Prospect Street Properties (approximately 45.8% of the DUMBO Heights Portfolio Loan based on allocated loan amounts) are subject to 25-year ICAP tax abatements while the 117 Adams Street and 77 Sands Street Properties (approximately 54.2% of the DUMBO Heights Portfolio Loan based on allocated loan amounts) are subject to 15-year ICAP tax abatements. All of the DUMBO Heights Portfolio Properties are in the first year of their respective tax abatements and the abatements will not begin to phase out until after the DUMBO Heights Portfolio Loan maturity date in September 2023. The appraisal concluded to an unabated tax estimate for the Dumbo Heights Portfolio Properties of $4,518,135 ($6.00 per SF) compared to the U/W tax amount of $2,586,376, which represents $1,931,759 of tax savings for the 2018/2019 tax year. Real estate taxes were underwritten using the 2018/2019 tentative assessed value and the 2017/2018 tax rate plus the relevant business improvement district tax for each of the DUMBO Heights Portfolio Properties less each respective properties’ respective ICAP abatement.

LOAN #1: DUMBO HEIGHTS PORTFOLIO

The following table presents certain information relating to the major retail tenants (of which certain tenants may have co-tenancy provisions) at the DUMBO Heights Portfolio Properties:

Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
Etsy(3)	NR / NR / NR	225,135	29.9%	$12,363,627	31.8%	$54.92	7/31/2026	2, 5-year options
WeWork(4)	NR / NR / NR	159,932	21.2	8,691,254	22.4	54.34	7/31/2031	1, 5-year option
Brooklyn Lab	NR / NR / NR	80,648	10.7	3,836,628	9.9	47.57	6/30/2034	1, 5- or 10-year option
2U(5)	NR / NR / NR	79,500	10.6	5,008,500	12.9	63.00	9/30/2029	1, 5-year option
Frog Design	NR / NR / NR	26,500	3.5	1,646,137	4.2	62.12	12/31/2026	1, 5-year option
Prolific Interactive	NR / NR / NR	18,807	2.5	1,174,008	3.0	62.42	12/31/2026	1, 5-year option
Wipro LLC	NR / NR / NR	18,807	2.5	1,095,741	2.8	58.26	9/30/2027	1, 5-year option
B-Reel Inc.	NR / NR / NR	13,387	1.8	764,665	2.0	57.12	12/31/2027	NAP
Husk Bakery	NR / NR / NR	9,262	1.2	292,953	0.8	31.63	4/30/2033	1, 5-year option
Social Bicycle	NR / NR / NR	8,812	1.2	512,940	1.3	58.21	8/30/2020	NAP
Largest Owned Tenants		640,790	85.1%	$35,386,454	91.1%	$55.22
Remaining Tenants		68,444	9.1	3,468,022	8.9	50.67
Vacant		43,840	5.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		753,074	100.0%	$38,854,476	100.0%	$54.78

(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $382,025 in contractual rent steps through September 1, 2019.

(3)	Includes 26,500 SF of must-take space with a final must-take date of January 1, 2019. Etsy has no termination or contraction options under its lease.

(4)	WeWork occupies 84,704 SF at the 81 Prospect Street Property with a lease expiration of July 31, 2031 and 75,228 SF at the 77 Sands Street Property with a lease expiration date of November 30, 2031.

(5)	Includes 26,500 SF of must-take space with a final must-take date of December 15, 2020. 2U has no termination or contraction options under its lease.

The following table presents certain information relating to the retail lease rollover schedule at the DUMBO Heights Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	1,781	0.2%	0.2%	$60,000	0.2%	$33.69	1
2019	7,825	1.0	1.3%	473,543	1.2	$60.52	4
2020	19,898	2.6	3.9%	1,113,372	2.9	$55.95	4
2021	10,463	1.4	5.3%	655,997	1.7	$62.70	4
2022	5,087	0.7	6.0%	264,472	0.7	$51.99	1
2023	0	0.0	6.0%	0	0.0	$0.00	0
2024	0	0.0	6.0%	0	0.0	$0.00	0
2025	2,451	0.3	6.3%	0	0.0	$0.00	1
2026	270,442	35.9	42.2%	15,183,772	39.1	$56.14	3
2027	33,209	4.4	46.6%	1,928,361	5.0	$58.07	3
2028	4,606	0.6	47.2%	162,000	0.4	$35.17	1
2029 & Beyond	353,472	46.9	94.2%	19,012,959	48.9	$53.79	12
Vacant	43,840	5.8	100.0%	NAP	NAP	$0.00	0
Total / Wtd. Avg.	753,074	100.0%		$38,854,476	100.0%	$54.78	34

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $382,025 in contractual rent steps through September 1, 2019.

The following table presents certain information relating to historical occupancy at the DUMBO Heights Portfolio Properties:

Historical Leased %(1)(2)

	2016	2017	As of 8/1/2018(3)
Owned Space	61.3%	71.4%	94.2%

(1)	As provided by the borrower and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	2015 Occupancy information was not available due to an extensive renovation that began in 2014 at the DUMBO Heights Portfolio Properties.

(3)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties. The most recent occupancy information includes 26,500 SF of must-take space for Etsy (with a final must-take date of January 1, 2019) and 26,500 SF of must-take space for 2U (with a final must-take date of December 15, 2020) at the 55 Prospect Street Property. Etsy and 2U both have no contraction or termination options under their respective leases.

LOAN #1: DUMBO HEIGHTS PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the DUMBO Heights Portfolio Properties:

Cash Flow Analysis(1)(2)

	2016	TTM 6/30/2018	Underwritten	Underwritten $ per SF
Base Rent(3)	$23,433,002	36,236,789	$38,854,476	$51.59
Reimbursements	0	167,539	330,922	0.47
Rent Concessions(4)	(20,003,491)	(8,768,983)	0	0.00
Potential Income from Vacant Space	0	0	2,520,993	3.35
Gross Potential Rent	$3,429,511	$27,635,345	$41,706,391	$55.41
Other Income	662,386	998,674	990,784	1.40
Economic Vacancy & Credit Loss(5)	(71,390)	0	(2,520,993)	(3.35)
Effective Gross Income	$4,020,507	$28,634,018	$40,176,182	53.35

Real Estate Taxes(6)	$2,458,005	$3,891,332	$2,586,376	$3.43
Insurance	183,699	196,305	190,328	0.25
Management Fee	138,000	945,197	1,000,000	1.33
Other Operating Expenses	5,706,716	5,977,899	6,525,112	8.66
Total Operating Expenses	$8,486,419	$11,010,734	$10,301,816	$13.68

Net Operating Income(7)	($4,465,912)	$17,623,285	$29,874,366	$39.67
Replacement Reserves	0	0	150,615	0.20
TI/LC	0	0	1,000,000	1.33
Net Cash Flow	($4,465,912)	$17,623,285	$28,723,752	$38.14

Occupancy	61.3%	94.2%(8)	93.9%(5)
NOI Debt Yield(9)	0.0%	9.8%	16.6%
NCF DSCR(9)	0.00x	2.38x	3.89x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Historical cash flow information for 2017 was unavailable because the borrower sponsors obtained a loan in the second quarter of 2017 to recapitalize and buy out Invesco’s interest in the DUMBO Heights Portfolio Properties. 2015 financial information was not available due to the extensive renovation that began in 2014 at the DUMBO Heights Portfolio Properties.

(3)	Underwritten Base Rent is based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties and includes $382,025 of contractual rent steps through September 2019.

(4)	Rent Concessions were not underwritten because all gap rent, free rent and landlord obligations were reserved for by the lender at origination.

(5)	Economic Vacancy & Credit Loss is underwritten to the current, economic vacancy of 6.1%.

(6)	Real Estate Taxes of $2,586,376 were underwritten using the 2018/2019 tentative assessed value and the 2017/2018 tax rate plus the relevant business improvement district tax for each of the DUMBO Heights Portfolio Properties less each respective properties’ ICAP abatement. The appraisal concluded to unabated real estate taxes for the 2018/2019 tax year of $4,518,135.

(7)	The difference between TTM 6/30/2018 Net Operating Income and Underwritten Net Operating Income is primarily attributable to new leasing and the burn off of rent concessions associated with leasing up the DUMBO Heights Portfolio Properties post-renovation. All outstanding free rent, gap rent, and unfunded landlord obligations were reserved by the lender at origination.

(8)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(9)	Metrics are calculated based on the DUMBO Heights Portfolio Senior A Notes.

■	Appraisal. According to the appraisal, the DUMBO Heights Portfolio Properties had an aggregate “as-is” appraised value of $640,000,000 as of March 23, 2018.

Property	Appraisal Approach	Value	Capitalization Rate(1)
55 Prospect Street	Income Capitalization Approach	$220,000,000	5.25%
117 Adams Street	Income Capitalization Approach	$175,000,000	5.25%
77 Sands Street	Income Capitalization Approach	$175,000,000	5.25%
81 Prospect Street	Income Capitalization Approach	$70,000,000	5.50%

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated March 26, 2018, there are no recognized environmental conditions or recommendations for further action at the DUMBO Heights Portfolio Properties.

■	Market Overview and Competition. The DUMBO Heights Portfolio Properties are located in the DUMBO neighborhood of Brooklyn, New York which is generally bound by the Brooklyn Bridge to the west, York Street to the south, the East River to the north and Bridge Street to the east. The DUMBO Heights Portfolio Properties, located just one block from Flatbush Avenue in Brooklyn, are accessible via subway, bus, train, ferry and also by car. Both the Manhattan and Brooklyn bridges, as well as the Brooklyn-Queens Expressway, have ramps within three blocks, which offer direct vehicle access to the DUMBO neighborhood of Brooklyn. The DUMBO Heights Portfolio Properties are also located within a range of one to four blocks of the F (via the York Street Station), A and C (via the High Street – Brooklyn Bridge station), and 2 and 3 (via the Clark Street station) subway lines and approximately 0.5 miles from Brooklyn’s Pier 1, which provides access to the East River, South Brooklyn and Wall Street/Pier 11 ferry lines.

LOAN #1: DUMBO HEIGHTS PORTFOLIO

According to the appraisal, as of year-end 2017, the Brooklyn office market consisted of approximately 28.1 million SF of office space with a direct vacancy rate of 9.9% and an average asking rent of $52.60 and $44.77 per SF for Class A and Class B office space, respectively. As of the same period, the DUMBO office submarket consisted of approximately 3.3 million SF of office space with a direct vacancy rate of 16.6% and an average asking rent of $76.85 and $56.15 per SF for Class A and Class B office space, respectively. According to a third party report, as of year-end 2017, the population within a one-, three- and five-mile radius was 106,570, 1,079,965 and 2,690,007, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $128,903, $137,580 and $123,431, respectively. The table below shows the in-place underwritten gross rent compared to the appraisal’s concluded market gross rent on the occupied space at the DUMBO Heights Portfolio Properties.

Type of Space	Occupied GLA(1)	Underwritten Gross Rent PSF(1)	Concluded Market Rent PSF(2)
Retail	36,713	$41.38	$53.15
Office	672,521	$56.01	$59.36
Total / Wtd. Avg.	709,234	$55.25	$59.04
(1)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(2)	Source: Appraisal.

According to the appraisal, Brooklyn is projected to have one of the fastest employment growth rates of any New York City borough over the next five years. The appraisal highlighted several demand drivers for continued growth in the Brooklyn office market, including but not limited to, the rising cost of office space in Manhattan, large scale redevelopment projects such as the Domino Sugar Factory, the Watchtower properties and Brooklyn Navy Yard that will continue to reshape the office market, and the fact that the DUMBO Heights Portfolio Properties are situated within an area known as Brooklyn’s “Tech Triangle.” The “Tech Triangle” is an area identified by a local initiative that is currently being promoted to encourage Brooklyn’s evolution into a hub for technology companies. The plan, which is led by the Downtown Brooklyn Partnership, aims to cultivate a connection between downtown Brooklyn and the growing technology company presence in the DUMBO neighborhood and Brooklyn Navy Yard.

The following table presents certain information relating to the primary competition for the DUMBO Heights Portfolio Property:

Directly Competitive Buildings(1)

Property Name	Office Area (GLA)	Class	Year Built/Renovated	Number of Stories	Occupancy	Direct Asking Rent Low to High (PSF)
DUMBO Heights Portfolio	753,074(2)	A	Various(3)/2017	9 - 12	94.2%(2)	$55.00 - $65.00(4)
Empire Stores – 55 Washington Street	443,011	A	1962/2017	6	98.4%	$75.00 - $85.00
58-78 Jay Street	320,000	B	1914	10	94.0%	$45.00 - $52.00
45 Main Street	475,000	A	1912/2000	12	94.0%	$45.00 - $55.00
25 Washington Street	50,457	B	1902/1999	7	100.0%	NAV
20 Jay Street	443,011	A	1962/2017	6	98.4%	$75.00 - $85.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent rolls dated August 9, 2018 for the 55 Prospect Street Property and August 1, 2018 for the 117 Adams Street, 77 Sands Street and 81 Prospect Street Properties.

(3)	The 55 Prospect Street Property was built in 1967, the 117 Adams Street Property was built in 1926, the 77 Sands Street Property was built in 1962 and the 81 Prospect Street Property was built in 1909.

(4)	Represents the range of concluded market office rent from the appraisal for the DUMBO Heights Portfolio Properties.

■	The Borrowers. The borrowers are RFR 117 Adams Owner LLC, RFR/K 117 Adams Owner LLC, KC 117 Adams Owner LLC, RFR 77 Sands Owner LLC, RFR/K 77 Sands Owner LLC, KC 77 Sands Owner LLC, RFR 55 Prospect Owner LLC, RFR/K 55 Prospect Owner LLC, KC 55 Prospect Owner LLC, RFR 81 Prospect Owner LLC, RFR/K 81 Prospect Owner LLC and KC 81 Prospect Owner LLC, each a Delaware limited liability company and single purpose entity with two independent directors. The borrowing entities are each owned by the same three tenant-in-common entities: Desert Dumbo TIC LLC (37.7% interest), RFR/K Dumbo TIC LLC (46.6% interest) and KC Dumbo TIC LLC (15.7% interest). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DUMBO Heights Portfolio Loan Combination. Seryl Kushner, Aby Rosen and Michael Fuchs are the nonrecourse carve-out guarantors for the DUMBO Heights Portfolio Loan Combination.

RFR, founded by Aby Rosen and Michael Fuchs, is a real estate investment firm based in New York City with a core focus on select urban markets in the United States and Germany. RFR’s current portfolio has grown to include more than 100 properties comprising commercial, hospitality, residential and retail holdings. Some of RFR’s holdings include 160 Fifth Avenue, 375 Park Avenue, 390 Park Avenue, 17 State Street, 757 Third Avenue and 275 Madison Avenue. Kushner Companies is a diversified real estate organization headquartered in New York City with a national

LOAN #1: DUMBO HEIGHTS PORTFOLIO

portfolio consisting of more than 20,000 multifamily units and approximately 13.0 million SF of office, industrial and retail space. Some of Kushner Companies’ holdings include 666 Fifth Avenue, the Puck Building, 170 East Second Street and the Austin Nichols House.

■	Escrows. On the origination date of the DUMBO Heights Portfolio Loan Combination, the borrowers funded a reserve of (i) $829,359 for real estate taxes, (ii) $35,650 for immediate repairs, (iii) $10,760,171 for unfunded obligations, (iv) $5,904,411 for free rent (which is inclusive of $363,136 of gap rent related to the Etsy must-take space) and (v) $350,860 for gap rent related to the Shadowbox tenant (ground floor retail space utilized as a boxing gym) at the 55 Prospect Street Property.

On each due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $207,340 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, to the extent that insurance is not covered under an acceptable blanket policy, (iii) $9,413 for capital expenditures and (iv) $83,333 for tenant improvements and leasing commissions.

■	Lockbox and Cash Management. The DUMBO Heights Portfolio Loan Combination documents require a hard lockbox with in place cash management. The borrowers are required to deliver tenant direction letters to each existing tenant at the DUMBO Heights Portfolio Properties directing each of them to remit their rent checks directly to the clearing account. The borrowers are also required to deliver a tenant direction letter to each and every future commercial tenant. The borrowers are required to (or is required to cause the property manager to) deposit all revenue derived from the DUMBO Heights Portfolio Properties into the clearing account within two business days of receipt. All funds deposited into the clearing account are required to be swept by the clearing bank on each business day into the deposit account and will, so long as no event of default exists under the DUMBO Heights Portfolio Loan Combination, be disbursed on each payment date to fund, among other things, reserves, debt service and mezzanine debt service related to the DUMBO Heights Portfolio Loan. Any funds remaining in the deposit account after the foregoing disbursements will, if no Trigger Period exists and no event of default under the DUMBO Heights Portfolio Loan Combination documents exists, be paid to the borrower, and if a Trigger Period exists, be held as additional collateral for the DUMBO Heights Portfolio Loan Combination.

A “Trigger Period” means period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the DUMBO Heights Portfolio Loan documents or Mezzanine Loan documents receipt of written notice from the applicable Mezzanine lender shall be conclusive evidence that (ii) the debt service coverage ratio being less than, with respect to the period commencing on the origination date of the DUMBO Heights Loan Combination though September 5, 2020, a debt service coverage ratio of 1.05x and with respect to the period commencing on September 6, 2020 and thereafter, a debt service coverage ratio of 1.10x (the “DSCR Hurdle”), and (iii) the occurrence of a Specified Tenant Trigger Period (defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than the applicable DSCR Hurdle for one calendar quarter, and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the DUMBO Heights Portfolio Loan documents.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a tenant accounting for 20.0% or more of the total rentable area (or any parent or affiliate of such tenant that guarantees the related lease) or a tenant accounting for 20.0% or more of the total rental income for the DUMBO Heights Portfolio Properties (a “Specified Tenant”) being in material monetary default or non-monetary default beyond applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space or failing to be open for business, in each case, unless such tenant a long-term unsecured debt rating of at least “BBB-” from S&P and at least an equivalent rating from each rating agency that rates such tenant, (iii) if a Specified Tenant gives notice of its intent to terminate its lease for all or a portion of its space, the date that is twelve months prior to the effective date of such termination, (iv) any termination or cancellation of any Specified Tenant lease or any portion thereof and/or any Specified Tenant lease (or any portion thereof) failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) any Specified Tenant failing to extend or renew all or any portion of its lease by the related deadline, and (B) expiring upon the cure of the applicable trigger in accordance with the DUMBO Heights Portfolio Loan documents.

■	Property Management. The DUMBO Heights Portfolio Property is currently managed by Watchtower Property Manager, LLC, a borrower affiliate. Under the DUMBO Heights Portfolio Loan documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding or any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the DUMBO Heights Portfolio Loan

LOAN #1: DUMBO HEIGHTS PORTFOLIO

documents is continuing; (iii) one or more members of the senior management of the property manager commits any act of fraud, gross negligence, willful misconduct or misappropriation of funds with respect to the property, unless the property manager promptly cures such act and removes the applicable member or members of the senior management of the property manager who committed such act; or (iv) a non-monetary material default or monetary default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with either (a) a successor property manager approved in writing by the lender in the lender’s reasonable discretion and, following securitization, by the applicable rating agencies or (b) certain specified property managers and their affiliates provided that no material adverse change has occurred with respect to such person, and in each case, each property manager is enters into a new management agreement.

■	Current Mezzanine or Secured Subordinate Indebtedness. The DUMBO Heights Portfolio Subordinate B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $145.0 million, accrue interest at a fixed interest rate of 5.40000% per annum. The DUMBO Heights Portfolio mezzanine A loan, with an outstanding principal balance as of the Cut-off Date of $80.0 million, accrues interest at a fixed interest rate of 5.70000% per annum. The DUMBO Heights Portfolio mezzanine B loan, with an outstanding principal balance as of the Cut-off Date of $75.0 million, accrues interest at a fixed interest rate of 7.10000% per annum. The DUMBO Heights Portfolio Subordinate B Notes, the DUMBO Heights Portfolio mezzanine A loan and DUMBO Heights Portfolio mezzanine B loans each have a 60-month term and are interest only for the full term.

Financial Information

	DUMBO Heights Portfolio Senior A Notes	DUMBO Heights Portfolio Total Debt
Cut-off Date Balance	$180,000,000	$480,000,000
Cut-off Date LTV Ratio	28.1%	75.0%
Maturity Date LTV Ratio	28.1%	75.0%
DSCR Based on Underwritten NCF	3.89x	1.13x
Debt Yield Based on Underwritten NOI	16.6%	6.2%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. At any time after the earlier to occur of (x) the third anniversary of the origination of the DUMBO Heights Portfolio Loan and (y) the second anniversary of the “startup day” of the REMIC Trust established in connection with the last securitization involving any portion or interest in the DUMBO Heights Portfolio Loan Combination, and provided that each of the DUMBO Heights Portfolio mezzanine A loan and the DUMBO Heights Portfolio mezzanine B loan are defeased, prepaid or repaid in accordance with the requirements of the related mezzanine loan agreements, the DUMBO Heights Portfolio borrowers are permitted to obtain the release of the (a) the 81 Prospect Street Property, (b) the 117 Adams Street Property or (c) both the 81 Prospect Street and 117 Adams Street Properties (the “DUMBO Heights Potential Release Properties”), provided that, among other things, (i) the DUMBO Heights Portfolio borrowers defease an amount equal to the greater of (x) 130.0% of the allocated loan amount for the DUMBO Heights Portfolio Potential Release Property being released and (y) 90.0% of the net sales proceeds applicable to the DUMBO Heights Portfolio Potential Release Property being released; (ii) after giving effect to the sale and the defeasance, (z) the debt yield on the remaining DUMBO Heights Portfolio Properties, with respect to a partial release of the 81 Prospect Street Property, is equal to or greater than 7.0%, with respect to a partial release of the 117 Adams Street Property, is equal to or greater than 7.25%, or with respect to a partial release of the 81 Prospect Street Property and the 117 Adams Street Property, is equal to or greater than 7.25%; (iii) such release is in compliance with REMIC-related requirements; (iv) no event of default has occurred and is continuing; and (v) the DUMBO Heights Portfolio borrowers deliver to the lender a rating agency confirmation. In connection with any partial defeasance, the release price will be allocated between the DUMBO Heights Portfolio Senior A Notes and the DUMBO Heights Portfolio Subordinate B Notes, on a pari passu and pro rata basis, based on outstanding principal balances (and then between the notes comprising the DUMBO Heights Portfolio Senior A Notes and between the notes comprising the DUMBO Heights Portfolio Subordinate B Notes, respectively, in each case on a pro rata, pari passu basis.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the DUMBO Heights Portfolio Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the DUMBO Heights Portfolio Property for a period of not less than 18 months. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000, except

LOAN #1: DUMBO HEIGHTS PORTFOLIO

with respect to earthquake and windstorm/named storm which may provide for no deductible in excess of 5% of the total insurable value of the DUMBO Heights Portfolio Property. Notwithstanding the foregoing, in the event Terrorism Risk Insurance Act of November 26, 2002, as amended (TRIA) and/or Terrorism Risk Insurance Program Reauthorization Act of 2015, as amended (TRIPRA) is not renewed or extended (or replaced by a comparable statute) at any time during the term of the Loan, and terrorism insurance coverage is then subject to rating and availability on the open market, for each subsequent policy term, borrower must obtain and maintain terrorism insurance coverage for insurance with respect to the improvements and personal property, loss of rents and/or business interruption insurance, commercial general liability insurance and excess liability/umbrella liability insurance required pursuant to the terms of the DUMBO Heights Loan agreement, at a cost not to exceed 200% of all then-current insurance premiums for all insurance coverages required pursuant to the DUMBO Heights Loan documents (the “Terrorism Cap”) and if the cost exceeds such Terrorism Cap, borrower will be required to purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #2: Liberty Portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2		Loan Seller(3)	CREFI/CCRE
Location (City/State)	Various, Arizona		Cut-off Date Balance(3)	$52,850,000
Property Type	Office		Cut-off Date Balance per SF(2)	$205.65
Size (SF)	805,746		Percentage of Initial Pool Balance	7.2%
Total Occupancy as of 5/31/2018	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 5/31/2018	100.0%		Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	2006, 2014-2017 / NAP		Mortgage Rate	4.75500%
Appraised Value(1)	$256,700,000		Original Term to Maturity (Months)	120
Appraisal Date(1)	Various		Original Amortization Term (Months)	NAP
Borrower Sponsor	Bruce Karsh		Original Interest Only Period (Months)	120
Property Management	Signature Real Estate Services, Inc.		First Payment Date	11/6/2018
			Maturity Date	10/6/2028

Underwritten Revenues	$19,169,391
Underwritten Expenses	$4,059,580	Escrows
Underwritten Net Operating Income (NOI)	$15,109,811		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$14,130,018	Taxes	$89,189	$44,594
Cut-off Date LTV Ratio(2)	64.6%	Insurance	$18,366	$9,183
Maturity Date LTV Ratio(2)	64.6%	Replacement Reserve	$0	$13,429
DSCR Based on Underwritten NOI / NCF(2)	1.89x / 1.77x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	9.1% / 8.5%	Other(4)	$1,351,754	$77,257

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination	$165,700,000	63.9%	Purchase Price	$255,000,000	98.3%
New Cash Contribution	92,058,651	35.5	Closing Costs	2,896,463	1.1
Other Sources(5)	1,597,091	0.6	Upfront Reserves	1,459,309	0.6

Total Sources	$259,355,773	100.0%	Total Uses	$259,355,773	100.0%

(1)	See “Portfolio Summary” chart below for the Appraised Value and Appraisal Date for the individual Liberty Portfolio Properties (as defined below).

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Liberty Portfolio Loan Combination (as defined below).

(3)	The Liberty Portfolio Loan Combination was co-originated by CREFI, Barclays Bank PLC and Cantor Commercial Real Estate Lending, L.P. (“CCRE”). The Cut-off Date Balance of $52,850,000 represents the non-controlling notes A-2 ($30,000,000) and A-8 ($10,000,000), which are being contributed by CREFI, and the non-controlling note A-7 ($12,850,000), which is being contributed by CCRE, of the Liberty Portfolio Loan Combination, which is evidenced by eight pari passu senior notes and has an aggregate outstanding principal balance as of the Cut-off Date of $165,700,000. See “—The Mortgage Loan” below.

(4)	Upfront Other reserve includes (i) $3,125 for deferred maintenance, (ii) $1,161,769 for unfunded obligations, (iii) $109,603 for free rent related to the Carvana, LLC tenant and (iv) $77,257 for a GPLET (as defined below) ground rent reserve. See “—Tax Abatement” below for more detail on the GPLET ground lease related to the Liberty Center at Rio Salado Property (as defined below). Monthly Other reserves includes one-twelfth of the ground rent payable during the next-ensuing 12 months under the GPLET leases with respect to the Liberty Center at Rio Salado Property (initially estimated to be $77,257 per month).

(5)	Other Sources consist of various credits awarded to the purchaser at origination, including, but not limited to: prepaid rents, tenant improvement allowances, free rent, tenant security deposits and real estate tax credits.

■	The Mortgage Loan. The mortgage loan (the “Liberty Portfolio Loan”) is part of a loan combination (the “Liberty Portfolio Loan Combination”) evidenced by eight pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple and leasehold interests in a two-property Class A office portfolio located in Arizona and totaling 805,746 SF of fully occupied space (the “Liberty Portfolio Properties”). The Liberty Portfolio Loan, which is evidenced by the non-controlling notes A-2 ($30,000,000), A-8 ($10,000,000) and A-7 ($12,850,000), had an aggregate original principal balance of $52,850,000, has an aggregate outstanding principal balance as of the Cut-off Date of $52,850,000 and represents approximately 7.2% of the Initial Pool Balance. The Liberty Portfolio Loan Combination had an aggregate original principal balance of $165,700,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $165,700,000. The controlling note A-1 and non-controlling note A-3, which have an aggregate original principal balance of $50,000,000 and have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, are currently held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction upon closing of such transaction. The Liberty Portfolio Loan Combination, which accrues interest at a fixed rate of 4.75500% per annum, was originated by CREFI, Barclays Bank PLC and CCRE on September 26, 2018. The proceeds of the Liberty Portfolio Loan Combination and new cash contribution from the sponsor were primarily used to acquire the Liberty Portfolio Properties, pay origination costs and fund reserves.

The Liberty Portfolio Loan has an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Liberty Portfolio Loan requires monthly payments of interest only for the term of the Liberty Portfolio Loan. The scheduled maturity date of the Liberty Portfolio Loan is the due date in October 2028. At any time after the earlier of (i) the third anniversary of the origination of the Liberty Portfolio Loan and (ii) the second anniversary of the securitization of the last note of the Liberty Portfolio Loan Combination, the Liberty Portfolio Loan may be defeased with direct non–callable obligations backed by the full faith and credit of the United States of America. Voluntary prepayment of the Liberty Portfolio Loan is permitted on or after the due date occurring in August 2028 without payment of any prepayment premium.

LOAN #2: Liberty Portfolio

Liberty Portfolio Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2, A-7, A-8	$52,850,000	$52,850,000	CGCMT 2018-C6	No
A-1, A-3	$50,000,000	$50,000,000	CREFI(1)	Yes
A-4, A-5	$37,850,000	$37,850,000	Barclays Bank PLC(2)	No
A-6	$25,000,000	$25,000,000	CCRE(2)	No
Total	$165,700,000	$165,700,000

(1)	Currently held by CREFI and expected to be contributed to the Benchmark 2018-B7 securitization transaction upon closing of such transaction.

(2)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Properties. The Liberty Portfolio consists of a two-property Class A office portfolio. The Liberty Center at Rio Salado campus (682,406 SF) includes four office buildings built from 2014 to 2017 located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona (the “Liberty Center at Rio Salado Property”). The Liberty Center at Rio Salado Property is situated on a site covering approximately 40.7 acres and is 100.0% occupied as of the underwritten rent rolls dated May 31, 2018 by national tenants including Centene Management Company, LLC (“Centene”), DHL Express, Inc. (“DHL Express”) and WageWorks, Inc. (“WageWorks”). The buildings at the Liberty Center at Rio Salado Property, which consist of three two-story Class A office buildings and one three-story Class A office building, offer 4,078 surface parking spaces (which equates to approximately 6.0 parking spaces per 1,000 SF of GLA). The Liberty Center at Rio Salado Property also offers redundant power, balconies, cafeterias, mountain views and access to downtown Tempe and Phoenix Sky Harbor International Airport. The property located at 8501 East Raintree Drive (123,340 SF) is a three-story, Class A, LEED Gold office building that was built-to-suit for The Vanguard Group, Inc. (“The Vanguard Group”) in 2006 and is located in Scottsdale, Arizona (the “8501 East Raintree Drive Property”). The 8501 East Raintree Drive Property is situated on a site covering approximately 13.8 acres and remains 100.0% occupied by The Vanguard Group as of the underwritten rent roll dated May 31, 2018. The Vanguard Group lease commenced in 2006, expires in July 2026 and offers two five-year renewal options. The 8501 East Raintree Drive Property amenities include approximately 28,000 SF of landscaped outdoor patio area. The 8501 East Raintree Drive Property also contains a parking garage with 594 parking spaces (which equates to approximately 4.8 parking spaces per 1,000 SF of GLA). Overall, the Liberty Portfolio Properties are 100.0% occupied by six national tenants with a weighted average remaining lease term from the Cut-off Date of 7.1 years.

Portfolio Summary(1)

Property Name	Year Built	SF	Property Occupancy	Allocated Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraisal Date	Appraised Value	% Appraised Value	UW NCF
Liberty Center at Rio Salado	Various(2)	682,406	100.0%	$44,888,256	84.9	8/22/2018	$212,910,000	82.9%	$11,962,700
8501 East Raintree Drive	2006	123,340	100.0%	7,961,744	15.1	8/24/2018	43,790,000	17.1	2,167,319
Total / Wtd. Avg.		805,746	100.0%	$52,850,000	100.0%		$256,700,000	100.0%	$14,130,019

(1)	Based on the underwritten rent roll dated May 31, 2018 and the Liberty Portfolio Loan Combination documents.

(2)	The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of Liberty Portfolio Underwritten Net Operating Income (“NOI”)), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of Liberty Portfolio Underwritten NOI), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of Liberty Portfolio Underwritten NOI), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of Liberty Portfolio Underwritten NOI).

Centene (352,988 SF; 43.8% of GLA; 44.1% of Underwritten Base Rent): Centene, rated Ba1/BB+ by Moody’s/S&P, is a Fortune 500 multi-national healthcare company headquartered in St. Louis, Missouri. Centene utilizes its space at the Liberty Center at Rio Salado Property as one of the primary office locations for its Nursewise (a wholly-owned subsidiary of Centene in the business of providing multilingual telehealth services) and Cenpatico Integrated Care (a wholly-owned subsidiary of Centene that offers agencies, health plans, and states solutions to administer healthcare services more effectively) business lines. Centene first leased 77,867 SF of space in October 2015 and has since expanded to its current footprint of 352,988 SF across multiple buildings at the Liberty Center at Rio Salado Property. Centene occupies 236,131 SF through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 SF through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 SF through December 31, 2028 in the 1910 West Rio Salado Parkway building, and has two five-year renewal options and no termination options. For the fiscal year ending December 31, 2017, Centene reported approximately $48.4 billion in total revenues and approximately 33,700 employees. As of October 16, 2018, Centene had a market capitalization of approximately $30.1 billion.

The Vanguard Group (123,340 SF; 15.3% of GLA; 15.9% of Underwritten Base Rent): The Vanguard Group is a privately-owned investment manager founded in 1975 and, as of January 31, 2018, it employed approximately 16,600 people in the United States and had approximately $5.1 trillion in global assets under management. The Vanguard

LOAN #2: Liberty Portfolio

Group primarily provides its services to investment companies and caters to pooled investment vehicles, corporations, individuals, retirement plan sponsors, institutional investors, separate account institutional clients and financial advisors. The Vanguard Group utilizes the entire 123,340 SF of office space at the 8501 East Raintree Drive Property as a regional office and has been in occupancy since the property was constructed in 2006.

DHL Express (117,593 SF; 14.6% of GLA; 15.0% of Underwritten Base Rent): DHL Express, rated A3/BBB+ by Moody’s/Fitch, the United States branch of Deutsche Post DHL Group, the world’s largest international courier service company with express, global forwarding, freight and supply chain divisions, utilizes its space at the Liberty Center at Rio Salado Property as a corporate office. Deutsche Post DHL Group currently employs approximately 520,000 employees in over 220 countries worldwide. As of October 16, 2018, Deutsche Post DHL Group had a market capitalization of approximately $40.7 billion. According to the 2017 annual report, Deutsche Post DHL Group reported earnings before interest and taxes of approximately $4.65 billion for fiscal year 2017.

The following table presents certain information relating to the major retail tenants (of which certain tenants may have co-tenancy provisions) at the Liberty Portfolio Properties:

Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Centene(4)	NR / Ba1 / BB+	352,988	43.8%	$6,897,298	44.1%	$19.54	1/31/2028	2, 5-year options
The Vanguard Group	NR / NR / NR	123,340	15.3	2,485,301	15.9	20.15	7/31/2026	2, 5-year options
DHL Express	BBB+ / A3 / NR	117,593	14.6	2,347,468	15.0	19.96	2/28/2023	2, 5-year options
WageWorks, Inc.	NR / NR / NR	76,162	9.5	1,330,550	8.5	17.47	12/31/2021	2, 5-year options
Carvana, LLC	NR / NR / NR	69,774	8.7	1,332,683	8.5	19.10	2/29/2024	3, 5-year options
DriveTime Automotive Group, Inc.	NR / NR / NR	65,889	8.2	1,258,480	8.0	19.10	2/29/2024	3, 5-year options
Largest Owned Tenants		805,746	100.0%	$15,651,781	100.0%	$19.43
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		805,746	100.0%	$15,651,781	100.0%	$19.43

(1)	Based on the underwritten rent roll dated May 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for investment grade tenants (DHL Express).

(4)	Centene occupies 236,131 SF through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 SF through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 SF through December 31, 2028 in the 1910 West Rio Salado Parkway building.

The following table presents certain information relating to the retail lease rollover schedule at the Liberty Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	76,162	9.5	9.5%	1,330,550	8.5	$17.47	1
2022	0	0.0	9.5%	0	0.0	$0.00	0
2023	117,593	14.6	24.0%	2,347,468	15.0	$19.96	1
2024	135,663	16.8	40.9%	2,591,163	16.6	$19.10	2
2025	0	0.0	40.9%	0	0.0	$0.00	0
2026	123,340	15.3	56.2%	2,485,301	15.9	$20.15	1
2027	0	0.0	56.2%	0	0.0	$0.00	0
2028(4)	352,988	43.8	100.0%	6,897,298	44.1	$19.54	3
2029 & Beyond	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	$0.00	0
Total / Wtd. Avg.	805,746	100.0%		$15,651,781	100.0%	$19.43	8

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for investment grade tenants (DHL Express).

(4)	Centene occupies 236,131 SF through January 31, 2028 in the 1870 West Rio Salado Parkway building, 77,867 SF through January 22, 2028 in the 1850 West Rio Salado Parkway building and 38,990 SF through December 31, 2028 in the 1910 West Rio Salado Parkway building.

LOAN #2: Liberty Portfolio

The following table presents certain information relating to historical leasing at the Liberty Portfolio Properties:

Historical Leased %(1)

As of 5/31/2018(2)
Owned Space	100.0%

(1)	Due to the various construction dates of the Liberty Portfolio Properties, historical occupancy information on a portfolio basis is not available. The 8501 East Raintree Drive Property has maintained 100.0% occupancy since 2008 and the buildings located at the Liberty Center at Rio Salado Property have steadily increased occupancy each year since construction was complete to reach the current 100.0% occupancy levels represented in the underwritten rent rolls dated May 31, 2018

(2)	Based on the underwritten rent roll dated May 31, 2018.

■	Tax Abatement. The four buildings located at the Liberty Center at Rio Salado Property receive a 50.0% real estate tax abatement for eight years commencing on the respective certificate of occupancy date for each building through a Government Property Lease Excise Tax (“GPLET”) abatement with the Arizona Department of Revenue and the City of Tempe. In lieu of paying real estate taxes, the borrower pays to the Arizona Department of Revenue and the City of Tempe, in the form of rent, 50.0% of what the respective buildings’ real estate taxes otherwise would have been (2018 rent due under the GPLET abatement for the four buildings located at the Liberty Center at Rio Salado Property was equal to $882,940). The borrower has a leasehold interest in each of the buildings located at the Liberty Center at Rio Salado Property, which are subject to the GPLET abatement until expiration of the underlying lease, at which point title in the fee interest will automatically vest in the borrower. The Liberty Portfolio Loan documents permit the borrower to acquire in fee the real property underlying any one or more GPLET ground leases in connection with the expiration, termination, and/or cancellation of such GPLET ground lease in accordance with the Liberty Portfolio Loan documents, including modifying the Liberty Portfolio Loan documents to spread to the fee interest. Real estate taxes were underwritten based on the 10-year average of each respective building’s current tax amount and full tax amount when the GPLET abatement expires. Assuming a 1.0% growth rate, 14.21% tax rate and 18.0% assessment ratio, the average annual real estate tax savings from the 2018/2019 tax year through the 2027/2028 tax year for the Liberty Center at Rio Salado Property is equal to $508,706 per year. The 8501 East Raintree Drive Property is not subject to an abatement and real estate taxes were underwritten to the budgeted amount equal to $509,650. Below is a table illustrating the GPLET abatements for each building at the Liberty Center at Rio Salado Property:

Liberty Center at Rio Salado Tax Abatement Summary
Liberty Center at Rio Salado Building	Certificate of Occupancy Date	GPLET Expiration Date	Remaining GPLET Term (years)(1)	Unabated Annual Real Estate Tax 10-yr Average	U/W Annual Real Estate Tax 10-yr Average
1850 West Rio Salado Parkway	10/30/2014	10/29/2022	3.9	$535,060	$431,237
1870 West Rio Salado Parkway	2/15/2018	2/14/2026	7.2	$412,042	$246,330
1910 West Rio Salado Parkway	7/8/2015	7/7/2023	4.6	$508,615	$384,629
1930 West Rio Salado Parkway	9/28/2016	9/27/2024	5.8	$391,784	$276,599
Total / Wtd. Avg.			5.1	$1,847,501	$1,338,795

(1)	Remaining GPLET Term (years) is based on the Cut-off Date for the CGCMT 2018-C6 trust in December 2018.

LOAN #2: Liberty Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Liberty Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	Annualized T-7 7/31/2018	Underwritten	Underwritten $ per SF
Base Rent(2)	$7,167,149	$8,527,073	$14,118,837	$15,204,627	$18.87
Rent Steps(3)	0	0	0	447,154	0.55
Reimbursements	1,636,533	1,973,158	2,845,390	4,078,245	5.06
Gross Potential Rent	$8,803,682	$10,500,231	$16,964,227	$19,730,026	$24.49
Other Income(4)	1,504	1,017	0	0	0.00
Parking	101,350	332,312	397,500	425,867	0.53
Economic Vacancy & Credit Loss(5)	0	0	(3)	(986,501)	(1.22)
Effective Gross Income	$8,906,536	$10,833,560	$17,361,723	$19,169,391	23.79

Real Estate Taxes(6)	$917,693	$1,064,918	$1,347,045	$1,848,445	$2.29
Insurance	25,512	35,316	39,670	104,950	0.13
Management Fee	246,091	335,747	622,361	575,082	0.71
Other Operating Expenses	515,579	649,349	849,823	1,531,103	1.90
Total Operating Expenses	$1,704,875	$2,085,330	$2,858,899	$4,059,580	$5.04

Net Operating Income(7)	$7,201,661	$8,748,230	$14,502,824	$15,109,811	$18.75
Replacement Reserves	0	0	0	161,149	0.20
TI/LC	0	0	0	818,643	1.02
Net Cash Flow	$7,201,661	$8,748,230	$14,502,824	$14,130,018	$17.54

Occupancy	NAV	NAV	100.0%(8)	95.0%(5)
NOI Debt Yield(9)	4.3%	5.3%	8.8%	9.1%
NCF DSCR(9)	0.90x	1.10x	1.82x	1.77x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on the underwritten rent rolls dated May 31, 2018.

(3)	Represents approximately $261,743 in contractual rent steps through October 1, 2019 and $185,411 which represents the present value of rent steps for investment grade tenants (DHL Express).

(4)	Other Income consists of telecommunications income for the 2016 and 2017 historical cash flow information.

(5)	Underwritten Economic Vacancy & Credit Loss represents the economic vacancy of 5.0%.

(6)	Real Estate Taxes ($1,848,445) were underwritten using the budgeted real estate tax amount for the 8501 East Raintree Property ($509,650), and the 10-year average of the current abated real estate taxes and the fully unabated real estate taxes due when the GPLET’s expire at each of the respective buildings that make up the Liberty Center at Rio Salado Property ($1,338,795). See “—Tax Abatements” above.

(7)	The difference between 2016 Net Operating Income, 2017 Net Operating Income, the Annualized T-7 7/31/2018 and the Underwritten Net Operating Income is primarily attributable to the construction and stabilization of the Liberty Center at Rio Salado Property. The Liberty Center at Rio Salado Property consists of four buildings: 1850 West Rio Salado Parkway (built in 2014 and represents approximately 18.0% of Underwritten Net Operating Income), 1870 West Rio Salado Parkway (built in 2017 and represents approximately 29.9% of Underwritten Net Operating Income), 1910 West Rio Salado Parkway (built in 2014 and represents approximately 20.0% of Underwritten Net Operating Income), and 1930 West Rio Salado Parkway (built in 2016 and represents approximately 16.8% of Underwritten Net Operating Income). The 8501 East Raintree Drive Property was built in 2006 and represents approximately 15.4% of Underwritten Net Operating Income. The Liberty Portfolio Properties are all 100.0% leased and all outstanding landlord obligations and free rent were reserved for at origination.

(8)	Based on the underwritten rent rolls dated May 31, 2018.

(9)	Calculated based on the Liberty Portfolio Loan Combination.

■	Appraisal. According to the appraisal, the Liberty Portfolio Properties had an aggregate “as-is” appraised value of $256,700,000 as of August 2018.

Property	Appraisal Approach	Value	Discount Rate	Capitalization Rate
Liberty Center at Rio Salado	Direct Capitalization Approach	$210,280,000	N/A	6.00%
	Discounted Cash Flow Approach(1)	$212,910,000	7.00%	6.25%	(1)
8501 East Raintree Drive	Direct Capitalization Approach	$43,950,000	N/A	5.50%
	Discounted Cash Flow Approach(1)	$43,790,000	7.25%	6.00%	(1)

(1)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental reports, dated July 23, 2018, there are no recognized environmental conditions or recommendations for further action at the Liberty Portfolio Properties.

■	Market Overview and Competition. The Liberty Portfolio Properties are located within the Phoenix office market which, according to the appraisal as of year-end 2017, had an overall office supply of approximately 179.4 million SF, a vacancy rate of 14.6% and average asking rent of $23.94 per SF. According to the appraisal, from the period beginning in 2009 and ending June 30, 2018, the Phoenix office market added approximately 12.4 million SF of supply and reduced vacancy by approximately 6.2% while maintaining an average asking rent that ranged from $23.52 per SF in 2009 to $25.14 per SF as of June 30, 2018. According to a third party report, the technology industry continues to expand, and many technology companies have relocated from Southern California or expanded in the Phoenix office market to utilize the cheaper rents for back-office space. The Phoenix office market is currently home

LOAN #2: Liberty Portfolio

to the back-office operations of prominent technology companies including PayPal, Yelp and San Francisco-based financial technology firm Upgrade. According to the appraisal, the Phoenix market has also become a significant market in the United States for advanced business services jobs in the financial sector. According to the United States Bureau of Labor Statistics, as of August 31, 2018, the financial services sector accounts for approximately 9.1% of total non-farm employment in the Phoenix market and supports approximately 191,500 jobs. Since the beginning of 2017, firms such as Bank of the West, Charles Schwab, and Northern Trust have relocated or expanded within the Phoenix office market.

The buildings that make up the Liberty Center at Rio Salado Property are located at 1850, 1870, 1910 and 1930 West Rio Salado Parkway in Tempe, Arizona, approximately 9.5 miles east of downtown Phoenix. Tempe, the eighth largest city in Arizona, is an urban community located in the southeast valley that is bordered by Scottsdale to the north, Mesa to the east, Chandler to the south and Phoenix to the west. Tempe is served by Interstate 10, U.S. Route 60 and State Routes 101 and 143. The Salt River flows through the northern portion of Tempe, and Phoenix Sky Harbor International Airport is located approximately four miles west of Tempe. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,947, 91,845 and 328,873, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $50,990, $51,485 and $60,211, respectively. The Liberty Center at Rio Salado Property is part of the Phoenix Airport Area submarket, which, according to the appraisal, as of June 30, 2018, contained an office supply of approximately 12.4 million SF, with a vacancy rate of 21.8% and average gross asking rent equal to $23.83 per SF (compared to the weighted average U/W Gross Rent at the Liberty Center at Rio Salado Property of $24.35 per SF).

The 8501 East Raintree Property is located in Scottsdale, Arizona, approximately 26.6 miles northeast of downtown Phoenix. Scottsdale, the seventh largest city in Arizona, is bordered by Tempe to the south, Fountain Hills and McDowell Mountain Regional Park to the east, Tonto National Forest to the north and Phoenix and Paradise Valley to the west. Scottsdale is served by Interstates 10 and 17, as well as U.S. Route 60, which are all located within 10 miles of the 8501 East Raintree Property. Also, Phoenix Sky Harbor International Airport is located approximately six miles west of Scottsdale. According to the appraisal, as of year-end 2017, the population within a one-, three- and five-mile radius was 5,184, 70,146 and 168,757, respectively. Additionally, for the same period, the average household income within a one-, three- and five-mile radius was $114,175, $125,706 and $127,144, respectively. The 8501 East Raintree Property is part of the Scottsdale Airpark submarket, which, according to the appraisal as of June 30, 2018, contained an office supply of approximately 13.2 million SF with a vacancy rate of 13.1% and average gross asking rent equal to $27.76 per SF (compared to the Underwritten Gross Rent for The Vanguard Group at the 8501 East Raintree Property of $25.26 per SF).

The following table presents certain information relating to the primary competition for the Liberty Portfolio Property:

Directly Competitive Buildings(1)

Property Name	Office Area (GLA)	City	Occupancy	Tenant Name	Lease Type	Rent (PSF)
Liberty Portfolio Properties	805,746 (2)	Tempe/Scottsdale	100.0%	Various	NNN	$19.75 - $20.00(3)
Price Road Office	66,759	Chandler	100.0%	Walgreens (Call Center)	NNN	$15.75
Chaparral Commerce Center	271,085	Scottsdale	100.0%	McKesson Corp.	NNN	$16.31
Norterra West One	147,638	Phoenix	100.0%	USAA (IT Dept.)	NNN	$17.21
Rio 2100	100,102	Tempe	100.0%	Varsity Tutors LLC	FSG	$28.37
Rio Office	63,500	Tempe	100.0%	Benchmark Elec., Inc.	FSG	$30.25
The Alameda	235,000	Tempe	93.2%	Lennar Homes	NNN	$19.00
(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 31, 2018.

(3)	Represents the range of concluded market office rent from the appraisal (on a net basis) for the Liberty Portfolio Properties.

■	The Borrower. The borrower is RS Phoenix Portfolio LLC, a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Liberty Portfolio Loan Combination. H25A, LLC, a Delaware limited liability company, is the non-recourse carveout guarantor for the Liberty Portfolio Loan Combination.

Bruce Karsh, the borrower sponsor, is a co-chairman and co-founder of Oaktree Capital which, as of June 30, 2018, currently manages approximately $122.0 billion in assets. He is also the Chief Investment Officer and serves as portfolio manager for Oaktree Capital’s Distressed Opportunities, Value Opportunities and Multi-Strategy Credit strategies. Bruce Karsh serves on the boards of a number of privately-held companies and is a member of the investment committee of the Broad Foundations. He is a Duke University alumni and served as Chairman of the Board of DUMAC, LLC, the entity that manages Duke University’s endowment, from 2005 to 2014.

LOAN #2: Liberty Portfolio

■	Escrows. On the origination date of the Liberty Portfolio Loan Combination, the borrower funded a reserve of (i) $89,189 for real estate taxes, (ii) $18,366 for insurance, (iii) $3,125 for immediate repairs, (iv) $1,161,769 for unfunded obligations, (v) $109,603 for Carvana, LLC free rent and (vi) $77,257 for ground rent related to the GPLET leases with respect to the Liberty Center at Rio Salado Property.

On each due date, the borrower will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $44,594 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $9,183 per month), (iii) $13,429 for capital expenditures, (iv) one-twelfth of the ground rent payable during the next-ensuing 12 months under the GPLET leases with respect to the Liberty Center at Rio Salado Property (initially estimated to be $77,257 per month), and (v) on each monthly payment date occurring on and after the occurrence and during the continuance of a Specified Tenant Trigger Period (as defined below), the borrower will deposit an amount equal to the specified tenant sweep excess cash flow (within the meaning of Liberty Portfolio Loan Combination documents) generated by the Liberty Portfolio Properties for the immediately preceding interest accrual period.

■	Lockbox and Cash Management. The Liberty Portfolio Loan Combination documents require a hard lockbox with springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Liberty Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is also required to deliver a tenant direction letter to each and every future commercial tenant. The borrower is required to (and is required to cause the property manager to) deposit all revenue derived from the Liberty Portfolio Properties and deposit the same into the clearing account promptly upon receipt. All funds deposited into the clearing account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Liberty Portfolio Loan Combination documents for the payment of taxes, insurance, debt service, and funding reserves, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Liberty Portfolio Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Liberty Portfolio Loan Combination. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means the occurrence of the following, as applicable: (i) a mortgage loan event of default has occurred and is continuing, (ii) the debt service coverage ratio is less than 1.20x and (iii) a Specified Tenant (as defined below) and/or the guarantor of such specified tenant lease experiences a bankruptcy event, ceases to occupy its space or “goes dark” (unless it is an investment-grade tenant), gives notice of its intent to terminate the space (such Trigger Period to occur a specified number of months prior to the designated termination date), terminates or cancels its lease or any portion thereof, is in monetary default or material non-monetary default under its lease or fails to renew its lease (a “Specified Tenant Trigger Period”).

A Trigger Period will expire upon the cessation of the event described above and/or the satisfaction of the conditions specified in the Liberty Portfolio Loan Combination documents. In the case of a Trigger Period caused by the event described in clause (ii) above, such Trigger Period will cease if the borrower deposits with the lender cash or an evergreen letter of credit in an amount that (if applied to pay the balance of the Liberty Portfolio Loan Combination) would cause the Liberty Portfolio Loan Combination to have a DSCR at least equal to 1.25x. Such reserve or letter of credit will be released to the borrower upon the Liberty Portfolio Loan Combination having a DSCR at or above 1.25x for two consecutive calendar quarters (not taking into account the foregoing reserve).

“Specified Tenant” means, as applicable, (i) Centene, (ii) The Vanguard Group and (iii) any tenant whose lease, individually or when aggregated with all other leases at the Liberty Portfolio Property with the same tenant, any affiliate of such tenant, any guarantor of such tenant’s lease and/or any affiliate of such guarantor of such tenant’s lease, either (a) accounts for 25.0% or more of total rental income for the respective Liberty Portfolio Property or (b) demises 25.0% or more of the respective Liberty Portfolio Property’s gross leasable area.

■	Property Management. The Liberty Portfolio Property is currently managed by Signature Real Estate Services, Inc., an independent, third party property manager. Under the Liberty Portfolio Loan documents, the lender has the right to direct the borrower to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding; (ii) an event of default under the Liberty Portfolio Loan Combination documents is continuing; (iii) property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds; or (iv) a material default by the property manager under the

LOAN #2: Liberty Portfolio

property management agreement has occurred and is continuing beyond all applicable notice and cure periods. The borrower has the right to replace the property manager with a successor property manager pursuant to a new management agreement, which is approved in writing by the lender in the lender’s reasonable discretion, which approval may be conditioned on receipt of a rating agency confirmation from the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Excluded Tax Parcel. As of the origination date of the Liberty Portfolio Loan Combination, the 8501 East Raintree Drive Property was legally subdivided from, but still part of a larger tax parcel with, certain adjacent property that is not part of the collateral for the Liberty Portfolio Loan Combination (the “Excluded Parcel”). The borrower has represented that all conditions precedent to the consummation of the severance of the 8501 East Raintree Drive Property from the Excluded Parcel for real estate tax purposes such that the 8501 East Raintree Drive Property is assessed for real estate tax purposes as one or more wholly independent tax lots (the “Scottsdale Tax Parcelization”) have been satisfied, except the ministerial creation by the Maricopa County Assessor’s Office of separate tax lots for the 8501 East Raintree Drive Property and the Excluded Parcel. The entity that sold the 8501 East Raintree Drive Property to the borrower (the “Liberty Portfolio Seller”) is required pursuant to the applicable purchase-and-sale agreement (the “Liberty Portfolio PSA”) to pay to the borrower all real estate taxes with respect to the Excluded Parcel not later than ten business days prior to the due date thereof to the extent that such real estate taxes relate to the period prior to the consummation of the Scottsdale Tax Parcelization. The borrower will be required to escrow a true up payment for real estate taxes with respect to the Excluded Parcel if (a) the Scottsdale Tax Parcelization has not occurred and (b) any of the following conditions are not satisfied: (i) no event of default under the Liberty Portfolio Loan documents has occurred and is continuing, (ii) borrower is diligently pursuing in a commercially reasonable good faith manner the Scottsdale Tax Parcelization, (iii) the Liberty Portfolio Seller is not in default of its obligation to pay to the borrower real estate taxes with respect to the Excluded Parcel pursuant to the Liberty Portfolio PSA or (iv) borrower has delivered evidence of the payment of taxes with respect to the Excluded Parcel at least five days prior to the due date of such taxes.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Liberty Portfolio Properties (provided that, in the event TRIPRA is no longer in effect, the borrower is not required to spend more than two times the then-current premium for all-risks insurance, provided that, the borrower is required to purchase the maximum coverage with such amount), plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. However, if the Terrorism Risk Insurance Program Reauthorization Act of 2015 (TRIPRA) is no longer in effect, then the borrower will not be required to spend more than two times the then-current premium for a separate “all-risk” or equivalent policy (including business interruption coverage) for terrorism coverage at the time that acts of terror are excluded from the applicable policy. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #3: Cambridge corporate center

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Charlotte, North Carolina	Cut-off Date Balance	$43,500,000
Property Type	Office	Cut-off Date Balance per SF	$124.35
Size (SF)	349,823	Percentage of Initial Pool Balance	5.9%
Total Occupancy as of 8/31/2018	96.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2018	96.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1990 / 2014-2016	Mortgage Rate	5.48990%
Appraised Value	69,200,000	Original Term to Maturity (Months)	120
Appraisal Date	9/11/2018	Original Amortization Term (Months)	360
Borrower Sponsors	Yeheskel Frankel; Arch Cambridge MM LLC	Original Interest Only Term (Months)	60
Property Management	Stream Realty Partners-Charlotte, L.P.	First Payment Date	12/6/2018
Maturity Date	11/6/2028

Underwritten Revenues	$7,646,804
Underwritten Expenses	$2,775,048	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,871,755	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,327,649	Taxes	$142,007	$35,502
Cut-off Date LTV Ratio	62.9%	Insurance	$29,899	$3,737
Maturity Date LTV Ratio	58.4%	Replacement Reserve	$0	$8,500
DSCR Based on Underwritten NOI / NCF	1.65x / 1.46x	TI/LC(2)	$1,773,407	$0
Debt Yield Based on Underwritten NOI / NCF	11.2% / 9.9%	Other(3)	$66,618	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,500,000	65.0%	Purchase Price	$63,000,000	94.1%
Principal’s New Cash Contribution	16,341,338	24.4	Reserves	2,011,931	3.0
Mezzanine Loan(4)	6,900,000	10.3	Closing Costs	1,942,528	2.9
Other Sources(5)	213,120	0.3
Total Sources	$66,954,458	100.0%	Total Uses	$66,954,458	100.0%

(1)	See “—Escrows” below.

(2)	Monthly deposits into the TI/LC reserve account are waived so long as the balance in the TI/LC account remains above $1,500,000. If the balance in the TI/LC reserve falls below $1,500,000 the borrower is required to deposit a monthly amount equal to $29,249 until the balance reaches the cap of $2,000,000.

(3)	The Upfront Other escrow represents $66,618 for free rent related to the Duke Energy Carolinas (“Duke Energy”) tenant.

(4)	The Mezzanine Loan is full term interest only, is co-terminous with the Cambridge Corporate Center mortgage loan and accrues interest at a fixed rate equal to 10.75000% per annum.

(5)	Other Sources consist of various purchaser credits awarded to the sponsor including, but not limited to, credits for prepaid tenant rent, tenant security deposits and leasing commissions.

■	The Mortgage Loan. The mortgage loan (the Cambridge Corporate Center Loan) is evidenced by a note in the original principal amount of $43,500,000 and is secured by a first mortgage encumbering the borrowers’ fee simple interest in a Class A office building located in Charlotte, North Carolina (the “Cambridge Corporate Center Property”). The Cambridge Corporate Center Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on October 9, 2018 and represents approximately 5.9% of the Initial Pool Balance. The note evidencing the Cambridge Corporate Center Loan has an outstanding principal balance as of the Cut-off Date of $43,500,000 and an interest rate of 5.48990% per annum. The proceeds of the Cambridge Corporate Center Loan along with a $6,900,000 mezzanine loan and $16,341,338 of borrower equity were primarily used to purchase the Cambridge Corporate Center Property, fund reserves and pay loan origination costs.

The Cambridge Corporate Center Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Cambridge Corporate Center Loan requires monthly payments of interest only through and including the payment date in November 2023 followed by payments of principal and interest for the remaining term of the Cambridge Corporate Center Loan. The scheduled maturity date of the Cambridge Corporate Center Loan is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Cambridge Corporate Center Loan documents, at any time after the second anniversary of the securitization closing date, the Cambridge Corporate Center Loan may be defeased with certain “government securities” as permitted under the Cambridge Corporate Center Loan documents. Voluntary prepayment of the Cambridge Corporate Center Loan is permitted on or after the due date occurring in August 2028 without payment of any prepayment premium.

■	The Mortgaged Property. The Cambridge Corporate Center Property is a Class A office building located in Charlotte, North Carolina, on the corner of Claude Freeman Drive and Mallard Creek Church Road. The Cambridge Corporate Center Property is located within the University Research Park, one of the nation’s largest research and development parks. The University Research Park supports approximately 30,000 employees through various office uses, including back-office support and serving as certain companies’ corporate headquarters and research facilities. The superior utility infrastructure, along with dual redundant power and extensive fiber infrastructure, make the University Research Park attractive to data- and research-intensive businesses that rely on uninterrupted power. The Cambridge Corporate Center Property benefits from its own three CAT manufactured diesel powered 2,000 kilowatt emergency electrical generators, which provide uninterrupted power to its tenants. Since 2014, the Cambridge Corporate Center Property has undergone approximately $8.1 million in renovations, including the construction of a

LOAN #3: Cambridge corporate center

new 453-stall parking deck for Red Ventures, the second largest tenant at the Cambridge Corporate Center Property, as well as upgrades to a majority of the HVAC systems and bathrooms.

The Cambridge Corporate Center Property features an amenity package which includes approximately six parking spaces per 1,000 SF of NRA, highway access to Interstate 85 and Interstate 485, on-site security and property management, as well as a deli and fitness area. The Cambridge Corporate Center Property also benefits from larger floor plates than most of the competitive Class A buildings in the Charlotte market.

As of August 31, 2018, the Cambridge Corporate Center Property was 96.5% leased to 10 tenants. Of the 96.5% of GLA currently leased, approximately 49.6% is leased to five investment grade tenants who are responsible for 53.6% of the underwritten base rent. In addition, four tenants representing approximately 44.9% of the GLA and 49.0% of underwritten base rent have been in occupancy at the Cambridge Corporate Center Property since at least 2005.

The largest tenant by underwritten base rent, General Motors LLC (“General Motors”) (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P), currently leases 95,304 SF (27.2% of GLA) through July 2022. General Motors, which has a market capitalization of approximately $51.6 billion as of May 14, 2018, has been in occupancy since 1999 and utilizes its space at the Cambridge Corporate Center Property as an OnStar call center. OnStar is a subsidiary of General Motors that provides subscription-based communications, in-vehicle security, emergency services, hands-free calling and remote diagnostics. In the event of a collision, technology in the vehicle will automatically send information about the vehicle’s condition and location to the OnStar call center. Due to the 24-hour, seven-day-a-week operating requirement of the OnStar call center, it is critical for General Motors to be in a building that provides redundant, uninterrupted power and fiber infrastructure such as the Cambridge Corporate Center Property.

The second largest tenant at the Cambridge Corporate Center Property by underwritten base rent, Red Ventures, currently leases 97,599 SF (27.9% of GLA) through July 2026. Red Ventures is a marketing and advertising company, as well as a digital consumer choice platform that helps the world’s largest brands connect with high-quality customers. Founded in 2000, Red Ventures employs approximately 2,700 people across North Carolina, South Carolina, Seattle and Sao Paulo, Brazil. Red Ventures uses data to optimize and improve the customer lifecycle from demand generation through the close of the sale, and owns brands such as Bankrate, creditcards.com, The Points Guy, allconnect and Reviews.com.

The third largest tenant by underwritten base rent, Yodle Web.com (“Yodle”), currently leases 34,462 SF (9.9% of GLA) through February 2024. Yodle is an online marketer with a focus on providing help to local businesses in finding and keeping their customers in the simplest, most profitable ways possible. Yodle was founded in 2005 and currently has more than 45,000 local business customers across more than 250 industries, with the largest categories including legal and professional services, dental and medical services, and contractor and other home services. Yodle, which is ranked ninth on Forbes’ list of America’s Most Promising Companies, reviews the marketing needs of local businesses and offers a comprehensive desktop, mobile, web and social presence, email campaigns and appointment reminders through one affordable and automated platform. Yodle was acquired in February 2016 for $342 million by Web.com.

The fourth largest tenant by underwritten base rent, Duke Energy (rated BBB+/Baa1/A- by Fitch/Moody’s/S&P), currently leases 31,339 SF (9.0% of NRA) through June 2026. Duke Energy is one of the largest power holding companies in the United States, supplying and delivering electricity to approximately 7.4 million United States customers, and has been a tenant at the Cambridge Corporate Center Property since 2005. The Duke Energy space can be utilized as a disaster recovery facility as it conforms to U.S. Nuclear Regulatory Commission standards, since it is located approximately 10 miles from the Duke Energy headquarters in downtown Charlotte and meets the requirements for redundant power.

LOAN #3: Cambridge corporate center

The following table presents certain information relating to the major tenants at the Cambridge Corporate Center Property:

Ten Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
General Motors	BBB/Baa3/BBB	95,304	27.2%	$2,331,262	31.5%	$24.46	7/31/2022	1, 5-year option
Red Ventures	NR/NR/NR	97,599	27.9	2,314,072	31.3	$23.71	7/31/2026	2, 5-year options
Yodle	NR/NR/NR	34,462	9.9	710,431	9.6	$20.61	2/29/2024	1, 5-year option
Duke Energy	BBB+/Baa1/A-	31,339	9.0	645,583	8.7	$20.60	6/30/2026	1, 5-year option
City of Charlotte	NR/Aa2/AA+	25,191	7.2	520,950	7.0	$20.68	12/31/2020	NA
KCI USA	NR/NR/NR	20,673	5.9	386,343	5.2	$18.69	11/30/2019	NA
Verizon Wireless	A-/Baa1/BBB+	15,672	4.5	331,620	4.5	$21.16	5/31/2019	1, 5-year option
Western Union(4)	BBB+/Baa2/BBB	6,097	1.7	140,281	1.9	$23.01	12/31/2019	NA
Claude Snack Express	NR/NR/NR	1,022	0.3	20,527	0.3	$20.08	2/28/2023	NA
Enterprise Cleaning (storage)	NR/NR/NR	361	0.1	2,991	0.0	$8.28	MTM	NA
Ten Largest Owned Tenants		327,720	93.7%	$7,404,061	100.0%	$22.59
Remaining Tenants(5)		10,033	2.9	0	0.0	$0.00
Vacant		12,070	3.5	0	0.0	$0.00
Total / Wtd. Avg. All Tenants(6)		349,823	100.0%	$7,404,061	100.0%	$22.59

(1)	Based on the underwritten rent roll dated August 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $143,876 of contractual rent steps through July 2019 and the present value of rent steps for General Motors ($171,674).

(4)	Includes 900 SF of storage space that is currently leased to Western Union on a month-to-month basis. Western Union pays $25.00 per SF for its leased office space and $11.51 per SF for its leased storage space.

(5)	Remaining Tenants consists of amenity space for the management office, fitness center, engineering office, security office, and building dock area. There is no UW Base Rent associated with the amenity space.

(6)	The Wtd. Avg. UW Base Rent $ per SF calculation excludes 10,033 SF of amenity space.

The following table presents certain information relating to the lease rollover schedule at the Cambridge Corporate Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Tenants
MTM	11,294	3.2%	3.2%	$13,347	0.2%	$10.58(3)	1
2018	0	0.0	3.2%	0	0.0	$0.00	0
2019	41,542	11.9	15.1%	847,888	11.5	$20.41	3
2020	25,191	7.2	22.3%	520,950	7.0	$20.68	1
2021	0	0.0	22.3%	0	0.0	$0.00	0
2022	95,304	27.2	49.5%	2,331,262	31.5	$24.46	1
2023	1,022	0.3	49.8%	20,527	0.3	$20.08	1
2024	34,462	9.9	59.7%	710,431	9.6	$20.61	1
2025	0	0.0	59.7%	0	0.0	$0.00	0
2026	128,938	36.9	96.5%	2,959,656	40.0	$22.95	2
2027	0	0.0	96.5%	0	0.0	$0.00	0
2028	0	0.0	96.5%	0	0.0	$0.00	0
2029 & Thereafter	0	0.0	96.5%	0	0.0	$0.00	0
Vacant	12,070	3.5	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.(4)	349,823	100.0%		$7,404,061	100.0%	$22.59	10

(1)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes $143,876 of contractual rent steps through July 2019 and the present value of rent steps for General Motors ($171,674).

(3)	MTM includes 10,033 SF of amenity space. The UW Base Rent $ per SF calculation excludes the amenity space for which there is no UW Base Rent.

(4)	The Wtd. Avg. UW Base Rent $ per SF calculation excludes the 10,033 SF of amenity space.

The following table presents certain information relating to historical leasing at the Cambridge Corporate Center Property:

Historical Leased%(1)

	2015	2016	2017	As of 8/31/2018(2)
Owned Space	77.0%	94.0%	96.0%	96.5%

(1)	As provided by the borrowers and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated August 31, 2018.

LOAN #3: Cambridge corporate center

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cambridge Corporate Center Property:

Cash Flow Analysis(1)

	2015	2016	2017	T-12 7/31/2018	Underwritten	Underwritten $ per SF
Base Rent	$4,665,890	$5,273,965	$6,644,496	$6,845,288	$7,088,511	$20.99
Contractual Rent Steps(2)	0	0	0	0	315,549	0.93
Gross Up Vacancy	0	0	0	0	275,135	0.79
Total Reimbursement Revenue	142,895	6,479	108,929	162,620	79,552	0.23
Other Income(3)	505,078	639,271	619,763	583,707	579,341	1.66
Gross Revenue	$5,313,863	$5,919,715	$7,373,188	$7,591,614	$8,338,089	$23.84
Other Income 2(4)	60,488	19,561	12,551	35,079	0	0.00
Vacancy & Credit Loss	0	0	0	0	(691,285)	(1.98)
Effective Gross Income	$5,374,351	$5,939,276	$7,385,739	$7,626,693	$7,646,804	$21.86

Real Estate Taxes	$377,377	$377,445	$407,930	$414,410	$411,095	$1.18
Insurance	43,322	39,478	36,552	35,732	42,713	0.12
Management Fee	161,231	178,178	221,572	231,316	229,404	0.66
Other Operating Expenses	2,067,621	2,095,583	2,069,335	2,085,478	2,091,836	5.98
Total Operating Expenses	$2,649,550	$2,690,685	$2,735,389	$2,766,935	$2,775,048	$7.93

Net Operating Income	$2,724,801	$3,248,591	$4,650,350	$4,859,759	$4,871,755	$13.93
TI/LC	0	0	0	0	460,149	1.32
Capital Expenditures	0	0	0	0	83,958	0.24
Net Cash Flow	$2,724,801	$3,248,591	$4,650,350	$4,859,759	$4,327,649	$12.37

Occupancy	77.0%	94.0%	96.0%	96.0%	96.5%(5)
NOI Debt Yield	6.3%	7.5%	10.7%	11.2%	11.2%
NCF DSCR	0.92x	1.10x	1.57x	1.64x	1.46x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Includes $143,876 of contractual rent steps through July 2019 and the present value of rent steps for General Motors ($171,674).

(3)	Other Income consists of electrical and overtime HVAC reimbursements.

(4)	Other Income 2 consists of late fees and tenant services administrative fee income.

(5)	Based on the underwritten rent roll dated August 31, 2018.

■	Appraisal. According to the appraisal, the Cambridge Corporate Center Property had an “as-is” appraised value of $69,200,000 as of September 11, 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$71,600,000	N/A	6.50%
Discounted Cash Flow Approach	$69,200,000	8.00%	7.25%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. Based on a Phase I environmental report dated September 20, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Cambridge Corporate Center Property.

■	Market Overview and Competition. The Cambridge Corporate Center Property is located in Charlotte, North Carolina, within Mecklenburg County and the Northeast Charlotte office submarket. Located at 10101 Claude Freeman Drive, the Cambridge Corporate Center Property is approximately 11 miles to the northeast of the Charlotte commercial business district and is primarily accessible via Interstate 85.

According to the appraisal, Mecklenburg County has seen improvement in its unemployment rate every year from 2008 through 2017 and has a median household income of $62,072. Top employers within the county include Carolinas Healthcare System, Wells Fargo Bank, the Charlotte-Mecklenburg Board of Education, Bank of America and American Airlines. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the property was 6,360, 76,581 and 174,543, respectively. The median household income within a one-, three- and five-mile radius of the property was $100,408, $65,009 and $61,037, respectively.

As of the second quarter of 2018, the Northeast Charlotte submarket contained approximately 3.8 million SF of Class A office space, had a vacancy rate of 15.0% and had average asking rents of $23.38 per SF (compared to underwritten base rent of $21.95 per SF at the Cambridge Corporate Center Property). The appraisal identified five

LOAN #3: Cambridge corporate center

comparable office leases within the submarket when concluding to market rent for the Cambridge Corporate Center Property (highlighted in the chart below). Asking rents for the comparable leases ranged from $20.50 per SF to $26.50 per SF, with a weighted average of approximately $24.53 per SF. The property’s weighted average underwritten base rent per SF of $21.95 is approximately 10.5% lower than the comparable lease average rent per SF.

The following table presents certain information relating to sales comparables for the Cambridge Corporate Center Property:

Office Building Sales Comparables(1)

Property Name	Property Location	Rentable Area (SF)	Sale Date	Sale Price (in millions)	Sale Price per SF
Cambridge Corporate Center Property	Charlotte, NC	349,823(2)	10/2018	$63.0	$180.09
400 South Tryon	Charlotte, NC	583,911	5/2018	$133.5	$228.63
200 South Tryon	Charlotte, NC	215,496	9/2017	$35.5	$164.69
Edgewater Corporate Center	Fort Mill, SC	180,062	6/2017	$39.3	$218.32
BB&T Center	Charlotte, NC	570,601	6/2017	$148.5	$260.25
Esplanade	Charlotte, NC	202,817	2/2016	$38.0	$187.36

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2018.

The following table presents certain information relating to comparable leases for the Cambridge Corporate Center Property:

Office Lease Comparables(1)

Property Name	Property Location	Tenant Name	Lease Date	GLA (SF)	Lease Term (years)	Base Rent per SF	Lease Type
Cambridge Corporate Center Property(2)	Charlotte, NC	Various	Various	349,823	5.4 (avg.)	$21.95 (avg.)	Gross
101 Independence Center	Charlotte, NC	Spaces	4/2018	31,516	12.8	$26.50	Full Service Gross
Three Resource Square	Charlotte, NC	ALS Resolvion	9/2017	15,523	6.3	$20.50	Full Service Gross
One Mallard Drive	Charlotte, NC	Confidential	6/2017	2,909	5.3	$21.00	Full Service Gross
Whitehall Corporate Center	Charlotte, NC	Atkins	1/2017	1,640	1.0	$24.15	Full Service Gross
South Tryon Street	Charlotte, NC	US Bank N.A.	1/2017	24,124	9.3	$25.00	Full Service Gross

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated August 31, 2018.

■	The Borrowers. The borrowers are Cambridge Acquisitions LLC and Cambridge Acquisitions 2 LLC, as tenants-in-common and single-purpose entities structured to be bankruptcy remote, each with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Cambridge Corporate Center Loan. The non-recourse carveout guarantors are Yeheskel Frankel and 35 Oak Holdings Limited, a corporation organized under the laws of Ontario, Canada.

Yeheskel Frankel, a principal of Lakestar Properties, is the borrower sponsor for the Cambridge Corporate Center Loan. Lakestar Properties is a New Jersey-based real estate investment firm that owns shopping malls, regional retail centers, office buildings, and apartments throughout the country. Over the past 15 years, Lakestar Properties has acquired over 30 properties throughout the United States.

■	Escrows. In connection with the origination of the Cambridge Corporate Center Loan, the borrowers funded reserves of (i) $142,007 for real estate taxes, (ii) $29,899 for insurance, (iii) $1,773,407 for TI/LCs and (iv) $66,618 for a free rent reserve related to the Duke Energy tenant.

Additionally, on each due date, the borrowers are required to fund the following reserves with respect to the Cambridge Corporate Center Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $35,502) will be necessary to pay taxes over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates (initially $3,737) will be necessary to cover premiums over the then succeeding 12-month period, (iii) a replacement reserve equal to $8,500, and (iv) if the TI/LC reserve drops below $1,500,000, a TI/LCs rollover reserve equal to $29,249 and subject to a cap of $2,000,000.

■	Lockbox and Cash Management. The Cambridge Corporate Center Loan documents require a hard lockbox and in-place cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender. All funds in the clearing account are required to be transferred on each business day into a deposit account controlled by the lender, and funds in the deposit account are transferred on each business day to a lender controlled cash management account. Funds in the cash management account are disbursed monthly to pay

LOAN #3: Cambridge corporate center

debt service, fund reserves, and pay mezzanine debt service, and excess cash is (a) to the extent a Trigger Period exists, held by the lender as excess collateral, (b) to the extent no Trigger Period exists but a trigger period exists under the mezzanine loan documents, deposited in a mezzanine debt service account, and (c) if no Trigger Period exists, disbursed to the borrower.

A “Trigger Period” will (A) commence upon the earliest to occur of (i) an event of default, (ii) the debt service coverage ratio (including the mezzanine loan) being less than 1.10x, or (iii) the commencement of a Specified Tenant Trigger Period (defined below), and (B) end, (a) with respect to clause (i) upon a cure related to the event of default, (b) with respect to clause (ii) if the debt service coverage ratio is at least 1.15x, including the mezzanine loan, for two consecutive calendar quarters, and (c) such Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) Red Ventures, (ii) General Motors and (iii) any tenant whose lease, individually or when aggregated with all other leases at the Cambridge Corporate Center Property with the same tenant, any affiliate of such tenant, any guarantor of such tenant’s lease and/or any affiliate of such guarantor of such tenant’s lease, either (a) accounts for 15.0% or more of total rental income for the respective Cambridge Corporate Center Property or (b) demises 15.0% or more of the respective Cambridge Corporate Center Property’s total square footage.

“Specified Tenant Trigger Period” means, a period (A) commencing upon the first to occur of (i) the Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business (if typically open to the public) during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) the Specified Tenant giving notice that it is terminating its Lease with respect to 15% or greater of the Specified Tenant space, (iv) any termination or cancellation of any Specified Tenant lease (including rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant or (vi) the Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier of (I) 12 months prior to when such notice is required to be given under such lease in accordance with the applicable terms and conditions thereof and (II) 12 months prior to the expiration of such lease and hereof for at least five years and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the cure of the applicable trigger in accordance with the Cambridge Corporate Center Loan documents or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions hereof, the applicable tenant under each such lease being in actual, physical occupancy of, and open to the public for business in, the space and paying the full amount of rent due thereunder.

■	Property Management. The Cambridge Corporate Center Property is managed by Stream Realty Partners-Charlotte, L.P., an unaffiliated third party property manager. Provided that no event of default is occurring under the Cambridge Corporate Center Loan documents, the borrowers may replace the property manager with CBRE Group, Inc., Jones Lang LaSalle Incorporated, Cushman & Wakefield or their respective affiliates, or a manager approved in writing by the lender (which approval may be conditioned upon a rating agency confirmation). The lender may require the borrowers to replace the manager with an unaffiliated manager selected by the borrowers that meets the requirements for a qualified manager set forth in the Cambridge Corporate Center Loan documents upon the occurrence of: (i) an event of default under the Cambridge Corporate Center Loan documents, (ii) a default under the management agreement beyond the cure period, (iii) the insolvency of or commencement of insolvency or bankruptcy proceedings involving the manger that is not dismissed within 90 days of the filing thereof or any voluntary bankruptcy or insolvency proceeding involving the manager, (iv) if at any time the manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) a Trigger Period occurs and is continuing.

■	Current Mezzanine or Secured Subordinate Indebtedness. Concurrently with the funding of the Cambridge Corporate Center Loan, MSC – Cambridge Charlotte Holdco, LLC funded a mezzanine loan in the amount of $6,900,000 to Cambridge Mezz LLC and Cambridge Mezz 2 LLC. The mezzanine loan carries an interest rate of 10.75000% per annum and is co-terminus with the Cambridge Corporate Center Loan. The Cambridge Corporate Center Loan is subject to an intercreditor agreement. Based on the total combined debt of $50,400,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below:

LOAN #3: Cambridge corporate center

Financial Information

	Cambridge Corporate Center Loan	Cambridge Corporate Center Total Debt
Cut-off Date Balance	$43,500,000	$50,400,000
Cut-off Date LTV Ratio	62.9%	72.8%
Maturity Date LTV Ratio	58.4%	68.4%
DSCR Based on Underwritten NCF	1.46x	1.17x
Debt Yield Based on Underwritten NOI	11.2%	9.7%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The Cambridge Corporate Center Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Cambridge Corporate Center Property. Any such insurance may be provided through a blanket insurance policy, provided that such policy is required to provide the same protection that a separate policy insuring only the Cambridge Corporate Center Property would provide, as determined by the lender. In the event TRIA/TRIPRA is not renewed or extended any time during the loan term, and terrorism coverage is then subject to rating and availability on the open market, borrower shall be required to obtain and maintain terrorism coverage for property, loss of rents/business income, general liability and excess liability/umbrella, as required by the loan agreement, at a cost not to exceed 200% of all the then-current premiums for all coverages required for the loan, for each subsequent policy term (“Terrorism Cap”) and, if the cost exceeds such Terrorism Cap, borrower shall purchase the maximum amount of coverage available with funds equal to the Terrorism Cap. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #4: woodlands square

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		RMF
Location (City/State)	Oldsmar, Florida	Cut-off Date Balance		$42,250,000
Property Type	Retail	Cut-off Date Balance per SF		$136.86
Size (SF)	308,712	Percentage of Initial Pool Balance		5.7%
Total Occupancy as of 10/1/2018	95.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/1/2018	95.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1992 / 2017	Mortgage Rate		4.75000%
Appraised Value	$67,500,000	Original Term to Maturity (Months)		120
Appraisal Date	9/5/2018	Original Amortization Term (Months)		NAP
Borrower Sponsor	J. Kenneth Dunn	Original Interest Only Period (Months)		120
Property Manager	Rainier Realty	First Payment Date		12/6/2018
	Management, LLC	Maturity Date		11/6/2028

Underwritten Revenues	$6,361,993
Underwritten Expenses	$1,627,475	Escrows(1)
Underwritten Net Operating Income (NOI)	$4,734,519		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,564,727	Taxes	$345,397	$36,550
Cut-off Date LTV Ratio	62.6%	Insurance	$0	$17,665
Maturity Date LTV Ratio	62.6%	Replacement Reserves	$0	$3,859
DSCR Based on Underwritten NOI / NCF	2.33x / 2.24x	TI/LC	$750,000	$10,290
Debt Yield Based on Underwritten NOI / NCF	11.2% / 10.8%	Other(2)	$388,615	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$42,250,000	62.7%	Purchase Price	$64,000,000	95.0%
Principal’s New Equity Contribution	25,645,085	36.6	Closing Costs	1,883,573	2.8
Other Sources	472,500	0.7	Reserves	1,484,012	2.2

Total Sources	$67,367,585	100.0%	Total Uses	$67,367,585	100.0%

(1)	See “—Escrows” below.

(2)	Upfront Other reserve consists of the following amounts for the tenant Shake and Peel (i) $93,243 for nine months of gap rent and reimbursements, (ii) $69,342 for unpaid leasing commissions, and (iii) $226,030 for unpaid tenant improvement costs and/or allowances.

■	The Mortgage Loan. The mortgage loan (the “Woodlands Square Loan”) is evidenced by a note in the original principal amount of $42,250,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 308,712 SF anchored retail shopping center located in Oldsmar, Florida (the “Woodlands Square Property”). The Woodlands Square Loan was originated by Rialto Mortgage Finance, LLC on October 26, 2018. The Woodlands Square Loan has an outstanding principal balance as of the Cut-off Date of $42,250,000 and an interest rate of 4.75000% per annum. The Woodlands Square Loan represents approximately 5.7% of the Initial Pool Balance. The proceeds of the Woodlands Square Loan were primarily used to acquire the Woodlands Square Property, pay closing costs and fund upfront reserves.

The Woodlands Square Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Woodlands Square Loan requires payments of interest only during its term. The scheduled maturity date of the Woodlands Square Loan is the due date in November 2028. Voluntary prepayment of the Woodlands Square Loan is permitted on or after the due date in August 2028 without payment of any prepayment premium. Provided no event of default under the Woodlands Square Loan is continuing, defeasance of the Woodlands Square with direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the loan documents is permitted at any time after the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Woodlands Square Property is a 308,712 SF anchored retail center located in Oldsmar, Florida, approximately 18 miles northwest of the Tampa central business district. The Woodlands Square Property was constructed in phases between 1992 and 2017 and consists of nine, single-story buildings situated on a 28.28-acre site with 1,436 surface parking spaces, resulting in a parking ratio of approximately 4.7 spaces per 1,000 SF. As of October 1, 2018, the Woodlands Square Property was 95.0% occupied by 25 national, regional and local tenants. There is a ground lease pad which is leased to Ruby Tuesday and is not accounted for in the overall square footage of the Woodlands Square Property. The Woodlands Square Property is anchored by Bealls, AMC Theater, Marshalls, and Earth Fare. During 2017 the Woodlands Square Property underwent an extensive renovation of approximately $15.2 million. The renovations included the demolition of in-line retail space between the former tenant Office Depot (which vacated in 2016) and the current tenant AMC Theatres. The former Office Deport space was renovated and retenanted to PetSmart, Five Below, Kids Park, and Earth Fare. In addition, a freestanding Ulta Salon, Cosmetics & Fragrance was developed on a pad site within the overall development. The Woodlands Square Property’s renovations also included upgrades to the physical plant such as new lighting, signage, sealing and striping of the parking lot, upgrades to the exterior facades on the existing improvements, and new roofing. Additionally, AMC Theatres was remodeled during the Woodlands Square Property’s renovation period.

LOAN #4: woodlands square

The following table presents certain information relating to the major tenants at the Woodlands Square Property:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Renewal / Extension Options
AMC Theatres	B / B2 / B	67,967	22.0%	$1,739,450	34.4%	$25.59	5/31/2031	$138(4)	21.3%	3, 5-year options
Bealls	NR / NR / NR	84,146	27.3	681,583	13.5	8.10	12/31/2023	$155	7.1%	4, 5-year options
Earth Fare	NR / NR / NR	24,052	7.8	444,962	8.8	18.50	10/31/2037	NA	NA	3, 5-year options
Marshalls	NR / A2 / A+	29,747	9.6	377,787	7.5	12.70	8/31/2023	$266	6.2%	4, 5-year options
PetSmart	NR / Caa1 / CCC	17,965	5.8	332,352	6.6	18.50	1/31/2028	NA	NA	3, 5-year options
Ulta Salon, Cosmetics & Fragrance	NR / NR / NR	10,740	3.5	233,595	4.6	21.75	3/31/2028	NA	NA	3, 5-year options
Five Below	NR / NR / NR	8,475	2.7	165,263	3.3	19.50	1/31/2028	NA	NA	2, 5-year options
Craft Street Kitchen	NR / NR / NR	5,500	1.8	114,180	2.3	20.76	10/31/2025	$719	3.9%	1, 5-year option
Dollar Tree	NR / Baa3 / BBB-	10,216	3.3	112,376	2.2	11.00	5/31/2025	$252	7.1%	1, 5-year option
Anytime Fitness	NR / NR / NR	5,005	1.6	62,695	1.2	12.53	4/30/2020	NA	NA	2, 5-year options
Ten Largest Owned Tenants		263,813	85.5%	$4,264,243	84.4%	$16.16
Remaining Owned Tenants		29,566	9.6	787,557	15.6	26.64
Vacant Spaces (Owned Space)		15,333	5.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants(5)		308,712	100.0%	$5,051,800	100.0%	$17.22

(1)	Based on the underwritten rent roll dated October 1, 2018. Certain tenants may have co-tenancy provisions.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Tenant Sales $ per SF and Occupancy Cost were provided by the borrower and reflect year end 2017 for AMC Theatres, Marshalls, and TTM sales as of August 2018 for Bealls and Dollar Tree.

(4)	AMC Theatres sales metrics are based on a per-screen basis.

(5)	Ruby Tuesday operates under a 20-year ground lease with a lease expiration of December 31, 2020. Ruby Tuesday’s square footage is not attributed to the square footage of the Woodlands Square Property and is not included in the Total / Wtd. Avg. All Owned Tenants, Tenant GLA, or % of GLA; however, the UW Base Rent of $119,790 is included.

The following table presents certain information relating to the lease rollover schedule at the Woodlands Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2018	915	0.3	0.3%	14,210	0.3	15.53	1
2019	0	0.0	0.3%	0	0.0	0.00	0
2020	5,006	1.6	1.9%	182,485	3.6	36.45	2
2021	2,400	0.8	2.7%	52,836	1.0	22.02	2
2022	1,200	0.4	3.1%	26,580	0.5	22.15	1
2023	125,843	40.8	43.8%	1,318,202	26.1	10.47	7
2024	0	0.0	43.8%	0	0.0	0.00	0
2025	17,916	5.8	49.7%	275,261	5.4	15.36	3
2026	0	0.0	49.7%	0	0.0	0.00	0
2027	2,100	0.7	50.3%	50,580	1.0	24.09	1
2028	41,980	13.6	63.9%	846,410	16.8	20.16	5
2029 & Thereafter	96,019	31.1	95.0%	2,285,236	45.2	23.80	3
Vacant	15,333	5.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(2)	308,712	100.0%		$5,051,800	100.0%	$17.22	25

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Ruby Tuesday operates under a 20-year ground lease with a lease expiration of December 31, 2020. Ruby Tuesday’s square footage is not attributed to square footage of the Woodlands Square Property and is not included in the Expiring Owned GLA, or % of Owned GLA; however, the UW Base Rent of $119,790 is included. The UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes the annual UW Base Rent associated with the Ruby Tuesday pad site.

The following table presents certain information relating to historical leasing at the Woodlands Square Property:

Historical Leased %(1)

	2015	2016	2017	As of 10/1/2018(2)
Owned Space	84.1%	76.3%	93.3%	95.0%

(1)	As provided by the borrower which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated October 1, 2018.

LOAN #4: woodlands square

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Woodlands Square Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 8/31/2018	Underwritten(2)	Underwritten $ per SF
Base Rent	$4,422,963	$4,303,976	$4,489,349	$5,070,320	$5,045,104	$16.34
Rent Steps	0	0	0	0	6,696	0.02
Gross Up Vacancy	0	0	0	0	312,499	1.01
Total Rent	$4,422,963	$4,303,976	$4,489,349	$5,070,320	$5,364,299	$17.38
Total Reimbursables	861,488	966,751	865,490	1,046,376	1,336,238	4.33
Other Income(3)	2,626	1,360	406	297	0	0.00
Less Vacancy & Credit Loss	(784,462)	(691,272)	(930,642)	(610,054)	(338,543)(4)	($1.10)
Effective Gross Income	$4,502,615	$4,580,815	$4,424,603	$5,506,939	$6,361,993	$20.61

Total Operating Expenses	$1,367,228	$1,297,899	$1,413,268	$1,485,222	$1,627,475	$5.27

Net Operating Income(5)	$3,135,387	$3,282,916	$3,011,335	$4,021,717	$4,734,519	$15.34
TI/LC	0	0	0	0	123,485	0.40
Capital Expenditures	0	0	0	0	46,307	0.15
Net Cash Flow	$3,135,387	$3,282,916	$3,011,335	$4,021,717	$4,564,727	$14.79

Occupancy	84.1%	76.3%	93.3%	95.4%	95.0%
NOI Debt Yield	7.4%	7.8%	7.1%	9.5%	11.2%
NCF DSCR	1.54x	1.61x	1.48x	1.98x	2.24x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten cash flow is based on contractual rents as of October 1, 2018 and rent steps through June 1, 2019.

(3)	Other Income includes late fees, other income and other miscellaneous items.

(4)	Represents the underwritten economic vacancy of 5.0%.

(5)	The Woodlands Square Property underwent an extensive renovation of approximately $15.2 million in 2017. In addition, the former Office Deport space was renovated and retenanted to PetSmart, Five Below, Kids Park, and Earth Fare after the renovation. As such, net operating income increased in the TTM 8/31/2018 compared to the 2017 net operating income.

■	Appraisal. According to the appraisal, the Woodlands Square Property had an “as-is” appraised value of $67,500,000 as of an effective date of September 5, 2018.

Appraisal Approach(1)	“As-Is” Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$68,850,000	N/A	7.00%
Discounted Cash Flow Approach	$66,150,000	8.25%	7.25%(2)

(1)	Source: Appraisal.

(2)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated September 14, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Woodlands Square Property.

■	Market Overview and Competition. The Woodlands Square Property is located in Oldsmar, Pinellas County, Florida, within the Tampa-St. Petersburg-Clearwater, Florida metropolitan statistical area (the “Tampa MSA”). Oldsmar is located in northern Pinellas County between Clearwater and Safety Harbor to the south and Palm Harbor and East Lake to the north. The top three industries that drive employment within the Tampa MSA are health care, retail and professional services. Major employers include Publix Super Markets, BayCare Health Care Systems, Wal-Mart, Verizon Communications Inc., TECO Energy, Times Publishing Co., and Lakeland Regional Medical Center. As of July 2018, the Tampa MSA unemployment rate and the state unemployment rate were both reported at 4.7%, according to the appraisal.

Access to the Woodlands Square Property’s neighborhood is provided by State Road 580 and US Highway 19. State Road 580 traverses the neighborhood in an east-west direction and connects the Woodlands Square Property neighborhood with the City of Dunedin to the west, and the City of Tampa to the east. US Highway 19 provides north-south access to the area. The neighborhood is comprised of a mixture of residential and commercial development, with commercial development concentrated along State Road 580 and US Highway 19. The 2018 estimated population within a one-, three- and five-mile radius of the Woodlands Square Property is approximately 10,076, 74,474, and 190,017, respectively. Average household income within a one-, three-, and five-mile radius is $75,390, $86,204, and $85,925, respectively.

According to the appraisal, the Woodlands Square Property is located within the Tampa/St. Petersburg retail market which contained over 254.5 million SF of retail space as of second quarter 2018. The Tampa/St. Petersburg retail market reported a vacancy rate of 4.75% and reported asking rent of $16.17 per SF. According to the appraisal, The

LOAN #4: woodlands square

Woodlands Square Property is located within the North Pinellas retail submarket which contained over 15.1 million SF of retail space as of second quarter 2018. The North Pinellas retail market reported a vacancy rate of 4.7% and reported asking rent of $17.32 per SF. As of second quarter 2018 the North Pinellas retail submarket reported positive absorption of 19,581 SF and 37,228 SF under construction.

The following table presents certain information relating to the primary competition for the Woodlands Square Property:

Competitive Set(1)

	Woodlands Square	East Lake Woodlands	Northwood Plaza	Seabreeze Center	Northwood Oaks Shopping Center	The Shoppes of Boot Ranch	Coral Landings	Curlew Crossing
Distance from Subject	-	1.1 miles	3.6 miles	2.6 miles	3.5 miles	1.1 miles	3.14 miles	2.9 miles
Property Type	Retail	Neighborhood	Neighborhood	Neighborhood	Neighborhood	Neighborhood	Neighborhood	Power Center
Year Built	1992	1982	1980	1985	1984	1990	1992	1984
Total GLA	308,712	139.246	199,929	146,673	132,441	241,043	145,378	212,388
Total Occupancy	95.0%(2)	99.0%	93.0%	98.0%	100.0%	100.0%	92.0%	99.0%
Anchor Tenant	Bealls, AMC Theatres, Marshalls, Earth Fare	Walmart Neighborhood Market, Walgreen’s	Publix, Stein Mart, CVS	Publix, Petco	Winn Dixie	Target, Publix, CVS Pharmacy	N/A	Home Depot, Staples, JoAnn Fabrics, Walgreens

(1)	Source: Appraisal.

(2)	Occupancy as of underwritten rent roll dated October 1, 2018.

■	The Borrower. The borrower is Rainier Woodlands Square Acquisitions, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Woodlands Square Loan. The non-recourse carve-out guarantor is J. Kenneth Dunn.

The borrower sponsor of the Woodlands Square Property is J. Kenneth Dunn. Mr. Dunn, a co-founder of The Rainier Companies, is involved with all facets of the company and has primary responsibilities for acquisitions, business development, and negotiations. In 1994 Mr. Dunn cofounded Meridian Realty Advisors, directing the acquisition and management of more than $1 billion in transactions.

■	Escrows. On the origination date of the Woodlands Square Loan, the borrower funded escrow reserves of (i) $345,397 for real estate taxes, (ii) $750,000 for tenant improvement and leasing commissions, and (iii) $388,615 for tenant obligations.

On each due date, the borrower is required to fund the following reserves with respect to the Woodlands Square Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding twelve month period (initially estimated to be $36,550 per month); (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period (initially estimated to be $17,665 per month), provided that insurance is not covered under an acceptable blanket policy or an event of default under the Woodlands Square Loan documents is continuing; (iii) a replacement reserve in an amount equal to $3,859; and (iv) a tenant improvement and leasing commission reserve in an amount equal to $10,290 subject to (a) a $1,250,000 cap prior to the occurrence of Beall’s renewal, and (b) $1,000,000 from each and after the occurrence of Bealls renewal.

■	Lockbox and Cash Management. The Woodlands Square Loan requires a springing hard lockbox, and a springing cash management, each of which will be established upon written notification from the lender to the lockbox bank that a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of a Cash Management Trigger Event, the Woodlands Square Loan documents require the borrower to (a) deliver direction letters to tenants instructing them to pay rent directly to a lender controlled lockbox account and (b) deposit all revenue generated by the Woodlands Square Property within one business day of receipt. During the continuation of a Cash Management Trigger Event, the funds on deposit in the lockbox account are required to be transferred on the next business day to the cash management account to be applied in the following order of priority: (i) real estate taxes; (ii) insurance; (iii) monthly debt service payment; (iv) fees and expenses in accordance with the cash management agreement; (v) monthly replacement reserves; (vi) monthly tenant improvement and leasing commissions reserves; (vii) funds sufficient to pay any interest accruing at the default rate with respect to any event of default that has occurred; (viii) funds sufficient to pay the operating expenses set forth in the annual operating budget; (ix) funds sufficient to pay for extraordinary or other operating expenses not included in the approved annual budget if any, to a borrower-controlled account; and (x) if a Cash Sweep Event (as defined below) is (x) not in effect, all excess cash flow will be returned to a borrower control account; (y) in effect and due to a Critical Tenant Trigger Event (as defined below) to the lender

LOAN #4: woodlands square

controlled Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred, and (z) in effect, but a Critical Tenant Trigger Event is not in effect, all excess cash flow will be deposited in a lender controlled sub account.

A “Cash Management Trigger Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the property manager; provided however that in the event of bankruptcy action of a manager who is not affiliated with the borrower, the borrower will have 30 days within which to terminate such manager; (iii) a Cash Management DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event. A Cash Management Trigger Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, in regard to clause (iii) above, such Cash Management DSCR Trigger Event has terminated, and in regard to clause (iv) above, a Critical Tenant Trigger Event Cure has occurred.

A “Cash Management DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.15x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.20x for two consecutive quarters.

A “Cash Sweep Event” means the occurrence of (i) an event of default; (ii) any bankruptcy action of the borrower, guarantor or the manager; provided however that in the event of bankruptcy action of a manager who is not affiliated with the borrower, the borrower will have 30 days within which to terminate such manager; (iii) a Cash Sweep DSCR Trigger Event (as defined below); or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will continue until, in regard to clause (i) above, such event of default has been cured or waived, in regard to clause (ii) above, such bankruptcy petition has been discharged, stayed or dismissed within 30 days of such filing, among other conditions, for the borrower or the guarantor, or within 120 days for the property manager, in regard to clause (iii) above, Cash Sweep DSCR Trigger Event has terminated, and in regard to clause (iv) above, a Critical Tenant Trigger Event Cure has occurred.

A “Cash Sweep DSCR Trigger Event” means as of the date of determination, the debt service coverage ratio based on the trailing twelve month period is less than 1.15x, until such time that the debt service coverage ratio based on the trailing twelve month period is greater than 1.20x for two consecutive quarters.

A “Critical Tenant Trigger Event” will occur upon (i) AMC Theatres or any other tenant occupying the space currently occupied by such tenant (a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease; (ii) on or prior to twelve (12) months prior to the expiration date, the Critical Tenant fails to give notice of its election to renew its lease; (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify landlord of its election to renew its lease, if Critical Tenant fails to give such notice; (iv) an event of default under the Critical Tenant lease exists; (v) a bankruptcy action of the Critical Tenant or any guarantor under a Critical Tenant Lease occurs; or (vi) if the Critical Tenant discontinues its normal business operations. A Critical Tenant Trigger Event will end (a) with respect to clauses (i), (ii) or (iii), the date that (1) a Critical Tenant Lease extension is executed and delivered by the borrower along with related tenant improvements costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a “Critical Tenant Space Re-tenanting Event” (as defined below) has occurred; (b) with respect to clause (iv) after a cure of applicable event of default; (c) with respect to clause (v) after an affirmation that the Critical Tenant is actually paying all rents and other amounts under its lease; or (d) with respect to clause (vi) the Critical Tenant re-commences its normal business operations or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the Critical Tenant space has been leased to one or more replacement tenants for a term of at least five years on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space has been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

■	Property Management. The Woodlands Square Property is currently managed by Rainier Realty Management, LLC, an affiliate of the borrower, pursuant to a management agreement. The Woodlands Square Loan documents provide that lender consent is required for the borrower to terminate the property manager or consent to the assignment of the property manager’s rights under the management agreement, provided the borrower may, without lender’s consent, replace the property manager with a Qualified Manger (as defined in the Woodlands Square Loan documents).

■	Current Mezzanine or Subordinate Indebtedness. None.

LOAN #4: woodlands square

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Woodlands Square Property, plus 18 months of business interruption coverage as calculated under the loan documents (with an additional extended period of indemnity as reasonably required by the lender) in an amount equal to 100% of the projected gross income from the Woodlands Square Property (on an actual loss sustained basis) for a period continuing until the restoration of the Woodlands Square Property is completed and containing an extended period endorsement which provides for up to 12 months of additional coverage. The terrorism insurance is required to contain a deductible that is acceptable to the lender and is no larger than $10,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #5: phoenix marriott tempe at the buttes

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Tempe, Arizona	Cut-off Date Balance(2)		$40,410,208
Property Type	Hospitality	Cut-off Date Balance per Room(1)		$185,141.02
Size (Rooms)	353	Percentage of Initial Pool Balance		5.5%
Total TTM Occupancy as of 7/31/2018	63.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 7/31/2018	63.1%	Type of Security		Leasehold
Year Built / Latest Renovation	1987 / 2017	Mortgage Rate		5.11000%
Appraised Value	$96,700,000	Original Term to Maturity (Months)		120
Appraisal Date	8/22/2018	Original Amortization Term (Months)		360
Borrower Sponsor	William J. Yung III	Original Interest Only Period (Months)		NAP
Property Management	Columbia Sussex Management, LLC	First Payment Date		11/6/2018
		Maturity Date		10/6/2028

Underwritten Revenues	$27,024,294
Underwritten Expenses	$18,534,800
Underwritten Net Operating Income (NOI)	$8,489,494	Escrows(3)
Underwritten Net Cash Flow (NCF)	$7,138,279		Upfront	Monthly
Cut-off Date LTV Ratio(1)	67.6%	Taxes	$156,460	$13,038
Maturity Date LTV Ratio(1)	55.9%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.99x / 1.67x	Replacement Reserve(4)	$0	$112,601
Debt Yield Based on Underwritten NOI / NCF(1)	13.0% / 10.9%	Other(5)	$342,961	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$65,500,000	100.0%	Loan Payoff	$49,770,127	76.0%
			Principal Equity Distribution	13,713,878	20.9
			Closing Costs	1,516,574	2.3
			Reserves	499,421	0.8
Total Sources	$65,500,000	100.0%	Total Uses	$65,500,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Phoenix Marriott Tempe at the Buttes Loan Combination (as defined below).

(2)	The Cut-off Date Balance of $40,410,208 represents the controlling note A-1, which is part of a loan combination evidenced by two pari passu notes having an aggregate outstanding principal balance as of the Cut-off Date of $65,354,781. The related companion loan, which is evidenced by the non-controlling note A-2, has an outstanding principal balance as of the Cut-off Date of $24,944,573 and is expected to be contributed to the Benchmark 2018-B7 securitization transaction. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

(4)	Monthly Replacement Reserve represents FF&E reserve deposits equal to one-twelfth of 5.0% of the gross revenues for the prior calendar year (initially estimated to be approximately $112,601). See “—Escrows” below.

(5)	Upfront Other reserves represent a (i) $301,961 seasonality reserve, (ii) $38,500 immediate repairs reserve and (iii) $2,500 comfort letter reserve. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Phoenix Marriott Tempe at the Buttes Loan”) is part of a loan combination (the “Phoenix Marriott Tempe at the Buttes Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s leasehold interest in a full service hotel located in Tempe, Arizona (the “Phoenix Marriott Tempe at the Buttes Property”). The Phoenix Marriott Tempe at the Buttes Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of $40,410,208 and represents approximately 5.5% of the Initial Pool Balance. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding principal balance as of the Cut-off Date of $24,944,573, and is expected to be contributed to the Benchmark 2018-B7 securitization transaction. The Phoenix Marriott Tempe at the Buttes Loan Combination, which accrues interest at an interest rate of 5.11000% per annum, was originated by Citi Real Estate Funding Inc. (“CREFI”) on September 20, 2018, had an aggregate original principal balance of $65,500,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $65,354,781. The proceeds of the Phoenix Marriott Tempe at the Buttes Loan Combination were primarily used to refinance a prior debt secured by the Phoenix Marriott Tempe at the Buttes Property, return equity to the borrower sponsor, pay origination costs and fund upfront reserves. The prior financing of the Phoenix Marriott Tempe at the Buttes Property was not included in a securitization.

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,500,000	$40,410,208	CGCMT 2018-C6	Yes
A-2	$25,000,000	$24,944,573	Benchmark 2018-B7	No
Total / Wtd. Avg.	$65,500,000	$65,354,781

The Phoenix Marriott Tempe at the Buttes Loan Combination had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date and requires payments of principal and interest based on a 30-year amortization schedule. The scheduled maturity date of the Phoenix Marriott Tempe at the Buttes Loan Combination is the due date in October 2028. Provided that no event of default has occurred and is continuing under the Phoenix Marriott Tempe at the Buttes Loan documents, at any time after the earlier of September 20, 2022 and the second anniversary of the securitization closing date, the Phoenix Marriott Tempe at the Buttes Loan Combination may be defeased with certain direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Phoenix Marriott Tempe at the Buttes Loan documents. Voluntary prepayment of the Phoenix Marriott Tempe at the Buttes Loan Combination is permitted on or after the due date in July 2028 without payment of any prepayment premium.

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■	The Mortgaged Property. The Phoenix Marriott Tempe at the Buttes Property is a five-story, 353-room, full-service hotel located on approximately 27.7 acres in Tempe, Arizona. The Phoenix Marriott Tempe at the Buttes Property is located adjacent to Tempe Diablo Stadium, the spring training home of the Los Angeles Angels of Anaheim, as well as approximately four miles southwest of downtown Tempe and three miles southeast of Phoenix Sky Harbor International Airport. The 353 rooms consist of 183 standard rooms with a king-sized bed, 161 standard rooms with two queen-sized beds, seven studio suites, one executive suite and one presidential suite. The Phoenix Marriott Tempe at the Buttes Property was initially constructed in 1987, but has undergone an approximately $9.3 million renovation since it was acquired by the borrower sponsor in October 2016. Amenities include two outdoor swimming pools featuring a waterslide and four whirlpools, 42,173 SF of meeting space spread across 19 rooms, an onsite spa, and four food and beverage outlets. The food and beverage outlets include the Top of the Rock Restaurant, which features panoramic views of Tempe and Scottsdale, the Thirsty Cactus Pool Bar and Grill, which offers poolside dining for lunch and dinner, and a lobby bar. The Phoenix Marriott Tempe at the Buttes Property is subject to a franchise agreement with Marriott International, Inc. that expires in October 2036.

According to a July 2018 hospitality research report, the Phoenix Marriott Tempe at the Buttes Property had a 63.1% occupancy, $188.05 ADR and $118.67 RevPAR as of the trailing 12-month period ending July 31, 2018. The Phoenix Marriott Tempe at the Buttes Property’s $118.67 RevPAR ranked it first in its competitive set of eight properties as of July 31, 2018.

The demand segmentation at the Phoenix Marriott Tempe at the Buttes Property consists of 49% leisure, 34% group, 15% commercial and 2% extended stay. The primary competitive set for the Phoenix Marriott Tempe at the Buttes Property consists of seven full-service hotels ranging in size from 209 to 563 rooms, and containing an aggregate of 2,277 rooms (excluding the Phoenix Marriott Tempe at the Buttes Property). The following table presents certain information relating to the 2017 demand analysis with respect to the Phoenix Marriott Tempe at the Buttes Property based on market segmentation:

2017 Accommodated Room Night Demand(1)

Property	Commercial	Group	Leisure	Extended-Stay
Phoenix Marriott Tempe at the Buttes Property	15%	34%	49%	2%
Sheraton Hotel Phoenix Airport Tempe	38%	15%	41%	6%
Hilton Pointe Squaw Peak Resort	14%	40%	44%	2%
DoubleTree Phoenix Tempe	18%	40%	39%	3%
Destination Hotels The Scottsdale Resort at McCormick Ranch	14%	60%	24%	2%
Destination Hotels Tempe Mission Palms Hotel	18%	50%	29%	3%
Hilton Phoenix Airport	32%	20%	43%	5%
Marriott Phoenix Airport	22%	20%	55%	3%

(1)	Source: Appraisal.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Phoenix Marriott Tempe at the Buttes Property:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 7/31/2018	Underwritten	Underwritten $ per Room
Room Revenue	$16,142,844	$16,628,939	$14,526,633	$14,885,818	$14,885,818	$42,169
Food & Beverage Revenue	9,502,498	11,591,350	10,911,059	11,096,187	11,096,187	31,434
Other Revenue	973,097	859,114	958,300	1,042,289	1,042,289	2,953
Total Revenue	$26,618,439	$29,079,404	$26,395,992	$27,024,294	$27,024,294	$76,556

Room Expense	$3,437,267	$3,509,931	$3,699,022	$3,763,307	$3,763,307	$10,661
Food & Beverage Expense	6,360,310	7,199,986	6,343,210	6,286,965	6,286,965	17,810
Other Expense	281,677	306,421	292,592	307,772	307,772	872
Total Departmental Expense	$10,079,254	$11,016,338	$10,334,825	$10,358,044	$10,358,044	$29,343
Total Undistributed Expense	7,886,306	8,254,415	6,867,105	6,854,909	7,042,608	19,951
Fixed Charges	455,912	381,216	494,967	435,400	257,583	730
Ground Rent Expense(2)	801,577	969,337	855,139	876,565	876,565	2,483
Total Operating Expenses	$19,223,048	$20,621,306	$18,552,034	$18,524,917	$18,534,800	$52,507

Net Operating Income	$7,395,391	$8,458,097	$7,843,958	$8,499,376	$8,489,494	$24,050
FF&E	1,330,922	1,453,970	1,319,800	1,351,215	1,351,215	3,828
Net Cash Flow	$6,064,469	$7,004,127	$6,524,158	$7,148,162	$7,138,279	$20,222

Occupancy	74.6%	74.8%	63.0%	63.1%	63.1%
NOI Debt Yield	11.3%	12.9%	12.0%	13.0%	13.0%
NCF DSCR	1.42x	1.64x	1.53x	1.67x	1.67x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	See “—Ground Rent” below for terms of the Phoenix Marriott Tempe at the Buttes Property’s ground lease.

■	Appraisal. According to the appraisal, the Phoenix Marriott Tempe at the Buttes Property had an “as-is” appraised value of $96,700,000 as of August 22, 2018.

Appraisal Approach	Appraised Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow Approach	$96,700,000	10.5%	8.5%

■	Environmental Matters. According to a Phase I environmental report, dated August 31, 2018, the environmental consultant did not identify evidence of any recognized environmental conditions or recommendations for further action at the Phoenix Marriott Tempe at the Buttes Property other than the continued implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The Phoenix Marriott Tempe at the Buttes Property is located in Tempe, Arizona, approximately four miles southwest of downtown Tempe and three miles southeast of Phoenix Sky Harbor International Airport. Phoenix Sky Harbor International Airport is the primary airport serving the Phoenix-Mesa-Scottsdale MSA, with a passenger volume of approximately 43.9 million in 2017. The Cactus League, the spring training home for 15 Major League Baseball franchises at 10 stadiums, generates demand, with Tempe Diablo Stadium, the spring training home of the Los Angeles Angels of Anaheim, located adjacent to the Phoenix Marriott Tempe at the Buttes Property.

Arizona State University’s (“ASU”) main campus is located in Tempe, approximately four miles east of the Phoenix Marriott Tempe at the Buttes Property. ASU’s fall 2017 enrollment at the Tempe campus was 51,164. ASU students participate in 24 varsity sports, which draw spectators and teams from around the country to its Tempe campus.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Phoenix Marriott Tempe at the Buttes Property is 8,764, 117,780 and 300,886, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Phoenix Marriott Tempe at the Buttes Property is $58,536, $60,903 and $65,908, respectively.

The appraisal noted two hotels with a combined 490 rooms in development that are expected to have some degree of competitive interaction with the Phoenix Marriott Tempe at the Buttes Property. Both hotels are currently under construction and have anticipated opening dates in May 2019 and January 2020, respectively.

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The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Phoenix Marriott Tempe at the Buttes Property and its competitive set, as provided in a market research report for the Phoenix Marriott Tempe at the Buttes Property:

Historical Statistics

	Phoenix Marriott Tempe at the Buttes				Competitive Set				Penetration
	2015(1)	2016(1)	2017(1)	TTM 7/31/2018(2)	2015(1)	2016(1)	2017(1)	TTM 7/31/2018(2)	2015(1)	2016(1)	2017(1)	TTM 7/31/2018(2)
Occupancy	74.6%	74.8%	63.0%	63.1%	67.9%	68.2%	67.9%	68.3%	109.9%	109.6%	92.8%	92.3%
ADR	$167.84	$171.95	$182.61	$188.05	$144.08	$144.45	$148.10	$148.65	116.5%	119.0%	123.3%	126.5%
RevPAR	$125.29	$128.64	$115.10	$118.67	$97.85	$98.59	$100.55	$101.59	128.0%	130.5%	114.5%	116.8%

(1)	Source: December 2017 hospitality research report.

(2)	Source: July 2018 hospitality research report.

The following table presents certain information relating to the primary competition for the Phoenix Marriott Tempe at the Buttes Property:

Phoenix Marriott Tempe at the Buttes Property Competitive Set(1)

Property	Number of Rooms	Year Built
Phoenix Marriott Tempe at the Buttes Property	353	1987
Sheraton Hotel Phoenix Airport Tempe	209	1984
Hilton Pointe Squaw Peak Resort	563	1977
DoubleTree Phoenix Tempe	270	1975
Destination Hotels The Scottsdale Resort at McCormick Ranch	326	1976
Destination Hotels Tempe Mission Palms Hotel	303	1986
Hilton Phoenix Airport	259	1989
Marriott Phoenix Airport	347	1999
Total(2)	2,277

(1)	Source: Appraisal.

(2)	Total excludes the Phoenix Marriott Tempe at the Buttes Property.

■	The Borrower. The borrower is CP Buttes, LLC, a single-purpose, single-asset entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Phoenix Marriott Tempe at the Buttes Loan. Columbia Sussex Corporation and CSC Holdings, LLC, jointly and severally, are the non-recourse carve-out guarantors under the Phoenix Marriott Tempe at the Buttes Loan documents.

Founded in 1972, Columbia Sussex Corporation is a privately-owned hotel owner and operator. Currently, Columbia Sussex Corporation owns and manages 39 hotels across 20 different states. The 39 hotels within Columbia Sussex Corporation’s portfolio include hotels operated under the JW Marriott, Westin, Hyatt Regency and Hilton flags.

■	Escrows. At the origination of the Phoenix Marriott Tempe at the Buttes Loan Combination, the borrower deposited $301,961 into a seasonality reserve account, $156,460 into a tax reserve account for payment of the GPLET (as defined below) reserve account, $38,500 into an immediate repairs reserve account, and $2,500 into a comfort letter reserve account. As the city of Tempe is the ground lessor under the ground lease that the Phoenix Marriott Tempe at the Buttes Property is subject to, the land is exempt from country property taxes. In lieu of property taxes, however, the borrower is required to pay a Government Property Lease Excise Tax (“GPLET”). According to the Maricopa County Records and the City of Tempe, the GPLET is based on a rate schedule, which currently assesses the Phoenix Marriott Tempe at the Buttes Property at $0.60 per square foot plus an amount for taxes based on business personal property. The GPLET rate adjusts downward as the age of the Phoenix Marriott Tempe at the Buttes Property increases, with the GPLET rate expected to decrease to $0.30 per square foot in 2027.

On each monthly payment date, the borrower is required to deposit (i) $13,038 into a tax reserve for payment of the GPLET and (ii) a reserve for FF&E, in an amount equal to the greater of (a) the amount of the deposit (if any) then required by the franchisor on account of FF&E under the franchise agreement and (b) (1) during the continuance of a Phoenix Marriott Tempe at the Buttes Trigger Period (as defined below), one-twelfth of 5.0% of the greater of (x) the annual gross revenues for the immediately preceding calendar year and (y) the projected annual gross revenues for the hotel related operations for the calendar year in which such deposit occurs, as set forth in the approved annual budget, or (2) if no Phoenix Marriott Tempe at the Buttes Tigger Period is continuing or during the continuance of a Phoenix Marriott Tempe at the Buttes Trigger Period where no approved annual budget exists, one-twelfth of 5.0% of the annual gross revenues for the hotel related operations for the immediately preceding calendar year. Monthly FF&E reserve deposits are initially estimated to be $112,601 and will be adjusted each April during the term of the Phoenix Marriott Tempe at the Buttes Loan.

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On each monthly payment date beginning in January 2019, the borrower is required to deposit into a seasonality reserve an amount equal to 110% of the quotient of (x) the aggregate amount by which operating income at the Phoenix Marriott Tempe at the Buttes Property for the calendar month is insufficient to establish a debt service coverage ratio of 1.00x based on the then-current annual budget (“Negative Monthly Amount”) for the 12-month period divided by (y) the number of months for which there is no Negative Monthly Amount, based on the then-current seasonality annual budget, to be adjusted annually on February 1st of each calendar year by the lender.

■	Lockbox and Cash Management. The Phoenix Marriott Tempe at the Buttes Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to deliver letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrower is required to deposit all revenue generated by the Phoenix Marriott Tempe at the Buttes Property into the lockbox account. The borrower is also required to deliver a tenant direction letter to each future commercial tenant that leases more than 5,000 square feet, or any portion of the property utilized as a health spa or restaurant. Prior to the occurrence of a Phoenix Marriott Tempe at the Buttes Trigger Period, funds in the lockbox account are to be disbursed to the borrower’s operating account. Upon the occurrence of an Phoenix Marriott Tempe at the Buttes Trigger Period, all sums on deposit in the lockbox account are required to be swept each business day into a cash management account for the payment of, among other things, ground lease rent, debt service and property operating expenses, and for the funding of monthly escrows, with any excess to be held as additional collateral by the lender until the expiration of the applicable Phoenix Marriott Tempe at the Buttes Trigger Period, after which it is returned to the borrower.

A “Phoenix Marriott Tempe at the Buttes Trigger Period” will (a) commence upon the first to occur of (i) an event of default under the Phoenix Marriott Tempe at the Buttes Loan documents, (ii) the debt yield falling below 8.25%, (iii) a Phoenix Marriott Tempe at the Buttes Franchise Agreement Trigger Event (as defined below), (iv) the date which is 12 months prior to the expiration of the Phoenix Marriot Tempe at the Buttes Property’s franchise agreement if a Phoenix Marriott Tempe at the Buttes Franchise Renewal Event (as defined below) has not occurred or (v) any bankruptcy action of Columbia Sussex Management, LLC and (b) expire upon (1) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (ii) above, the debt yield being equal to or greater than 8.75% for one calendar quarter, (3) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (iii) above, lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that the borrower has cured all defaults under the franchise agreement, if the event was caused by the bankruptcy of the franchisor, such franchisor no longer being insolvent or subject to bankruptcy proceedings, the borrower and the franchisor have reaffirmed the franchise agreement, the Phoenix Marriott Tempe at the Buttes Property continues to be operated pursuant to the franchise agreement and all permits applicable to the franchise agreement are in full force and effect, (4) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (iv) above, the occurrence of a Phoenix Marriott Tempe at the Buttes Franchise Renewal Event (as defined below), (5) with regard to any Phoenix Marriott Tempe at the Buttes Trigger Period caused solely by the events described in clause (v) above, the replacement of Columbia Sussex Management, LLC in accordance with the terms of the Phoenix Marriott Tempe at the Buttes Loan documents.

A “Phoenix Marriott Tempe at the Buttes Franchise Agreement Trigger Event” means (i) the borrower being in default under the franchise agreement beyond any applicable notice and cure periods, (ii) the borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect and (iv) any bankruptcy or similar insolvency of franchisor.

A “Phoenix Marriott Tempe at the Buttes Franchise Renewal Event” means the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor) that (i) the related franchise agreement has been extended or replaced by a new franchise agreement in accordance with the terms of the Phoenix Marriott Tempe at the Buttes Loan documents, in each case, for a term expiring no earlier than three years after the maturity date of the Phoenix Marriott Tempe at the Buttes Loan Combination, (ii) such franchise agreement (as so extended) or such replacement franchise agreement, as applicable, is in full force and effect with no defaults thereunder and (iii) to the extent a PIP is required in connection with the foregoing, a deposit has been made to a PIP reserve in accordance with the terms of the Phoenix Marriott Tempe at the Buttes Loan documents.

■	Property Management. The Phoenix Marriott Tempe at the Buttes Property is managed by Columbia Sussex Management, LLC, a borrower affiliate, pursuant to a management agreement expiring October 12, 2036.

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■	Current Mezzanine or Subordinate Indebtedness. None.

■	Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Ground Lease. The Phoenix Marriott Tempe at the Buttes Property is subject to a ground lease with the city of Tempe that expires on December 31, 2074; provided, that if either (a) at any time prior to January 27, 2019 the $3.0 million extension fee paid to the ground lessor by the prior owner of the Phoenix Marriott Tempe at the Buttes Property is rescinded and not repaid by borrower within 30 days’ notice after such rescission or (b) borrower fails to expend the remaining $658,234 of capital expenditure funds prior to January 27, 2022, subject to lender’s cure rights, then the expiration of the ground lease will be September 30, 2044.

Annual ground rent due under the ground lease is equal to the greater of (i) a minimum annual rent set forth in the ground lease which is subject to annual Consumer Price Index (“CPI”) increases capped at 6.0% (currently $43,728) and (ii) from now until the lease year ending on December 31, 2024, the sum of (a) 3.5% of gross rooms revenue and (b) 1.5% of gross food and beverage revenue. For lease years beginning on or after January 1, 2025, the fee structure referenced in clause (ii) above will be increased to 3.75% of gross rooms revenue and 1.75% of gross food and beverage revenue, and for lease years beginning on and after January 1, 2044, the fee structure referenced in clause (ii) above increases to 4.0% of gross rooms revenue and 2.0% of gross food and beverage revenue. In addition, a municipal service fee payment is also required under the ground lease. The municipal service fee is currently equal to $14,201 per month and will be adjusted annually for increases in CPI, capped at 6.0% per year.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Phoenix Marriott Tempe at the Buttes Property, plus business interruption coverage in an amount equal to 100% of the projected gross income less non-continuing expenses from the Phoenix Marriott Tempe at the Buttes Property for 18 months with 6 months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $100,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #6: optimum portfolio – Group B

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	CREFI
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance	$33,855,066
Property Type	Multifamily	Cut-off Date Balance per Unit	$131,221
Size (Units)	258	Percentage of Initial Pool Balance	4.6%
Total Occupancy as of 11/1/2018	96.9%	Number of Related Mortgage Loans	3
Owned Occupancy as of 11/1/2018	96.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	5.34000%
Appraised Value(1)	$52,100,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	9/6/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors	Joseph Ehrman	Original Interest Only Period (Months)	120
Property Management	Optimumprop LLC	First Payment Date	12/6/2018
Maturity Date	11/6/2028

Underwritten Revenues	$3,826,194
Underwritten Expenses	$1,368,351	Escrows
Underwritten Net Operating Income (NOI)	$2,457,842	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,374,195	Taxes	$80,370	$40,185
Cut-off Date LTV Ratio	65.0%	Insurance	$70,066	$7,785
Maturity Date LTV Ratio	65.0%	Replacement Reserve(2)	$215,000	$0
DSCR Based on Underwritten NOI / NCF	1.34x / 1.30x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.3% / 7.0%	Other(3)	$26,824	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,855,066	100.0%	Loan Payoff	$20,559,969	60.7%
Principal Equity Distribution	12,127,937	35.8
Closing Costs	774,901	2.3
Upfront Reserves	392,260	1.2

Total Sources	$33,855,066	100.0%	Total Uses	$33,855,066	100.0%

(1)	Please see the “Portfolio Summary” table below for the individual properties’ appraised values.

(2)	At origination, the borrower deposited $215,000 into the Replacement Reserve account which is equal to the replacement reserve minimum balance as defined under the Optimum Portfolio Group 2 Loan documents. If the balance in the Replacement Reserve drops below $215,000, the borrower is required to deposit $8,600 on each monthly payment date until the balance in the account is equal to or greater than the minimum reserve balance of $215,000.

(3)	Upfront other reserve represents $26,824 for deferred maintenance. See “Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Optimum Portfolio – Group B Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a 258-unit multifamily portfolio comprised of seven properties located in Jersey City, New Jersey at: 630 Bergen Avenue (the “630 Bergen Avenue Property”), 19-25 Kensington Avenue (the “19-25 Kensington Avenue Property”), 9 Garrison Avenue (the “9 Garrison Avenue Property”), 47 Duncan Avenue, 225 Academy Street, 1531-1537 Kennedy Boulevard, 24-28 Belvidere Avenue (collectively, the “Optimum Portfolio - Group B Properties”). The seven properties comprising the Optimum Portfolio – Group B are all cross-collateralized and cross-defaulted with no releases. The Optimum Portfolio – Group B Loan has an outstanding principal balance as of the Cut-off Date of $33,855,066 and represents approximately 4.6% of the Initial Pool Balance. The Optimum Portfolio – Group B Loan accrues interest at a fixed rate of 5.34000% per annum. The proceeds of the Optimum Portfolio – Group B Loan were primarily used to refinance prior debt secured by the Optimum Portfolio – Group B Properties, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Optimum Portfolio - Group B Loan was originated on November 6, 2018 by CREFI.

The Optimum Portfolio - Group B Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Optimum Portfolio - Group B Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Optimum Portfolio - Group B Loan documents, at any time after the earlier to occur of (i) the third anniversary of the Optimum Portfolio - Group B Loan origination or (ii) the second anniversary of the securitization closing date, the Optimum Portfolio - Group B Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Optimum Portfolio - Group B Loan documents. Voluntary prepayment of the Optimum Portfolio - Group B Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in August 2028.

LOAN #6: optimum portfolio – Group B

■	The Mortgaged Properties.

The following table presents certain information relating to the individual Optimum Portfolio – Group B Properties:

Portfolio Summary

Property Name	Year Built / Renovated	Units	Property Occupancy(1)	Allocated Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraised Value	% Appraised Value	UW NCF
630 Bergen Avenue	1930 / 2018	66	97.0%	$9,839,035	29.1%	$14,400,000	27.6%	$689,326
19-25 Kensington Avenue	1920 / 2018	65	98.5	8,696,521	25.7	13,400,000	25.7	609,903
9 Garrison Avenue	1918 / 2018	37	94.6	5,053,507	14.9	7,900,000	15.2	354,154
47 Duncan Avenue	1922 / 2018	32	93.8	4,020,097	11.9	7,000,000	13.4	279,821
225 Academy Street	1920 / NAP	22	100.0	2,979,037	8.8	4,900,000	9.4	209,588
1531-1537 Kennedy Boulevard	1920 / 2018	24	95.8	2,198,343	6.5	3,100,000	6.0	155,783
24-28 Belvidere Avenue	1927 / NAP	12	100.0%	1,068,526	3.2	1,400,000	2.7	75,622
Total / Wtd. Avg.		258	96.9%	$33,855,066	100.0%	$52,100,000	100.0%	$2,374,195

(1)	Based on the Underwritten Rent Roll Dated November 1, 2018.

Portfolio – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month(2)	Average Market Rent per Month(3)
Studio	360	1	0.4%	1	100.0%	$1,075	$1,100
1 BR	731	71	27.5	70	98.6	1,140	1,301
2 BR	940	142	55.0	136	95.8	1,240	1,493
3 BR	1,198	39	15.1	38	97.4	1,389	1,708
4 BR	1,620	4	1.6	4	100.0	1,466	2,000
Medical Office	1,200	1	0.4	1	100.0	1,650	1,650
Total / Wtd. Avg.	931	258	100.0%	250	96.9%	$1,239	$1,480

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	In-Place Average Rent per Month excludes units occupied by the super of each respective Property.

(3)	Source: Appraisal.

Three Largest Properties by Underwritten Net Cash Flow

630 Bergen Avenue – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
1 BR	810	21	31.8%	21	100.0%	$1,079	$1,300
2 BR(3)	1,080	26	39.4	25	96.2%	$1,377	$1,500
3 BR	1,350	19	28.8	18	94.7%	$1,516	$1,700
Total / Wtd. Avg.	1,072	66	100.0%	64	97.0%	$1,317	$1,494

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 630 Bergen Avenue Property that is occupied by a super who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 24 units.

The following table presents certain information relating to historical leasing at the 630 Bergen Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	100.0%	97.1%	98.5%	97.0%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

LOAN #6: optimum portfolio – Group B

19-25 Kensington Avenue – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
1 BR	911	14	21.5%	14	100.0%	$1,126	$1,300
2 BR(3)	1,030	33	50.8	32	97.0%	$1,383	$1,500
3 BR	1,044	17	26.2	17	100.0%	$1,349	$1,700
Medical Office	1,200	1	1.5	1	100.0%	$1,650	$1,650
Total / Wtd. Avg.	1,011	65	100.0%	64	98.5%	$1,321	$1,512

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 19-25 Kensington Avenue Property that is occupied by a super who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 31 units.

The following table presents certain information relating to historical leasing at the 19-25 Kensington Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	98.4%	100.0%	98.4%	98.5%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

9 Garrison Avenue – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)(2)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
1 BR	660	11	29.7	11	100.0%	$1,258	$1,300
2 BR(3)	880	26	70.3	24	92.3%	$1,406	$1,500
Total / Wtd. Avg.	815	37	100.0%	35	94.6%	$1,358	$1,441

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 9 Garrison Avenue Property that is occupied by a super who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 23 units.

The following table presents certain information relating to historical leasing at the 9 Garrison Avenue Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	100.0	100.0%	97.3%	94.6%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent roll dated November 1, 2018.

LOAN #6: optimum portfolio – Group B

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Optimum Portfolio - Group B Properties:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(2)	$3,369,130	$3,456,390	$3,699,045	$3,602,151	$3,717,465	$14,409
Potential Income from Vacant Units	0	0	0	0	144,600	560
Gross Potential Rent	$3,369,130	$3,456,390	$3,699,045	$3,602,151	$3,862,065	$14,969
Vacancy & Credit Loss & Concessions(3)	0	0	0	0	(193,137)	(749)
Other Income(4)	25,574	0	91,674	46,273	157,266	610
Effective Gross Income	$3,394,704	$3,456,390	$3,790,718	$3,648,424	$3,826,194	$14,830

Real Estate Taxes(5)	$363,630	$352,364	$377,473	$395,779	$511,299	$1,982
Insurance	118,962	113,670	114,367	94,193	88,973	345
Management Fee	101,841	103,692	110,971	109,453	114,786	445
Other Operating Expenses	675,389	667,150	654,545	653,294	653,294	2,532
Total Operating Expenses	$1,259,823	$1,236,877	$1,257,357	$1,252,719	$1,368,351	$5,304

Net Operating Income	$2,134,881	$2,219,513	$2,533,362	$2,395,705	$2,457,842	$9,527
Replacement Reserves	0	0	0	0	83,647	324
TI/LC	0	0	0	0	0	0
Net Cash Flow	$2,134,881	$2,219,513	$2,533,362	$2,395,705	$2,374,195	$9,202

Occupancy(2)	99.2%	98.9%	98.8%	NAV	96.9%
NOI Debt Yield	6.3%	6.6%	7.5%	7.1%	7.3%
NCF DSCR	1.16x	1.21x	1.38x	1.31x	1.30x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Occupancy is based on occupied units as of the underwritten rent roll dated November 1, 2018. A rent roll was not provided for the TTM 9/30/2018 period.

(3)	Vacancy is underwritten to the current, economic vacancy of 5.0%.

(4)	Other Income includes antenna income and on-site laundry income.

(5)	Real Estate Taxes were underwritten based on the actual 2018 bills.

■	Appraisal. According to the appraisal, the Optimum Portfolio – Group B Properties had an aggregate “as-is” appraised value of $52,100,000 as of September 6, 2018.

Appraisal Summary – Direct Capitalization Approach
Property	Value	Capitalization Rate
630 Bergen Avenue	$14,400,000	4.75%
19-25 Kensington Avenue	$13,400,000	4.75%
9 Garrison Avenue	$7,900,000	4.75%
47 Duncan Avenue	$7,000,000	4.50%
225 Academy Street	$4,900,000	4.75%
1531-1537 Kennedy Boulevard	$3,100,000	5.25%
24-28 Belvidere Avenue	$1,400,000	5.50%

LOAN #7: shelbourne global portfolio i

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	7	Loan Seller	CREFI
Location (City/State)	Various, New Jersey	Cut-off Date Balance(3)	$30,000,000
Property Type	Various	Cut-off Date Balance per SF(2)	$145.09
Size (SF)	640,983	Percentage of Initial Pool Balance	4.1%
Total Occupancy as of 7/31/2018(1)	94.6%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/31/2018(1)	94.6%	Type of Security	Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate	5.85300%
Appraised Value	$142,750,000	Original Term to Maturity (Months)	120
Appraisal Date	Various	Original Amortization Term (Months)	NAP
Borrower Sponsors	Barry Friedman and Benjamin Schlossberg	Original Interest Only Period (Months)	120
Property Management	Shelbourne Diversified, LLC	First Payment Date	11/6/2018
Maturity Date	10/6/2028

Underwritten Revenues	$15,149,217
Underwritten Expenses	$6,643,263	Escrows
Underwritten Net Operating Income (NOI)	$8,505,955	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,983,871	Taxes	$573,000	$191,000
Cut-off Date LTV Ratio(2)	65.1%	Insurance	$71,290	$14,383
Maturity Date LTV Ratio(2)	65.1%	Replacement Reserve	$0	$11,755
DSCR Based on Underwritten NOI / NCF(2)	1.54x / 1.45x	TI/LC	$0	$31,752
Debt Yield Based on Underwritten NOI / NCF(2)	9.1% / 8.6%	Other(4)	$480,442	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$93,000,000	100.0%	Loan Payoff	$75,292,987	81.0%
Principal’s Equity Distribution	13,004,945	14.0
Landlord TI’s(5)	2,025,000	2.2
Closing Costs	1,552,335	1.7
Upfront Reserves	1,124,732	1.2
Total Sources	$93,000,000	100.0%	Total Uses	$93,000,000	100.0%

(1)	Based on the underwritten rent rolls dated July 31, 2018.

(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Shelbourne Global Portfolio I Loan Combination (as defined below).

(3)	The Cut-off Date Balance of $30,000,000 represents the non-controlling notes A-3 and A-4 of the $93,000,000 Shelbourne Global Portfolio I Loan Combination, which is evidenced by seven pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $93.0 million. See “—The Mortgage Loan” below.

(4)	Upfront Other reserve includes (i) $464,248 for free rent and (ii) $16,194 for immediate repairs.

(5)	Represents $1.625 million in owed TI’s to Universal Technical Institute and $0.4 million in owed TI’s to New Jersey Sharing Network.

■	The Mortgage Loan. The mortgage loan (the “Shelbourne Global Portfolio I Loan”) is part of a loan combination (the “Shelbourne Global Portfolio I Loan Combination”) evidenced by seven pari passu promissory notes that are secured by a first mortgage encumbering the borrowers’ fee simple interest in seven office and industrial properties totaling 640,983 SF located across Bloomfield, New Providence and Piscataway Township, New Jersey (collectively, the “Shelbourne Global Portfolio I Properties”). The Shelbourne Global Portfolio I Loan, which is evidenced by the non-controlling notes A-3 and A-4 had an original principal balance of $30,000,000, has a Cut-off Date Balance of $30,000,000 and represents approximately 4.1% of the Initial Pool Balance. The Shelbourne Global Portfolio I Loan Combination had an original principal balance of $93,000,000, has an outstanding principal balance as of the Cut-off Date of $93,000,000. The Shelbourne Global Portfolio I Loan, which accrues interest at an interest rate of 5.85300% per annum, was originated by Cantor Commercial Real Estate Lending, L.P. (“CCRE”) on September 7, 2018. CREFI has acquired the Shelbourne Global Portfolio I Loan from CCRE. The proceeds of the Shelbourne Global Portfolio I Loan Combination were primarily used to refinance prior debt secured by the Shelbourne Global I Portfolio Properties, return equity to the borrowers, pay origination costs and fund reserves.

The Shelbourne Global Portfolio I Loan has an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Shelbourne Global Portfolio I Loan requires monthly payments of interest only for the term of the Shelbourne Global Portfolio I Loan. The scheduled maturity date of the Shelbourne Global Portfolio I Loan is the due date in October 2028. At any time after the earlier of November 6, 2022 and the second anniversary of the securitization of the last note of the Shelbourne Global Portfolio I Loan Combination, the Shelbourne Global Portfolio I Loan may be defeased with direct non–callable obligations backed by the full faith and credit of the United States of America. Voluntary prepayment of the Shelbourne Global Portfolio I Loan is permitted on or after the due date occurring in August 2028 without payment of any prepayment premium.

Shelbourne Global Portfolio I Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	UBS 2018-C13	Yes
A-2, A-5	$25,000,000	$25,000,000	MS 2018-L1	No
A-3, A-4	$30,000,000	$30,000,000	CGCMT 2018-C6	No
A-6, A-7	$18,000,000	$18,000,000	BMARK 2018-B7	No
Total	$93,000,000	$93,000,000

LOAN #7: shelbourne global portfolio i

■	The Mortgaged Properties. The Shelbourne Global Portfolio I Properties are comprised of one industrial building located in Bloomfield, New Jersey (the “Bloomfield Property”) totaling 290,009 SF, three industrial buildings and one office building located in Piscataway Township, New Jersey (collectively, the “Piscataway Township Properties”) totaling 230,456 SF, and two office buildings located in New Providence, NJ (collectively, the “New Providence Properties”) totaling 120,518 SF. As of May 31, 2018, the Shelbourne Global Portfolio I Properties were 94.6% occupied by 13 tenants including Lummus Technology Inc., Cablevision, Universal Technical Institute, Montclair State University, and New Jersey Urology, LLC. Approximately 26.7% of the GLA is occupied by three investment-grade rated tenants. Since its acquisition of the Shelbourne Global Portfolio I Properties between 2013 and 2015, the Shelbourne Global Portfolio I Borrower Sponsors (as defined below) invested approximately $15.0 million in capital expenditures and TI/LC’s ($23.40 PSF). In addition, according to the Shelbourne Global Portfolio I Borrower Sponsors, tenants at the Shelbourne Global Portfolio I Properties have invested approximately $34.0 million ($114.78 PSF).

Portfolio Summary

Property Name	Largest Tenant	Property Type	Property GLA	Occupancy	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value
1515 Broad Street	Lummus Technology Inc.	Industrial	290,009	100.0%	$13,580,645	45.3%	$3,610,826	$61,150,000
140 Centennial Avenue	Thales USA, Inc.	Industrial	86,860	100.0%	$5,516,129	18.4%	$1,469,450	$23,600,000
675 Central Avenue	Chemetall US INC	Office	72,736	93.5%	$3,903,226	13.0%	$1,039,209	$16,150,000
275 Centennial Avenue	Cablevision	Industrial	56,150	100.0%	$3,096,774	10.3%	$826,928	$15,500,000
691 Central Avenue	NJ Organ & Tissue	Office	47,782	100.0%	$2,870,968	9.6%	$762,928	$10,650,000
80 Kingsbridge Road	East Coast Fitness, LLC	Industrial	30,963	100.0%	$741,935	2.5%	$193,653	$3,700,000
20 Kingsbridge Road	Puracap Pharmaceutical LLC	Office	56,483	46.9%	$290,323	1.0%	$80,877	$12,000,000
Total / Wtd. Avg.			640,983	94.6%	$30,000,000	100.0%	$7,983,871	$142,750,000

(1)	Based on the underwritten rent rolls dated July 31, 2018.

The Shelbourne Global Portfolio I Properties consist of ten buildings across seven properties, totaling 640,983 SF. Built between 1955 and 1974 and most recently renovated between 2004 and 2012, the properties are comprised of office (42.7% of GLA), flex (34.3% of GLA), medical office (9.6% of GLA) and industrial space (13.4% of GLA).

The Bloomfield Property (45.2% of GLA) was built in 1968 and most recently renovated 2009. The Bloomfield Property is a two-building office complex comprised of a Class B building that is occupied by three tenants and a recently gut renovated flex building that is fully occupied by Universal Technical Institute. The Shelbourne Global Portfolio I Borrower Sponsors and Universal Technical Institute have collectively invested over $24.0 million into the building to modernize the space.

The Piscataway Township Properties (36.0% of GLA) were built between 1969 and 1974 and the Piscataway Township property located at 140 Centennial Avenue was most recently renovated in 2006 and 2012. The Piscataway Township Properties consist of four separate office and industrial buildings, and are 87.0% occupied by five tenants, including Thales USA, Inc. (rated A2 by Moody’s) and Cablevision (rated B1 by Moody’s).

The New Providence Properties (18.8% of GLA) were built between 1955 and 1957 and most recently renovated in 2004 and 2008-2009. The New Providence Properties consist of two separate office buildings, and are 96.1% occupied by four tenants.

Lummus Technology Inc. (115,811 SF, 18.1% of GLA, 25.0% of underwritten base rent). Lummus Technology Inc. (“Lummus”) licenses proprietary process technologies to the hydrocarbon industry. It licenses over 100 technologies that are supported by more than 3,000 current and pending patents. Lummus is a subsidiary of McDermott, an engineering, procurement and construction company and a major process technology licensor. McDermott acquired Lummus as part of its Q1 2018 merger with Chicago Bridge & Iron Company.

According to the Shelbourne Global Portfolio I Borrower Sponsors, Lummus has been a tenant at the Shelbourne Global Portfolio I Properties since 1995 and has invested approximately $12.0 million into its space. Lummus has a current lease expiration of December 31, 2022 with no termination options and two, five-year extension options remaining.

Since September 2016, Lummus subleases 32,105 SF to Acosta Foodservices (“Acosta”) on a conterminous lease. Acosta is a privately-held sales and marketing agency focused on institutional food industry clients based in Jacksonville, Florida with more than 100 offices around the world and over 30,000 employees.

LOAN #7: shelbourne global portfolio i

Universal Technical Institute (112,467 SF, 17.5% of GLA, 16.0% of underwritten base rent). With more than 200,000 graduates in its 53-year history, Universal Technical Institute (“UTI”) is a provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The school has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona.

The following table presents certain information relating to the major tenants at the Shelbourne Global Portfolio I Properties:

Five Largest Owned Tenants(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Lummus Technology Inc.(4)	NR / NR / NR	115,811	18.1%	$2,972,178	25.0%	$25.66	12/31/2022	1, 5-year option
Universal Technical Institute	NR / NR / NR	112,467	17.5	1,894,131	16.0	$16.84	12/30/2030	2, 5-year options
Cablevision(5)	NR / B1 / NR	70,368	11.0	1,057,857	8.9	$15.03	11/30/2023	NA
Thales USA, Inc.	NR / A2 / NR	61,224	9.6	1,071,420	9.0	$17.50	9/30/2023	2, 3- or 5-year options
NJ Organ & Tissue	NR / NR / NR	47,782	7.5	902,124	7.6	$18.88	1/31/2032	2, 5-year options
Five Largest Owned Tenants		407,652	63.6%	$7,897,710	66.5%	$19.37
Remaining Tenants		198,574	31.0	3,974,569	33.5	20.02
Vacant		34,757	5.4	0	0.0	0.00
Total / Wtd. Avg. All Tenants		640,983	100.0%	$11,872,280	100.0%	$19.58

(1)	Based on the underwritten rent rolls dated July 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $82,712 in contractual rent steps through September 30, 2019.

(4)	Since September 2016, Lummus subleases 32,105 SF to Acosta on a coterminous lease.

(5)	Cablevision leases 56,150 SF and 14,218 SF at the 275 Centennial Avenue and 80 Kingsbridge Road properties, respectively.

The following table presents certain information relating to the lease rollover schedule at the Shelbourne Global Portfolio I Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Tenants
2018 & MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2019	0	0.0	0.0%	0	0.0	$0.00	0
2020	18,110	2.8	2.8%	335,578	2.8	$18.53	1
2021	24,856	3.9	6.7%	720,824	6.1	$29.00	3
2022	115,811	18.1	24.8%	2,972,178	25.0	$25.66	3
2023	167,823	26.2	51.0%	2,896,938	24.4	$17.26	5
2024	76,149	11.9	62.8%	1,592,818	13.4	$20.92	2
2025	0	0.0	62.8%	0	0.0	$0.00	0
2026	0	0.0	62.8%	0	0.0	$0.00	0
2027	0	0.0	62.8%	0	0.0	$0.00	0
2028	43,228	6.7	69.6%	557,688	4.7	$12.90	2
2029 & Beyond	160,249	25.0	94.6%	2,796,255	23.6	$17.45	4
Vacant	34,757	5.4	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	640,983	100.0%		$11,872,280	100.0%	$19.58	20

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF includes approximately $82,712 in contractual rent steps through September 30, 2019.

The following table presents certain information relating to historical leasing at the Shelbourne Global Portfolio I Properties:

Historical Leased %(1)

	2015	2016	2017	As of 7/31/2018(2)
Owned Space	91.9%	92.1%	92.1%	94.6%

(1)	As provided by the Shelbourne Global Portfolio I Borrower Sponsors and which represents occupancy as of December 31 for the indicated year unless otherwise specified.

(2)	Based on the underwritten rent rolls dated July 31, 2018.

LOAN #7: shelbourne global portfolio i

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shelbourne Global Portfolio I Properties:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 5/31/2018	Underwritten	Underwritten $ per SF
Gross Potential Rent(2)	$10,858,286	$10,323,621	$10,714,708	$10,325,247	$12,437,906	$19.40
Total Recoveries	$3,168,679	$3,285,973	$3,793,902	$3,919,828	$3,948,157	$6.16
Other Income	$168,042	$305,901	$58,760	$176,935	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,236,844)	($1.93)
Effective Gross Income	$14,195,007	$13,915,495	$14,567,370	$14,422,010	$15,149,217	$23.63

Real Estate Taxes	$2,158,311	$2,049,902	$2,080,176	$2,095,999	$2,198,379	$3.43
Insurance	214,098	165,203	168,575	133,496	172,590	0.27
Management Fee	243,346	0	371,903	368,684	454,808	0.71
Other Operating Expenses	3,612,218	3,839,377	3,496,850	3,598,554	3,817,487	5.96
Total Operating Expenses	$6,227,974	$6,054,482	$6,117,503	$6,196,734	$6,643,263	$10.36

Net Operating Income	$7,967,033	$7,861,013	$8,449,867	$8,225,277	$8,505,955	$13.27
Replacement Reserves	0	0	0	0	141,056	0.22
TI/LC	0	0	0	0	381,028	0.59
Net Cash Flow	$7,967,033	$7,861,013	$8,449,867	$8,225,277	$7,983,871	$12.46

Occupancy	91.9%	92.1%	92.1%	94.6%(1)	92.5%(3)
NOI Debt Yield(4)	8.6%	8.5%	9.1%	8.8%	9.1%
NCF DSCR(4)	1.44x	1.42x	1.53x	1.49x	1.45x

(1)	Underwritten Base Rent is based on the underwritten rent roll dated July 31, 2018.

(2)	UW Gross Potential Rent is based on the underwritten rent roll and includes (i) vacancy gross up of $580,626, (ii) rent steps through September 2019 of $82,712, and (iii) straight line rent of $61,224 and $59,797 associated with Thales, USA Inc. and Montclair State University, respectively.

(3)	Vacancy is underwritten to the current, economic vacancy of 7.5%.

(4)	Calculated based on the Shelbourne Global Portfolio I Loan Combination.

■	Appraisal. According to the appraisal, the Shelbourne Global Portfolio I Properties had an aggregate “as-is” appraised value of $142,750,000 as of July and August 2018.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Discounted Cash Flow Approach(1)	$143,400,000	7.09%(1)	6.59%(1)(2)
(1)	Weighted average based on the individual discounted cash flow approach values.

(2)	Represents the terminal cap rate.

■	Environmental Matters. According to the Phase I environmental assessments dated August 2018 for the 140 Centennial Avenue property and the 275 Centennial Avenue property, there exists recognized environmental conditions related to underground storage tanks located on each property. Due to the recognized environmental conditions, the Shelbourne Global Portfolio I Borrowers (as defined below) fully paid for and the lender obtained a 13-year lender’s environmental liability insurance policy for all Shelbourne Global Portfolio I Properties with aggregate limits of not less than $3,000,000, with a $250,000 deductible, and the Shelbourne Global Portfolio I Loan Combination documents prohibit the Shelbourne Global Portfolio I Borrowers from terminating the policy without the lender’s consent or intentionally taking any actions with respect to any property which would reasonably be expected to result in a forfeiture, or adversely affect the validity or enforceability of such policy prior to the date that is three years after the Shelbourne Global Portfolio I Loan Combination stated maturity date. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Shelbourne Global Portfolio I Properties are located across northern New Jersey and benefit from close proximity to New York City.

The Bloomfield Property is located in Bloomfield, New Jersey, within Essex County. Bloomfield is a township adjacent to Clifton, approximately seven miles north of Newark and 18 miles west of New York City. Garden State Parkway passes through the township, providing access to Interstate 280 and State Route 3. Air transportation is provided by Newark Liberty International Airport, approximately 13 miles southeast of Bloomfield. According to the appraisal, the 2017 population and median household income for Bloomfield were 50,823 individuals and $74,653, respectively.

The Piscataway Township Properties are located in Piscataway Township, New Jersey, within Middlesex County. According to the 2010 census, the township had a total population of 50,482. The township is in the northwestern

LOAN #7: shelbourne global portfolio i

portion of the county, with proximity to notable metropolitan areas, including Jersey City, Newark and New York City. Highways serving the township include Interstate 287, and State Route 18. Piscataway Township is primarily a residential community with a suburban development. Air transportation is provided by Central Jersey Regional Airport, approximately nine miles southwest of Piscataway Township. According to the appraisal, the 2017 population and median household income within three miles of Piscataway Township were 85,634 individuals and $87,348, respectively.

The New Providence Properties are located in New Providence, New Jersey, within Union County. New Providence is on the northwestern edge of the county’s border with Morris County. New Providence’s northern portion is bordered by the Passaic River. The borough is west of Summit, north of Berkeley Heights, and south of Chatham Township. New Providence is on the western slope of the Second Watchung Mountain, with numerous creeks comprising its landscape. Parks within the borough include Veterans Memorial Park, Clearwater Park, and Lions Park. New Providence is approximately 28 miles west of New York City and 15 miles west of Newark. According to the appraisal, the 2017 population and median household income within New Providence were 12,835 individuals and $140,041, respectively.

The following table presents certain information relating to the market with respect to the Shelbourne Global Portfolio I Properties:

Market Summary
Property Name	Location	Submarket	Submarket Vacancy	Comp Set	Appraisal’s Conclusion	In-Place Vacancy
1515 Broad Street	Bloomfield, NJ	Bloomfield/Garden State Parkway	19.6%	26.7%	12.2%	0.0%
140 Centennial Avenue	Piscataway Township, NJ	Western Route 287	1.6%	2.7%	6.0%	0.0%
675 Central Avenue	New Providence, NJ	Route 78 East	10.9%	14.8%	10.0%	6.5%
275 Centennial Avenue	Piscataway Township, NJ	Western Route 287	1.6%	2.7%	3.0%	0.0%
691 Central Avenue	New Providence, NJ	Route 78 East	10.9%	14.8%	10.0%	0.0%
80 Kingsbridge Avenue	Piscataway Township, NJ	Western Route 287	1.6%	0.0%	3.0%	0.0%
20 Kingsbridge Road	Piscataway Township, NJ	Western Route 287	1.6%	2.7%	3.0%	53.1%
Total/Wtd. Avg.			11.4%	15.6%	8.9%	5.4%

■	The Borrowers. The borrowers are Kingsbridge 2005, LLC, Shelbourne Broad Street, LLC and 691 Central Avenue SPE LLC (the “Shelbourne Global Portfolio I Borrowers”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. The non-recourse carveout guarantors and borrower sponsors of the Shelbourne Global Portfolio I Loan Combination are Barry Friedman and Benjamin Schlossberg, on a joint and several basis (the “Shelbourne Global Portfolio I Borrower Sponsors”), each of whom are principals of Shelbourne Global Solutions. A non-consolidation opinion was delivered in connection with the origination of the Shelbourne Global Portfolio I Loan Combination.

Shelbourne Global Solutions (“Shelbourne”) is a privately-held company, headquartered in New York City, which invests in and manages real estate-related investments. Shelbourne has successfully partnered with institutional and privately-held firms in a wide variety of transactions with a focus on single- and multi-tenanted office and retail properties. Shelbourne has acquired more than 4.0 million SF of office space and flex space across the country since early 2013 and has in excess of $500 million in assets.

■	Escrows. At origination of the Shelbourne Global Portfolio I Loan, the borrowers funded reserves of (i) $573,000 for real estate taxes, (ii) $71,290 for insurance premiums, (iii) $16,194 for immediate repairs and (iv) $464,248 for free rent associated with UTI.

The Shelbourne Global Portfolio I Borrowers are required to escrow monthly (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $191,000 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage (initially estimated at $14,383), (iii) $11,755 for capital expenditures, and (iv) $31,752 for tenant improvements and leasing commissions.

■	Lockbox and Cash Management. A soft lockbox is in place with respect to the Shelbourne Global Portfolio I Loan Combination. Upon the continuance of a Cash Management Period (as defined below), the Shelbourne Global Portfolio I Loan Combination documents require in place cash management. During the continuance of a Cash Management Period, funds in the lockbox account are required (i) to be swept to the cash management account on each business day, (ii) to be applied on each monthly payment date to fund the required reserve deposits as

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described above under “—Escrows and Reserves,” (iii) to pay debt service on the Shelbourne Global Portfolio I Loan Combination, (iv) to pay operating and extraordinary expenses, and (v) (A) provided no Primary Tenant Cash Trap Period (as defined below) exists and during the continuance of a Cash Management Period, excess cash flow is required to be swept into an excess cash flow account, and (B) during the continuance of a Primary Tenant Cash Trap Period, excess cash flow is required to be swept into a Primary Tenant (as defined below) reserve account to be applied to approved leasing expenses for Primary Tenants.

A “Cash Management Period” (A) will occur upon (i) an event of default, (ii) any bankruptcy action involving a Shelbourne Global Portfolio I Borrowers, a principal of the Shelbourne Global Portfolio I Borrowers, the guarantors, or the property manager, (iii) the debt service coverage ratio based on the trailing 12-month period falling below 1.20x after the end of any calendar quarter, or (iv) the occurrence of a Primary Tenant Cash Trap Period, and (B) will expire upon (i) in the case of the foregoing clause (A)(i), lender’s acceptance of a cure of the event of default, (ii) in the case of the foregoing clause (A)(ii), with respect to a bankruptcy action involving the property manager only, if such property manager is replaced by a qualified manager, (iii) in the case of the foregoing clause (A)(iii), the debt service coverage ratio has been at least equal to 1.25x for two consecutive quarters, and (iv) in the case of the foregoing clause (A)(iii), the occurrence of a Primary Tenant Trigger Cure Event (as defined below).

A “Primary Tenant Cash Trap Period” means the earliest to occur of (i) 12 months prior to the then current expiration of any Primary Tenant lease, whether such Primary Tenant lease is in its initial term or an extension term, (ii) the date upon which Primary Tenant becomes involved in a bankruptcy action, (iii) the date a Primary Tenant is required to give notice of its extension of its lease (and such extension is not exercised or the Primary Tenant gives notice of its intention not to extend such Primary Tenant lease), which date will not be earlier than 12 months prior to the then current expiration date of such lease for any Primary Tenant, (iv) the date upon which any Primary Tenant vacates or “goes dark”, (v) the date upon which any Primary Tenant terminates or gives notice to terminate its lease or (vi) a monetary or material non-monetary default by any Primary Tenant under its lease. A Primary Tenant Cash Trap Period will continue until the borrower has entered into one or more leases with one or more replacement tenants demising in the aggregate the entire Primary Tenant space for a term of not less than five years and a net effective rental rate not less than the net effective rental rate under the Primary Tenant lease or in regard to clause (ii) above, the date upon which the bankruptcy proceeding is cured (a “Primary Tenant Trigger Cure Event”).

A “Primary Tenant” means (i) Lummus or (ii) UTI.

■	Property Management. The Shelbourne Global Portfolio I Properties are currently managed by Shelbourne Diversified LLC, a borrower affiliate. Under the Shelbourne Global Portfolio I Loan documents, the lender has the right to direct the borrowers to terminate the property management agreement and replace the property manager if (i) the debt service ratio is less than 1.00x, (ii) an event of default under the Shelbourne Global Portfolio I Loan documents is continuing, (iii) the property manager becomes insolvent or the subject of a bankruptcy action, (iv) a material default occurs under the management agreement beyond any applicable grace and cure periods, or (v) 50% or more of the direct or indirect ownership interest in the property manager has changed or control of the property manager has changed. The borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. In connection with an approved transfer and assumption of the Shelbourne Global Portfolio I Loan, the Shelbourne Global Portfolio I Borrowers are permitted to obtain preferred equity upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred or is continuing, (ii) the combined loan-to-value ratio including the preferred equity does not exceed 70.0% and (iii) the combined debt service coverage ratio (calculated as the ratio of the (x) net cash flow to (y) the sum of (a) the annual payments required under the Shelbourne Global Portfolio I Loan documents during the next-ensuing 12-month period, plus (b) the maximum amount that would be payable as a preferred equity return during the next-ensuing 12-month period) is not less than 1.25x.

■	Release of Collateral. At any time after the expiration of the related lockout period, the borrowers may obtain the release of the 140 Centennial Avenue property, the 675 Central Avenue property, the 275 Centennial Avenue property, the 691 Central Avenue property, the 80 Kingsbridge Road property, and the 20 Kingsbridge Road property, collectively and not individually (collectively, the “Shelbourne Global Portfolio I Release Properties”), provided that, among other conditions, (i) the borrowers deliver defeasance collateral in an amount equal to the greater of (A) 125% of the allocated loan amount for all of the Shelbourne Global Portfolio I Release Properties and (B) an amount such

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that, after giving effect to the release, (I) the debt service coverage ratio is equal to the greater of (1) 1.40x and (2) the debt service coverage prior to such release and (II) the loan-to-value ratio is less than or equal to the lesser of (1) 60.0% and (2) the loan-to-value ratio preceding the release, (ii) the borrowers deliver a rating agency confirmation from each applicable rating agency, and (iii) the borrowers deliver a REMIC opinion. The Shelbourne Global Portfolio I Loan documents do not permit the partial release of the 1515 Broad Street property.

■	Terrorism Insurance. The Shelbourne Global Portfolio I Borrowers are required to maintain an “all risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Shelbourne Global Portfolio I Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income from the Shelbourne Global Portfolio I Properties for 18 months with 6 months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000, except in the case of loss of rental income coverage for the 1515 Broad Street property, which will have no deductible in excess 72 hours. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #8: optimum portfolio – Group A

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller	CREFI
Location (City/State)	Jersey City, New Jersey	Cut-off Date Balance	$27,224,423
Property Type	Multifamily	Cut-off Date Balance per Unit	$138,900.12
Size (Units)	196	Percentage of Initial Pool Balance	3.7%
Total Occupancy as of 11/1/2018(1)	97.4%	Number of Related Mortgage Loans	3
Owned Occupancy as of 11/1/2018	97.4%	Type of Security	Fee Simple
Year Built / Latest Renovation(1)	Various / 2018	Mortgage Rate	5.34000%
Appraised Value(1)	$42,700,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	9/6/2018	Original Amortization Term (Months)	NAP
Borrower Sponsors	Joseph Ehrman	Original Interest Only Period (Months)	120
Property Management	OptimumProp LLC	First Payment Date	12/6/2018
Maturity Date	11/6/2028
Underwritten Revenues	$2,975,898
Underwritten Expenses	$992,332	Escrows
Underwritten Net Operating Income (NOI)	$1,983,566	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,927,015	Taxes	$83,616	$41,808
Cut-off Date LTV Ratio	63.8%	Insurance	$45,101	$5,011
Maturity Date LTV Ratio	63.8%	Replacement Reserve(2)	$150,000	$0
DSCR Based on Underwritten NOI / NCF	1.35x / 1.31x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.3% / 7.1%	Other(3)	$12,593	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,224,423	100.0%	Loan Payoff	$17,995,387	66.1%
Principal Equity Distribution	8,244,105	30.3
Closing Costs	693,622	2.5
Upfront Reserves	291,310	1.1

Total Sources	$27,224,423	100.0%	Total Uses	$27,224,423	100.0%

(1)	See the “Portfolio Summary” table below for the occupancy, year built and appraised value for each Optimum Portfolio – Group A Property.

(2)	If the balance in the replacement reserve account falls below $150,000, the borrower will be required to make monthly deposits of $6,120 into the replacement reserve account, subject to a cap in the replacement reserve account of $150,000.

(3)	Upfront other reserve represents immediate repairs at the Optimum Portfolio - Group A Properties.

■	The Mortgage Loan. The mortgage loan (“Optimum Portfolio - Group A Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a portfolio of two multifamily properties located in Jersey City, New Jersey (the “Optimum Portfolio - Group A”). The Optimum Portfolio - Group A consists of a 128-unit multifamily property located at 37-39 Duncan Avenue (the “37-39 Duncan Avenue Property”) and a 68-unit multifamily property located at 2465 Kennedy Boulevard (the “2465 Kennedy Boulevard Property”, and along with the 37-39 Duncan Avenue Property, the “Optimum Portfolio – Group A Properties”). The 37-39 Duncan Avenue Property and 2465 Kennedy Boulevard Property are cross-collateralized and cross-defaulted with no releases. The Optimum Portfolio - Group A Loan has an outstanding principal balance as of the Cut-off Date of $27,224,423 and represents approximately 3.7% of the Initial Pool Balance. The Optimum Portfolio - Group A Loan accrues interest at an interest rate of 5.34000% per annum. Proceeds of the Optimum Portfolio - Group A Loan were primarily used to refinance a previous loan secured by the Optimum Portfolio - Group A Properties, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Optimum Portfolio - Group A Loan was originated on November 6, 2018 by Citi Real Estate Funding Inc. (“CREFI”).

The Optimum Portfolio - Group A Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Optimum Portfolio - Group A Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Optimum Portfolio - Group A Loan documents, at any time after the earlier to occur of (i) the third anniversary of the Optimum Portfolio - Group A Loan origination or (ii) the second anniversary of the securitization closing date, the Optimum Portfolio - Group A Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Optimum Portfolio - Group A Loan documents. Voluntary prepayment of the Optimum Portfolio - Group A Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in August 2028.

LOAN #8: optimum portfolio – Group A

■	The Mortgaged Properties.

The following table presents certain information relating to each Optimum Portfolio - Group A Property:

Portfolio Summary

Property Name	Year Built / Renovated	Units	Property Occupancy(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value	% Appraised Value	UW NCF
37-39 Duncan Avenue	1954 / 2018	128	97.7%	$17,826,072	65.5%	$28,100,000	65.8%	$1,266,204
2465 Kennedy Boulevard	1950 / 2018	68	97.1%	9,398,351	34.5	14,600,000	34.2	660,811
Total / Wtd. Avg.		196	97.4%	$27,224,423	100.0%	$42,700,000	100.0%	$1,927,015

(1)	Based on the Underwritten Rent Roll Dated November 1, 2018.

37-39 Duncan Avenue

The following table presents certain information relating to the unit mix at the 37-39 Duncan Avenue Property:

37-39 Duncan Avenue – Multifamily Unit Mix(1)
Unit Type	Average Unit Size (SF)(2)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
Studio	520	52	40.6%	51	98.1%	$1,112	$1,200
1 BR	780	62	48.4	60	96.8%	$1,466	$1,500
2 BR(3)	1040	14	10.9	14	100.0%	$1,671	$1,700
Total / Wtd. Avg.	703	128	100.0%	125	97.7%	$1,345	$1,400

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 37-39 Duncan Avenue Property that is occupied by a super who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon the 13 non-super occupied units.

The following table presents certain information relating to historical leasing at the 37-39 Duncan Avenue Property:

37-39 Duncan Avenue – Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	98.4%	100.0%	100.0%	97.7%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based upon Underwritten Rent Roll dated November 1, 2018.

2465 Kennedy Boulevard

The following table presents certain information relating to the unit mix at the 2465 Kennedy Boulevard Property:

2465 Kennedy Boulevard – Multifamily Unit Mix(1)

Unit Type	Average Unit Size (SF)(2)	# of Units	% of Units	Occupied Units	% Occupied	In-Place Average Rent per Month	Average Market Rent per Month(2)
Studio	440	28	41.2%	27	96.4%	$1,120	$1,150
1 BR	660	14	20.6	14	100.0%	$1,411	$1,400
2 BR(3)	880	26	38.2	25	96.2%	$1,504	$1,550
Total / Wtd. Avg.	654	68	100.0%	66	97.1%	$1,327	$1,354

(1)	Based on the underwritten rent roll dated November 1, 2018.

(2)	Source: Appraisal.

(3)	There is one 2 bedroom unit at the 2465 Kennedy Boulevard Property that is occupied by a super who does not pay rent. As such, In-Place Average Rent per Month is calculated based upon 24 occupied units.

The following table presents certain information relating to historical leasing at the 2465 Kennedy Boulevard Property:

Historical Leased %(1)

	2015	2016	2017	As of 11/1/2018(2)
Owned Space	100.0%	100.0%	97.1%	97.1%

(1)	As provided by the borrower and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on underwritten rent roll dated November 1, 2018.

LOAN #8: optimum portfolio – Group A

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Optimum Portfolio - Group A Properties:

Cash Flow Analysis(1)

	2015	2016	2017	TTM 9/30/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent	$2,740,559	$2,794,290	$2,866,872	$2,856,517	$3,029,976	$15,459
Potential Income from Vacant Units	0	0	0	0	82,800	422
Gross Potential Rent	$2,740,559	$2,794,290	$2,866,872	$2,856,517	$3,112,776	$15,882
Vacancy & Credit Loss & Concessions	0	0	0	0	(155,639)	(794)
Total Rent	$2,740,559	$2,794,290	$2,866,872	$2,856,517	$2,957,137	$15,087
Other Income	15,648	19,103	14,083	25,203	18,761	96
Effective Gross Income	$2,756,208	$2,813,393	$2,880,955	$2,881,720	$2,975,898	$15,183

Real Estate Taxes(2)	$298,300	$295,897	$302,145	$300,671	$417,336	$2,129
Insurance(3)	75,815	86,084	76,076	67,371	57,271	292
Management Fee	82,686	84,402	86,006	86,451	89,277	455
Other Operating Expenses	418,689	417,397	423,757	428,448	428,448	2,186
Total Operating Expenses	$875,489	$883,780	$887,985	$882,941	$992,332	$5,063

Net Operating Income	$1,880,718	$1,929,613	$1,992,970	$1,998,779	$1,983,566	$10,120
Replacement Reserves	0	0	0	0	56,551	289
TI/LC	0	0	0	0	0	0
Net Cash Flow	$1,880,718	$1,929,614	$1,992,970	$1,998,779	$1,927,015	$9,832

Occupancy	99.0%	100.0%	99.0%	NAV	97.4%
NOI Debt Yield	6.9%	7.1%	7.3%	7.3%	7.3%
NCF DSCR	1.28x	1.31x	1.35x	1.36x	1.31x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Real Estate Taxes were underwritten to the appraiser’s concluded tax expense of $417,336 ($2,129 per unit), which is based on actual 2018 tax bills. Jersey City completed a city-wide revaluation of its tax rolls in 2018 for the first time since 1988. The next city-wide revaluation in Jersey City is scheduled for 2027.

(3)	Insurance was underwritten per the actual insurance premium at $292 per unit.

■	Appraisal. According to the appraisal, the Optimum Portfolio - Group A had an aggregate “as-is” appraised value of $42,700,000 as of September 6, 2018.

Appraisal Approach – Direct Capitalization Approach	Value	Discount Rate	Capitalization Rate
37-39 Duncan Avenue	$28,100,000	N/A	4.50%
2465 Kennedy Boulevard	$14,600,000	N/A	4.50%

LOAN #9: Holiday Inn Fidi

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	LCF
Location (City/State)	New York, New York	Cut-off Date Balance(2)	$27,025,000
Property Type	Hospitality	Cut-off Date Balance per Room(1)	$176,880.08
Size (Rooms)	492	Percentage of Initial Pool Balance	3.7%
Total TTM Occupancy as of 6/30/2018	92.5%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/30/2018	92.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	2014 / NAP	Mortgage Rate	5.12050%
Appraised Value	$233,000,000	Original Term to Maturity (Months)	120
Appraisal Date	7/26/2018	Original Amortization Term (Months)	NAP
Borrower Sponsor	Jubao Xie	Original Interest Only Period (Months)	120
Property Management	Crescent Hotel & Resorts, LLC	First Payment Date	11/6/2018
Maturity Date	10/6/2028
Underwritten Revenues	$30,047,207
Underwritten Expenses	$17,696,201	Escrows(3)
Underwritten Net Operating Income (NOI)	$12,351,006
Underwritten Net Cash Flow (NCF)	$11,149,117	Upfront	Monthly
Cut-off Date LTV Ratio(1)	37.3%	Taxes	$1,617,071	$323,414
Maturity Date LTV Ratio(1)	37.3%	Insurance	$189,683	$31,614
DSCR Based on Underwritten NOI / NCF(1)	2.73x / 2.47x	FF&E	$0	$100,157
Debt Yield Based on Underwritten NOI / NCF(1)	14.2% / 12.8%	Other	$1,300,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
A Notes Amount	$87,025,000	63.5%	Loan Payoff	$125,829,280	91.8%
B Note Amount	50,000,000	36.5	Principal Equity Distribution	4,286,252	3.1
Closing Costs	3,802,714	2.8
Reserves	3,106,754	2.3
Total Sources	$137,025,000	100.0%	Total Uses	$137,025,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Holiday Inn FiDi A-Notes (as defined below).

(2)	The Holiday Inn FiDi Loan (as defined below) has a Cut-off Date Balance of $27,025,000 and represents the non-controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) note A-1 of the Holiday Inn FiDi Loan Combination (as defined below), which is evidenced by three pari passu senior notes, with an aggregate outstanding balance as of the Cut-off Date of $87,025,000 and one controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) subordinate note, with an outstanding principal balance as of the Cut-off Date of $50,000,000. See the “Loan Combination Summary” table in “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Holiday Inn FiDi Loan”) is part of a loan combination (the “Holiday Inn FiDi Loan Combination”) evidenced by three pari passu senior notes and one subordinate note that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 492-room full service hotel located in New York, New York (the “Holiday Inn FiDi Property”). The Holiday Inn FiDi Loan, which is evidenced by note A-1, represents a non-controlling (as long as a control appraisal period is not in existence pursuant to the related co-lender agreement) interest in the Holiday Inn FiDi Loan Combination. The Holiday Inn FiDi Loan had an original balance and has an outstanding principal balance as of the Cut-off Date of $27,025,000. The Holiday Inn FiDi Loan represents approximately 3.7% of the Initial Pool Balance. The related pari passu companion loan (together with the Holiday Inn FiDi Loan, the “Holiday Inn FiDi A-Notes”) which is evidenced by two non-controlling pari passu notes A-2 and A-3, had an aggregate original balance and has an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Holiday Inn FiDi Loan Combination had an aggregate original and has an aggregate outstanding principal balance as of the Cut-off Date of $137,025,000 and is evidenced by the Holiday Inn FiDi A-Notes and one controlling (so long as a control appraisal period is not in existence pursuant to the related co-lender agreement) subordinate B note (the “Holiday Inn FiDi B-Note”) with an outstanding principal balance as of the Cut-off Date of $50,000,000. The Holiday Inn FiDi B-Note is currently held by an unaffiliated third party purchaser. The Holiday Inn FiDi Loan accrues interest at an interest rate of 5.12050% per annum. The Holiday Inn FiDi Loan Combination, which accrues interest at an interest rate of 5.25900% per annum, is interest only for 120 months. The proceeds of the Holiday Inn FiDi Loan Combination were primarily used to refinance existing debt on the Holiday Inn FiDi Property, return equity to the borrower sponsor, pay closing costs and fund reserves.

The Holiday Inn FiDi Loan had an initial term of 120 months and has a remaining 118 months as of the Cut-off Date. The Holiday Inn FiDi Loan requires payments of interest only during its term. The scheduled maturity date of the Holiday Inn FiDi Loan is the due date in October 2028. Voluntary prepayments of the Holiday Inn FiDi Loan are permitted on or after the due date in June 6, 2028. Provided no event of default under the Holiday in FiDi Loan is continuing, defeasance of the Holiday in FiDi Loan Combination with direct non-callable obligations of the United States of America or other obligations which are “government securities” is permitted any time after the earlier of (i) the second anniversary of the securitization of the final senior note to be securitized and (ii) September 18, 2021.

LOAN #9: Holiday Inn Fidi

Loan Combination Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$27,025,000	$27,025,000	CGCMT 2018-C6	No(1)
Note A-2	$35,000,000	$35,000,000	WFCM 2018-C47	No
Note A-3	$25,000,000	$25,000,000	LCF(2)	No
Note B	$50,000,000	$50,000,000	Third Party Purchaser	Yes(1)
Total / Wtd. Avg.	$137,025,000	$137,025,000

(1)	Following the occurrence (and during the continuance) of the control appraisal period pursuant to the related co-lender agreement, Note A-1 will be the controlling note.

(2)	Expected to be contributed to one or more future securitizations.

Loan Combination Metrics
	% of Total Debt	Cut-off Date Cumulative LTV	UW Cumulative NOI Debt Yield	UW Cumulative NCF DSCR
A-Notes $87,025,000	63.5%	37.3%	14.2%	2.47x
B-Note $50,000,000	36.5%	58.8%	9.0%	1.53x

■	The Mortgaged Property. The Holiday Inn FiDi Property is a full service hotel with 492 guestrooms located on 99 and 103 Washington Street in the Financial District of Manhattan. Built in 2014, the Holiday Inn FiDi Property is a 50-story hotel situated on a 0.17 acre parcel located on the intersection formed by Rector Street and Washington Street, which is two blocks away from the PATH train at the World Trade Center and one block away from the Rector Street MTA New York City subway station. The Holiday Inn FiDi Property is located approximately 22 miles northwest of JFK International Airport, 11 miles east of Newark Liberty International Airport and 13 miles southwest of LaGuardia Airport. The Holiday Inn FiDi Property features a restaurant and lounge, a fitness center, a business center, on-site guest self-service laundry, and ice machines. The Holiday Inn FiDi Property contains 273 King rooms, 183 Double/Double rooms, 35 Queen rooms and one suite. Each room features a flat-panel television, a dresser, bedside tables, a desk with chair, wall sconces and floor lamps. The Holiday Inn FiDi Property also includes the St. George Tavern which seats approximately 120 people. According to the appraisal, the demand segmentation for the Holiday Inn FiDi Property is approximately 41% leisure, 38% corporate, 15% group and 6% extended stay. The Holiday Inn FiDi Property operates under a franchise agreement with Holiday Hospitality Franchising, LLC, which expires in October 2034 with no extensions.

LOAN #9: Holiday Inn Fidi

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Holiday Inn FiDi Property and its competitive set, as provided in a market report:

Historical Statistics(1)

	Holiday Inn FiDi Property				Competitive Set				Penetration
	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018	12/31/2015	12/31/2016	12/31/2017	TTM 6/30/2018
Occupancy	72.9%	82.4%	89.1%	91.8%	85.5%	90.3%	91.8%	92.8%	85.3%	91.3%	97.0%	99.0%
ADR	$192.46	$182.51	$175.62	$179.02	$202.42	$193.70	$186.50	$188.92	95.1%	94.2%	94.2%	94.8%
RevPAR	$140.30	$150.39	$156.42	$164.37	$173.01	$174.87	$171.17	$175.26	81.1%	86.0%	91.4%	93.8%

(1)	Source: Travel Research Report.

The following table presents certain information relating to the 2017 demand analysis with respect to the Holiday Inn FiDi Property based on market segmentation, as provided in the appraisal for the Holiday Inn FiDi Property:

2017 Accommodated Room Night Demand(1)

Leisure	Corporate	Group	Extended Stay
41.0%	38.0%	15.0%	6.0%

(1)	Source: Appraisal.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Holiday Inn FiDi Property:

Cash Flow Analysis

	2015	2016(1)	2017(1)	TTM 6/30/2018(1)	Underwritten	Underwritten $ per Room
Room Revenue	$25,401,384	$27,081,477	$28,088,962	$29,515,174	$29,515,174	$59,990
Food & Beverage Revenue	0	0	0	300,000	300,000	610
Other Revenue(1)	237,262	244,141	196,454	295,395	232,033	472
Total Revenue	$25,638,646	$27,325,618	$28,285,416	$30,110,569	$30,047,207	$61,072

Room Expense	5,263,368	5,428,644	5,874,610	6,501,344	6,501,344	13,214
Food & Beverage Expense	0	0	0	0	0	0
Other Expense	18,650	21,647	25,016	32,486	25,518	52
Total Departmental Expense	$5,282,018	$5,450,291	$5,899,626	$6,533,830	$6,526,862	$13,266
Total Undistributed Expense	6,124,746	6,304,755	6,356,901	6,606,266	6,855,809	13,935
Total Fixed Charges	3,299,628	4,973,356	4,557,799	4,286,683	4,313,531	8,767
Total Operating Expenses	$14,706,392	$16,728,402	$16,814,326	$17,426,779	$17,696,201	$35,968

Net Operating Income	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$12,351,006	$25,104
FF&E	0	0	0	0	$1,201,888	2,443
Net Cash Flow	$10,932,254	$10,597,216	$11,471,090	$12,683,790	$11,149,117	$22,661

Occupancy	73.1%	82.2%	89.0%	92.5%	92.5%
NOI Debt Yield(2)	12.6%	12.2%	13.2%	14.6%	14.2%
NCF DSCR(2)	2.42x	2.35x	2.54x	2.81x	2.47x

(1)	Net Operating Income has increased from 2016 to TTM 6/30/2018 due to an increase in occupancy from 82.2% to 92.5%. The building was developed in 2014 and has had increasing occupancy each year since.

(2)	NOI Debt Yield and NCF DSCR are based on the Holiday Inn FiDi A-Notes.

■	Appraisal. As of the appraisal valuation date of July 26, 2018, the Holiday Inn FiDi Property had an “as-is” appraised value of $233,000,000.

Appraisal Approach	“As-Is” Value	Discount Rate	Terminal Capitalization Rate
Discounted Cash Flow Approach	$233,000,000	7.50%	5.50%

LOAN #9: Holiday Inn Fidi

■	Environmental Matters. According to a Phase I environmental report dated August 27, 2018, there are no recognized environmental conditions or recommendations for further actions at the Holiday Inn FiDi Property.

■	Market Overview and Competition. The Holiday Inn FiDi Property is located within the Financial District Submarket of Manhattan in New York, New York. The Holiday Inn FiDi Property is located on the northeast corner of Rector and Washington Streets, adjacent to the 9/11 Memorial Museum and 0.2 miles from the 9/11 Memorial Plaza. It is estimated that during 2017 the 9/11 Memorial Plaza had approximately 33 million visitors and the 9/11 Memorial Museum had approximately five million visitors.

The Holiday Inn FiDi Property is located adjacent to the Rector Street Station where the 1, N, Q, R and W subway lines are located, 0.1 miles from Wall Street Station where the 4 and 5 subway lines are located and 0.2 miles from the Broad Street Station where the J and Z subway lines are located. The Holiday Inn FiDi Property is located 0.3 miles from the World Trade Center Transportation Hub, known as Oculus, which has served 250,000 PATH daily commuters and millions of annual visitors.

According to the appraisal, the estimated 2018 population within a one-, three-, and five-mile radius of the Holiday Inn FiDi Property is expected to be 86,914, 874,796 and 2,272,525, respectively; the estimated 2018 average household income within the same one-, three- and five-mile radii is expected to be $154,407, $129,878 and $113,998, respectively. A third party hospitality research report identified five other hotels within the Holiday Inn FiDi Property’s competitive set. Occupancy for the competitive set has increased from 91.8% during 2017 to 92.8% during the trailing 12 month period ending with June 2018. Occupancy at the Holiday Inn FiDi Property for these same periods has increased from 89.1% to 91.8%. ADR for the competitive set has increased from $186.50 during 2017 to $188.92 during the trailing 12 month period ending with June 2018. ADR for the Holiday Inn FiDi Property was $175.62 in 2017 and $179.02 during the trailing 12 month period ending with June 2018. As a result of the increased occupancy and ADR at the Holiday Inn FiDi Property, Revenue Per Available Room (“RevPAR”) has increased from $156.42 in 2017 to $164.37 in the trailing 12 month period ending with June 2018.

■	The following table presents certain information related to the competitive properties identified in the appraisal for the Holiday Inn FiDi Property:

Holiday Inn FiDi Property Competitive Set(1)

Property	Year Opened	Number of Rooms	Distance (in miles)	Appraiser’s Estimated 2017 Occupancy	Appraiser’s Estimated 2017 ADR	Appraiser’s Estimated 2017 RevPAR
Holiday Inn FiDi Property	2014	492	—	89.0%	$175.79	$156.41
Doubletree New York City Financial District	2010	399	0.3	89.0%	$209.00	$186.01
Hampton Inn Manhattan Downtown Financial District	2014	81	0.3	92.0%	$200.00	$184.00
Marriott New York Downtown	1991	513	0.1	85.0%	$269.00	$228.65
Hilton Millennium New York Downtown	1992	569	0.3	90.0%	$265.00	$238.50
Four Points by Sheraton New York Downtown	2016	261	0.4	90.0%	$204.00	$183.60
Holiday Inn New York City Wall Street	2008	113	0.3	94.0%	$194.00	$182.36
Total / Wtd. Avg.(2)		1,936		88.8%	$239.43	$212.11

(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. excludes rooms at the Holiday Inn FiDi Property.

■	The Borrower. The borrower is Golden Seahorse LLC, a Delaware limited liability company and single purpose entity with two independent directors. Counsel to the borrower delivered a non-consolidation opinion in connection with origination of the Holiday Inn FiDi Loan. Jubao Xie is the borrower sponsor and guarantor of certain nonrecourse carve-outs under the Holiday Inn FiDi Mortgage Loan. Jubao Xie, who is the managing member of Golden Seahorse LLC and has over 25 years of experience in commercial real estate investing and development. Mr. Xie founded Yiduo Group in 1992 which invests in real estate development, commercial spaces, property management and financial services. Mr. Xie still serves as the chairmen of Yiduo Group, which owns 16 subsidiaries. In 2009, Mr. Xie invested in and developed over 100 residential houses in Seattle.

■	Escrows. On the origination date of the Holiday Inn FiDi Loan, the borrower funded escrow reserves of $1,617,071 for real estate taxes, $1,300,000 for seasonality reserve, and $189,683 for insurance.

On each due date, the borrower is required to fund the following reserves with respect to the Holiday Inn FiDi Loan: (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be payable over the succeeding twelve month period which currently equates to $323,414; and (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the, lender estimates will be necessary to pay insurance premiums over the then succeeding twelve month period, which currently equates to $31,614.

LOAN #9: Holiday Inn Fidi

On each due date, the borrower is required to fund an FF&E reserve equal to the greater of (A) (x) commencing in November 2018, one-twelfth of 2%, (y) commencing in November 2019, one-twelfth of 3%, and (z) commencing on November 2020 and thereafter, an amount equal to one-twelfth of 4%, in each case of the greater of (i) the gross revenue generated during the 12-month period ending on the last day of the most recent calendar quarter for which the borrower has furnished financial statements, and (ii) the gross revenue projected in the then-effective approved annual budget for the 12-month period to which such approved annual budget relates, or (B) the amount required to be reserved under the franchise agreement or the management agreement. Monthly FF&E reserve is currently estimated at $100,157.

Throughout the term of the Holiday Inn FiDi Loan Combination, if the seasonality reserve falls below the cap of $1.3 million then all excess cash flow is required to be deposited into the seasonality reserve until the cap is achieved. If on the December payment date of each calendar year, the seasonality reserve balance is less than the $1.3 million reserve cap, the borrower will be required to deposit into the seasonality reserve account an amount such that the amounts on deposit therein will be equal to $1.3 million (“Seasonality Requirement”).

■	Lockbox and Cash Management. The borrower and the Holiday Inn FiDi Manager (as defined below) are required to cause all rents and other gross revenue from the Holiday Inn FiDi Property to be delivered directly into a lender-controlled clearing account (the “Holiday Inn FiDi Clearing Account”). Credit card direction letters and tenant direction letters were delivered at closing to cause credit card payments and rents to be deposited directly into the Holiday Inn FiDi Clearing Account. To the extent the borrower or the Holiday Inn FiDi Manager receives any gross revenue from the operation of the Holiday Inn FiDi Property, the borrower and the Holiday Inn FiDi Manager are both required within one business day of such receipt to deposit such amounts into the Holiday Inn FiDi Clearing Account. Amounts on deposit in the Holiday Inn FiDi Clearing Account are swept daily to a lender-controlled cash management account (the “Holiday Inn FiDi Cash Management Account”). On each monthly payment date, amounts on deposit in the Holiday Inn FiDi Cash Management Account are applied to pay debt service, to make deposits into the reserve funds and pay operating expenses in accordance with the then current approved annual budget. If no Cash Sweep Event Period (defined below) is continuing, all excess cash after deposits for the Seasonality Requirements will be disbursed to the borrower.

A “Cash Sweep Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the Holiday Inn FiDi Combination Loan; (ii) the occurrence and continuance of any event of default under the related management agreement; (iii) the date that the debt service coverage ratio is less than 1.20x through the Holiday Inn FiDi B-Note (equivalent to 1.95x through the Holiday Inn FiDi A-Notes); or (iv) the delivery of notice by the related franchisor of any breach or default by the borrower under the related franchise agreement that, with the passage of time and/or delivery of notice, permits the related franchisor to terminate or cancel the related franchise agreement. A Cash Sweep Event Period will end, with regard to clause (i) above, upon the lender’s acceptance in its sole discretion of a cure of such event of default; with regard to clause (ii) above, on the date on which (a) the event of default under the related management agreement has been cured to the lender’s satisfaction, or (b) the borrower has entered into a replacement management agreement with a qualified manager in accordance with the terms of the loan documents; with regard to clause (iii) above, upon the net cash flow debt service coverage ratio being at least 1.40x through the Holiday Inn FiDi B-Note (equivalent to 2.26x through the Holiday Inn FiDi A-Notes for two consecutive calendar quarters; or with regard to clause (iv) above, on the date on which the borrower has delivered evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the related franchisor, indicating that the related franchise agreement is in full force and effect with no default thereunder.

■	Property Management. The Holiday Inn FiDi Property is managed by Crescent Hotels & Resorts, LLC (the “Holiday Inn FiDi Manager”).

■	Current Mezzanine or Secured Subordinate Indebtedness. The Holiday Inn FiDi B-Note has a Cut-off Date balance of $50.0 million and is coterminous with the Holiday Inn FiDi A-Notes. The Holiday Inn FiDi B-Note requires interest-only payments through maturity. The Holiday Inn FiDi B-Note accrues interest at an interest rate of 5.50000% per annum on an Actual/360 basis. The Holiday Inn FiDi B-Note was sold to an unaffiliated third party purchaser. See “Description of the Mortgage Pool– The Loan Combinations–The Holiday Inn FiDi Loan Combination” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. None permitted.

■	Release of Collateral. Not permitted.

LOAN #9: Holiday Inn Fidi

■	Terrorism Insurance. The Holiday Inn FiDi loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to 100% of the full replacement cost of the Holiday Inn FiDi Property. The Holiday Inn FiDi loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

LOAN #10: cayuga capital bushwick portfolio

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	3		Loan Seller		CREFI
Location (City/State)	Brooklyn, New York		Cut-off Date Balance		$26,000,000
Property Type	Multifamily		Cut-off Date Balance per Unit		$412,698
Size (Units)	63		Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 9/30/2018	93.7%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/30/2018	93.7%		Type of Security		Fee Simple
Year Built / Latest Renovation	Various / NAP		Mortgage Rate		5.28000%
Appraised Value(1)	$40,800,000		Original Term to Maturity (Months)		120
Appraisal Date(1)	8/10/2018		Original Amortization Term (Months)		NAP
Borrower Sponsors	Marshall Kesten, James P. Wiseman and		Original Interest Only Period (Months)		120
	Jacob L. Sacks		First Payment Date		12/6/2018
Property Management	CCM Property Management LLC		Maturity Date		11/6/2028

Underwritten Revenues	$2,382,402
Underwritten Expenses	$407,554		Escrows
Underwritten Net Operating Income (NOI)	$1,974,848			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,946,275		Taxes	$8,587	$2,862
Cut-off Date LTV Ratio	63.7%		Insurance	$18,837	$3,767
Maturity Date LTV Ratio	63.7%		Replacement Reserve	$0	$1,619
DSCR Based on Underwritten NOI / NCF	1.42x / 1.40x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	7.6% / 7.5%		Other(2)	$14,625	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$26,000,000	100.0%	Loan Payoff	$24,315,688	93.5%
			Principal Equity Distribution	987,894	3.8
			Closing Costs	654,369	2.5
			Upfront Reserves	42,050	0.2

Total Sources	$26,000,000	100.0%	Total Uses	$26,000,000	100.0%

(1)	Please see the “Portfolio Summary” table below for the individual properties’ appraised values.

(2)	Upfront Other reserves represents $14,625 for deferred maintenance. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (“Cayuga Capital Bushwick Portfolio Loan”) is secured by a first mortgage encumbering the borrower’s fee simple interest in a 63-unit multifamily portfolio comprised of three properties: the 184 Noll Street Property, 286 Stanhope Street Property and 324 Melrose Street Property, located in the Bushwick neighborhood of Brooklyn, New York (collectively, the “Cayuga Capital Bushwick Portfolio Properties”). The three properties comprising the Cayuga Capital Bushwick Portfolio Loan are all cross-collateralized and cross-defaulted with no releases. The Cayuga Capital Bushwick Portfolio Loan has an outstanding principal balance as of the Cut-off Date of $26,000,000 and represents approximately 3.5% of the Initial Pool Balance. The Cayuga Capital Bushwick Portfolio Loan accrues interest at an interest rate of 5.28000% per annum. The proceeds of the Cayuga Capital Bushwick Portfolio Loan were primarily used to refinance prior debt secured by the Cayuga Capital Bushwick Portfolio Properties, return equity to the borrower sponsor, pay closing costs and fund upfront reserves. The Cayuga Capital Bushwick Portfolio Loan was originated by CREFI on October 18, 2018.

The Cayuga Capital Bushwick Portfolio Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Cayuga Capital Bushwick Portfolio Loan requires interest-only payments for the full term and has a scheduled maturity date that is the due date in November 2028. Provided that no event of default has occurred and is continuing under the Cayuga Capital Bushwick Portfolio Loan documents, at any time after the second anniversary of the securitization closing date, the Cayuga Capital Bushwick Portfolio Loan may be defeased with certain direct full faith and credit obligations of the United States or other obligations which are “government securities” permitted under Cayuga Capital Bushwick Portfolio Loan documents. Voluntary prepayment of the Cayuga Capital Bushwick Portfolio Loan is permitted (in whole, but not in part) without penalty on or after the monthly payment due date occurring in September 2028 without payment of a prepayment premium.

■	The Mortgaged Properties. The Cayuga Capital Bushwick Portfolio Properties have a total of 63 units across three properties (the “184 Noll Street Property”, “286 Stanhope Street Property” and “324 Melrose Street Property”).

LOAN #10: cayuga capital bushwick portfolio

The following table presents certain information relating to the individual Cayuga Capital Bushwick Portfolio Properties:

Portfolio Summary(1)

Property Name	Year Built	Units	Property Occupancy(2)	Underwritten Rent Roll Date	Allocated Cut-off Date Balance	% Allocated Loan Combination Original Balance	Appraised Value(3)	% Appraised Value(3)	UW NCF
184 Noll Street	2009	32	90.6%	9/30/2018	$12,776,413	49.1%	$20,000,000	49.0%	$968,195
286 Stanhope Street	2009	23	95.7%	9/30/2018	10,412,776	40.0	16,400,000	40.2	740,399
324 Melrose Street	2010	8	100.0%	9/30/2018	2,810,811	10.8	4,400,000	10.8	237,681
Total / Wtd. Avg.		63	93.7%		$26,000,000	100.0%	$40,800,000	100.0%	$1,946,275

(1)	Based on the underwritten rent roll dated September 30, 2018 and the Cayuga Capital Bushwick Portfolio Loan documents.

(2)	Represents the occupancy of the residential component of each respective property.

(3)	Source: Appraisal.

184 Noll Street Property

The 184 Noll Street Property is a six-story multifamily building with commercial space that was constructed in 2009 and is comprised of 32 residential apartment units and 4,400 SF of office space (totaling 22,712 SF). The property features an elevator and a 16-space subterranean parking garage. The tenants have an option to lease a parking space for a monthly fee, as well as access to Zipcar service. The residential unit mix consists of four studio apartments, 10 two-bedroom apartments and 18 three-bedroom apartments. The studios average 375 SF with an average rental rate of $2,115 per month. The two-bedroom units average 527 SF with an average rental rate of $2,776 per month. The three-bedroom units average 641 SF with an average rental rate of $3,264 per month. As of the underwritten rent roll dated September 30, 2018, the residential component of the 184 Noll Street Property was 90.6% occupied with two vacant three-bedroom apartments and one vacant two-bedroom apartment. The residential component comprises approximately 86.9% of underwritten EGI. The commercial component is comprised of four office tenants: Ryan Barth-Dwyer, Michael Cappiello, Heaven Street, Inc. and Gypsy Housing. The 184 Noll Street Property benefits from a 15-year 421(a) tax abatement. Under the 421(a) tax abatement program, the residential taxes are 100.0% exempt for the first 11 years, with the exemption percentage declining annually in even 20.0% increments beginning in Year 12. The tax abatement completely phases out by the end of the 15th year with full taxes being paid starting in the 2027/2028 tax year. The chart below represents the multifamily unit mix at the 184 Noll Street Property.

184 Noll Street – Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
Studio	4	12.5%	4	100.0%	375	$2,150	$2,115
2 BR	10	31.3	9	90.0	527	$2,775	$2,776
3 BR	18	56.3	16	88.9	641	$3,300	$3,264
Total / Wtd. Avg.	32	100.0%	29	90.6%	572	$2,992	$2,954

(1)	Based on the underwritten rent roll dated September 30, 2018.

(2)	Source: Appraisal.

286 Stanhope Street Property

The 286 Stanhope Street Property is a five-story multifamily building with commercial space that was constructed in 2009 and is comprised of 23 residential apartment units and 6,750 SF of commercial space (totaling 20,620 SF). The property features an elevator and a 12-space parking area in the rear of the building. The tenants have an option to lease a parking space for a monthly fee, as well as access to Zipcar service. As of the underwritten rent roll dated September 30, 2018, the residential component of the 286 Stanhope Street Property was 95.7% occupied (one vacant unit) with the residential unit mix consisting of two one-bedroom apartments, nine two-bedroom apartments, and 12 three-bedroom apartments. The one-bedroom units average 477 SF with an average rental rate of $2,349 per month. The two-bedroom units average 549 SF with an average rental rate of $2,579 per month. The three-bedroom units average 665 SF with an average rental rate of $2,885 per month. The residential component comprises approximately 77.5% of underwritten EGI. The commercial component is comprised of three tenants: Cellar Studio (space utilized as ambulatory medical equipment storage), Still Waters In A Storm (a reading and learning center for children) and Lacey Fekishazy (a month-to-month office tenant). The 286 Stanhope Street property benefits from a

LOAN #10: cayuga capital bushwick portfolio

15-year 421(a) tax abatement on the residential component and a 25-year Industrial and Commercial Abatement Program (“ICAP”) tax abatement on the commercial component. Under the 421(a) program, the residential taxes are 100.0% exempt for the first 11 years, with the exemption percentage declining annually beginning in Year 12 in even 20.0% increments. The 421(a) tax abatement phases out completely by the end of the 15th year with full residential taxes being paid beginning in the 2026/2027 tax year. Under the 286 Stanhope Street Property’s 25-year ICAP, taxes on the commercial component are 100.0% exempt for the first 16 years, with the exemption percentage declining annually beginning in year 17 in even 10.0% increments. The ICAP phases out completely by the end of the 25th, year with full commercial taxes being paid beginning in the 2035/2036 tax year. The chart below represents the multifamily unit mix at the 286 Stanhope Street Property.

286 Stanhope Street – Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
1 BR	2	8.7%	2	100.0%	477	$2,350	$2,349
2 BR	9	39.1	9	100.0	549	$2,625	$2,579
3 BR	12	52.2	11	91.7	665	$3,000	$2,885
Total / Wtd. Avg.	23	100.0%	22	95.7%	603	$2,797	$2,711

(1)	Based on the underwritten rent roll dated September 30, 2018.

(2)	Source: Appraisal.

With respect to the 184 Noll Street Property and the 286 Stanhope Street Property, both have a condominium structure in place. However, the sponsors are the only board members and control the condominiums. Each of the respective borrowers (184 Noll Owner LLC and 286 Stanhope Owner LLC) owns all of the units at the respective condominium, together with all common elements appurtenant thereto. In connection with the origination of the Cayuga Capital Bushwick Portfolio Loan, both co-borrowers covenanted that, among other things: (i) all of the terms and provisions of the condominium documents will be subordinate to the terms and provisions of the various mortgage loan documents (including, but not limited to, the application of insurance proceeds and condemnation awards); (ii) none of the units will be sold or marketed for sale; and (iii) the condominium units may not be modified, amended, or terminated without lender’s express written approval.

324 Melrose Street Property

The 324 Melrose Street Property is a four-story multifamily building that was constructed in 2010 and is comprised of eight residential apartment units totaling 5,290 SF. The 324 Melrose Street Property is a walk-up property with a unit mix of five two-bedroom units and three three-bedroom units. The two-bedroom units average 625 SF with an average rental rate of $2,629 per month. The three-bedroom units average 722 SF with an average rental rate of $3,333 per month. As of the underwritten rent roll dated September 30, 2018, the apartment units were 100.0% occupied. The property benefits from a 15-year 421(a) tax abatement. Under the 421(a) tax abatement program, the residential taxes are 100.0% exempt for the first 11 years, with the exemption percentage declining annually beginning in Year 12 in even 20.0% increments. The tax abatement completely phases out by the end of the 15th year, with full taxes being paid beginning in the 2026/2027 tax year. The chart below represents the multifamily unit mix at the 324 Melrose Street Property.

324 Melrose Street – Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average Rent per Month
2 BR	5	62.5%	5	100.0%	625	$2,650	$2,629
3 BR	3	37.5	3	100.0	722	$3,400	$3,333
Total / Wtd. Avg.	8	100.0%	8	100.0%	661	$2,931	$2,893

(1)	Based on the underwritten rent roll dated September 30, 2018.

(2)	Source: Appraisal.

LOAN #10: cayuga capital bushwick portfolio

The following table presents certain information relating to historical leasing at the Cayuga Capital Bushwick Portfolio Properties:

Historical Leased %(1)(2)

	2016	2017	As of 9/30/2018(3)
Owned Space	96.1%	94.9%	93.7%

(1)	As provided by the borrowers and which represents average month-end occupancy for the indicated year unless otherwise specified.

(2)	Based on the multifamily components of the Cayuga Capital Bushwick Portfolio Properties.

(3)	Based on the underwritten rent roll dated September 30, 2018.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Cayuga Capital Bushwick Portfolio Properties:

Cash Flow Analysis(1)

	2016	2017	TTM 6/30/2018	Underwritten	Underwritten $ per Unit
Apartment Income
Base Rent(2)	$2,114,269	$2,039,908	$2,055,972	$2,021,316	$32,084
Potential Income from Vacant Units	0	0	0	148,500	2,357
Gross Potential Rent	$2,114,269	$2,039,908	$2,055,972	$2,169,816	$34,442
Vacancy & Credit Loss & Concessions(3)	0	0	0	(150,082)	(2,382)
Total Rent	$2,114,269	$2,039,908	$2,055,972	$2,019,734	32,059
Net Commercial Income(4)	361,682	309,264	350,840	362,667	5,757
Effective Gross Income	$2,475,951	$2,349,172	$2,406,812	$2,382,402	$37,816

Real Estate Taxes(5)	$34,823	$25,656	$18,957	$32,772	$520
Insurance	35,704	48,044	50,964	48,869	776
Management Fee	74,279	70,475	72,204	71,472	1,134
Other Operating Expenses	269,953	181,838	254,441	254,441	4,039
Total Operating Expenses	$414,758	$326,013	$396,566	$407,554	$6,469

Net Operating Income	$2,061,192	$2,023,159	$2,010,246	$1,974,848	$31,347
Replacement Reserves – Apartments	0	0	0	15,750	250
Replacement Reserves – Commercial	0	0	0	1,673	27
TI/LC(6)	0	0	0	11,150	177
Net Cash Flow	$2,061,192	$2,023,159	$2,010,246	$1,946,275	$30,893

Occupancy(2)	96.4%	94.9%	NAV	93.7%
NOI Debt Yield	7.9%	7.8%	7.7%	7.6%
NCF DSCR	1.48x	1.45x	1.44x	1.40x

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent and Occupancy is based on occupied units as of the underwritten rent roll dated September 30, 2018.

(3)	Vacancy & Credit Loss is underwritten to the current, economic vacancy of 6.9%.

(4)	Net Commercial Income is comprised of rental income for the commercial tenants and parking income at the 184 Noll Street Property and the 286 Stanhope Street Property. The 286 Stanhope Street Property contains 6,750 SF of commercial retail space (that is currently 100.0% occupied by three tenants which collectively contribute $186,311 of rent) and 12 parking spaces (annual underwritten rent of $32,100). The 184 Noll Street Property contains 4,400 SF of office space (that is currently 100.0% occupied by four tenants which collectively contribute $129,864 of rent) and 16 parking spaces (annual underwritten rent of $33,480). There are no commercial tenants or parking spaces at the 324 Melrose Street Property.

(5)	The Cayuga Capital Bushwick Portfolio Properties are subject to a 15-year tax abatement via a 421(a) tax abatement program (for the residential units across the Cayuga Capital Bushwick Portfolio Properties) and a 25-year tax abatement via the ICAP tax abatement program (for the commercial space located at the 286 Stanhope Street Property). Real estate taxes at the Cayuga Capital Bushwick Portfolio Properties were underwritten to the current abated total real estate tax expense of $32,772 per annum for the three properties. See “—The Mortgaged Properties” above for specific information related to the tax abatements.

(6)	Represents an amount equal to $1.00 per SF for the 11,150 SF of commercial space located at the 184 Noll Street Property and 286 Stanhope Street Property.

■	Appraisal. According to the appraisal, the Cayuga Capital Bushwick Portfolio Properties had an “as-is” appraised value of $40,800,000 as of August 10, 2018.

Appraisal Approach – Direct Capitalization Approach	Value	Discount Rate	Capitalization Rate
184 Noll Street	$20,000,000	N/A	4.25%
286 Stanhope Street	$16,400,000	N/A	4.00%
324 Melrose Street	$4,400,000	N/A	4.25%

■	Environmental Matters. According to the Phase I environmental reports, dated August 17, 2018, there are no recognized environmental conditions or recommendations for further action at any of the three buildings comprising Cayuga Capital Bushwick Portfolio Properties.

LOAN #10: cayuga capital bushwick portfolio

■	Market Overview and Competition. The Cayuga Capital Bushwick Portfolio Properties are located in Kings County, Brooklyn, NY. According to the appraisal, Brooklyn has the highest population of the five boroughs that make up New York City. Bushwick is primarily a residential neighborhood with a mix of single-family and multifamily housing, as 52% of the land use is comprised of residential use. The Bushwick Initiative, which began in the mid-2000s and is run by the New York Department of Housing Development, began a concentrated effort within the neighborhood to improve housing, provide better sanitation, reduce crime and revitalize commercialization, with a focused effort on Knickerbocker Ave, which was formerly a less safe part of both the neighborhood and the borough. As this effort continues, young professionals seeking affordable living alternatives to Manhattan have started moving into reconstructed areas of Bushwick. Bushwick has many other features, such as the Maria Hernandez Park, Brooklyn Public Library, and Woodhull and Wyckoff Medical Center, which are attractive to renters and homeowners alike. The neighborhood provides transportation via multiple subway lines including the M and L subway lines. The Bushwick area also provides convenient transportation on the Long Island Expressway (I-495) and into Manhattan via the Brooklyn, Manhattan and Williamsburg Bridges. Bushwick borders Williamsburg and also Downtown Brooklyn, which is the third largest Central Business District in New York City. According to the appraisal, the year-end 2017 population within the 11237 zip code of Brooklyn, New York was 54,344, and the average household income, for the same period, was $51,592. Also according to the appraisal, the year-end 2017 population within Kings County, New York was 2,688,928 and the average household income was $73,944. Additionally, according to the appraisal, the Cayuga Capital Bushwick Portfolio Properties are located in the Kings County multifamily submarket which, as of the first quarter of 2018, contains 37,231 units with an 8.4% vacancy rate and an average monthly rent of $2,530. The submarket experienced a positive net absorption of 4,281 units in 2017.

The following table presents certain information relating to the primary competition for the Cayuga Capital Bushwick Portfolio Properties:

Directly Competitive Buildings(1)

	184 Noll Street(2)	286 Stanhope Street(2)	324 Melrose Street(2)	618 Bushwick Avenue	97 Wilson Street	626 Bushwick Avenue	44 Stanhope Street	23 Bleeker Street	146 Meserole Street
Year Built	2009	2009	2010	2015	1931	1869/2017	2016	2013	2015
Number of units	32	23	8	15	6	98	20	20	56
Occupancy	90.6%	95.7%	100.0%	98.0%	98.0%	NAV	98.0%	97.0%	98.0%
Unit size (SF):
- Studio	375	NAP	NAP	450	400	400	NAP	NAP	NAP
- 1-BR	NAP	477	NAP	NAP	NAP	600	500	475	NAP
- 2-BR	527	549	625	NAP	NAP	NAP	NAP	NAP	700
- 3-BR	641	665	722	NAP	NAP	NAP	NAP	NAP	NAP
Rent per month:
- Studio	$2,115	NAP	NAP	$2,150	$2,100	$2,250	NAP	NAP	NAP
- 1-BR	NAP	$2,349	NAP	NAP	NAP	NAP	$2,300	$2,338	NAP
- 2-BR	$2,776	$2,579	$2,629	NAP	NAP	NAP	NAP	NAP	$2,900
- 3-BR	$3,264	$2,885	$3,333	NAP	NAP	NAP	NAP	NAP	NAP

	184 Noll Street(2)	286 Stanhope Street(2)	324 Melrose Street(2)	146 Evergreen Avenue	1563 Dekalb Avenue	311 Troutman Street	123 Boerum Street	34 Belvedere Street	1140 Bushwick Avenue
Year Built	2009	2009	2010	1931 / 2015	1931 / 2011	1961 / 2016	2017	2017	2013
Number of units	32	23	8	21	8	8	23	8	8
Occupancy	90.6%	95.7%	100.0%	100.0%	97.0%	98.0%	95.0%	100.0%	98.0%
Unit size (SF):
- Studio	375	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 1-BR	NAP	477	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 2-BR	527	549	625	500	700	NAP	NAP	NAP	NAP
- 3-BR	641	665	722	595	NAP	700	735	636	750
Rent per month:
- Studio	$2,115	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 1-BR	NAP	$2,349	NAP	NAP	NAP	NAP	NAP	NAP	NAP
- 2-BR	$2,776	$2,579	$2,629	$2,500	$2,500	NAP	NAP	NAP	NAP
- 3-BR	$3,264	$2,885	$3,333	$2,925	NAP	$2,996	$3,300	$3,550	$3,100

(1)	Source: Appraisal.

(2)	The rent per month for the Cayuga Capital Bushwick Portfolio Properties is based off of the underwritten rent roll dated September 30, 2018.

■	The Borrowers. The borrowers are 324 Melrose Owner LLC, 184 Noll Owner LLC and 286 Stanhope Owner LLC. The sponsors for the loan are Marshall Kesten, Jacob L. Sacks and James P. Wiseman. Marshall Kesten is the owner of PMG Automotive Warehouse and has worked in the Brooklyn automotive industry for over 30 years. Jacob L. Sacks and co-founder James P. Wiseman started Cayuga Capital Management (“CCM”) with the purchase of their first, Brooklyn, multifamily rental building in 2004. They began full-time operations in 2007 and have grown into a firm with over $800 million of real estate in Brooklyn and Queens. Together, the principals have over 32 years of experience in private equity law, investment banking, hedge fund administration and private equity investment into

LOAN #10: cayuga capital bushwick portfolio

real estate. CCM currently owns approximately 450 apartment units and almost 450,000 SF of commercial space within Brooklyn. The sponsors have significant experience within the Bushwick area of Brooklyn, having been one of the first developers to capitalize upon conversion opportunities that became available due to the large stock of former industrial buildings.

■	Escrows. On the origination date of the Cayuga Capital Bushwick Portfolio Loan, the borrowers funded reserves of (i) $8,587 for real estate taxes, (ii) $18,837 for insurance and (iii) $14,625 for deferred maintenance.

On each monthly due date, the borrowers will be required to fund the following reserves (i) one-twelfth of the taxes that the lender estimates will be payable over the next-ensuing 12-month period, (initially estimated to be $2,862 per month), (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums for the renewal of coverage, provided that insurance is not covered under an acceptable blanket policy (initially estimated to be $3,767 per month) and (iii) $1,619 for replacement reserves.

■	Lockbox and Cash Management. The Cayuga Capital Bushwick Portfolio Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cayuga Capital Bushwick Portfolio Trigger Period (as defined below), the borrowers will be required to establish a lockbox account into which all revenue from the Cayuga Capital Bushwick Portfolio Properties is required to be deposited. All amounts in the lockbox account are required to be swept into a lender-controlled cash management account on each business day during the continuance of a Cayuga Capital Bushwick Portfolio Trigger Period, provided that if no Cayuga Capital Bushwick Portfolio Trigger Period is continuing, such amounts will be transferred to the borrowers’ account. To the extent a Cayuga Capital Bushwick Portfolio Trigger Period has occurred and is continuing, amounts in the cash management account are applied to payment of debt service, payment of operating expenses, and funding of required reserves, with the remainder being deposited into an excess cash flow reserve as set forth in the Cayuga Capital Bushwick Portfolio Loan documents. To the extent no Cayuga Capital Bushwick Portfolio Trigger Period is continuing, funds in the excess cash flow reserve are required to be swept to the borrowers. Upon the occurrence and during the continuance of an event of default under the Cayuga Capital Bushwick Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the Cayuga Capital Bushwick Portfolio Loan (and/or toward the payment of expenses of the Cayuga Capital Bushwick Portfolio Properties), in such order of priority as the lender may determine.

A “Cayuga Capital Bushwick Portfolio Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default and (ii) the debt yield being less than 6.25%, and (B) expiring upon, (y) with respect to a Cayuga Capital Bushwick Portfolio Trigger Period which commenced in connection with clause (i), above, the cure (if applicable) of such event of default, and (z) with respect to a Cayuga Capital Bushwick Portfolio Trigger Period which commenced in connection with clause (ii) above, the debt yield being equal to or greater than 6.5% for two consecutive calendar quarters.

■	Property Management. The Cayuga Capital Bushwick Portfolio Properties are currently managed by CCM Property Management LLC, a borrower affiliate. Under the Cayuga Capital Bushwick Portfolio Loan documents, the lender has the right to terminate or direct the borrowers to terminate the property management agreement and replace the property manager if (i) the property manager becomes insolvent or a debtor in an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or any voluntary bankruptcy or insolvency proceeding; (ii) a Cayuga Capital Bushwick Portfolio Trigger Period has occurred and is continuing; (iii) the debt service coverage ratio is less than 1.10x; (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (v) a material default by the property manager under the property management agreement has occurred and is continuing beyond all applicable notice and cure periods. Subject to the satisfaction of certain conditions in the Cayuga Capital Bushwick Portfolio Loan documents, the borrowers have the right to replace the property manager with a successor property manager pursuant to a new management agreement, each approved in writing by the lender in the lender’s reasonable discretion and by the applicable rating agencies.

■	Current Mezzanine or Secured Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

LOAN #10: cayuga capital bushwick portfolio

■	Terrorism Insurance. The borrowers are required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Cayuga Capital Bushwick Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income of the Cayuga Capital Bushwick Portfolio Properties for 12 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is acceptable to the lender and is no greater than $25,000. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.